Table of Contents

OFFERING CIRCULAR

IROQUOIS VALLEY FARMLAND REIT, PBC

An offering of up to $68,656,380 in Common Stock

	Per Share	Total Maximum
Public Offering Price (1)	$110	$68,656,380	(2)
Underwriting Discounts and Commissions (3)	$–	$–
Proceeds to Us from this Offering to the Public (Before Expenses)	$110	$68,656,380

(1)	The price per share of common stock shown was determined by our board of directors and will apply until an alternate price is approved by the board of directors based on, among other factors, the appraised value of our owned farmland. We expect to update our share price at least twice per year, typically in the fall and the spring. This is a “best efforts” offering.

(2)	On May 3, 2019, our initial Regulation A, Tier 2 offering of shares of common stock (the “Initial Offering”) was qualified by the SEC. Pursuant to the Initial Offering, we offered up to $50,000,000 in shares of our common stock, including eventually shares sold pursuant to our dividend reinvestment plan. The Initial Offering terminated on May 2, 2022. Pursuant to this follow-on offering (the “Follow-on Offering” and, together with the Initial Offering, the “Offering”), we are offering up to $68,656,380 in shares of our common stock, which represents the value of the shares available to be offered as of the date of this offering circular out of the rolling 12-month maximum offering amount of $75,000,000 in shares of our common stock.

(3)	There are no underwriting fees associated with this offering. The Company has and will continue to sell its common stock directly, on a “best-efforts” basis. Our officers will not receive any commission or any other remuneration for these sales however we have engaged a placement agent to support sales efforts directed at institutional and other large investors and may engage similar commission-based sales support in the future. See the section of this Offering Circular titled “Plan of Distribution.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is no public market for our securities. Investment in our shares is subject to substantial risks. See “Risk Factors,” beginning on page 18.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering circular. Any representation to the contrary is a criminal offense.

This offering circular follows the Form-S11 disclosure format.

The date of this offering circular is May 28, 2024.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

The mailing address of our principal executive offices is:

Iroquois Valley Farmland REIT, PBC

1720 W Division St

Chicago, IL 60622

Our telephone number is (847) 859-6645 and our website is www.iroquoisvalley.com.

The mailing address and telephone number of our agent for service of process is:

Registered Agent Solutions, Inc.

838 Walker Road Suite 21-2

Dover, Delaware 19904

888-716-7274

Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (“Iroquois Valley REIT”), is one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

We are offering up to $68,656,380 in our common shares to the public at an initial price of $110 per share. The minimum investment in shares of our common stock for initial purchases is 91 shares, or $10,010, based on the current price per share.

Our board of directors previously authorized the sale of $50,000,000 in shares of our common stock for issuance under our “Initial Offering,” first qualified by the SEC on May 3, 2019 and terminated May 2, 2022. Shortly thereafter, our board of directors authorized this “Follow-on Offering” of up to an additional $62,793,826 in shares of our common stock initially qualified on May 31, 2022. Together, we refer to the Initial Offering and this Follow-on Offering as the “Offering.” In total, from May 3, 2019 - May 1, 2024, we have raised total aggregate gross offering proceeds of approximately $45,055,971 and have issued approximately 556,679 shares of our common stock through the Offering. From May 31, 2023, the most recent qualification date of this Follow-On Offering, through May 1, 2024, we have raised total aggregate gross offering proceeds of approximately $6,343,620 and have issued 61,407 shares of our common stock. Pursuant to this post-qualification amendment, we are adjusting the total offering amount to $68,656,380, which represents the value of the shares available to be offered as of the date of this offering circular out of the rolling 12-month maximum offering amount of $75,000,000 permitted by the SEC under Regulation A.

We expect to offer common stock in this offering until the earlier of May 31, 2025, which is 3 years from the initial qualification date of this Follow-On Offering, or the date on which we raise the maximum amount being offered, unless terminated by our board of directors at an earlier time. In no event will we extend this offering beyond 180 days after the third anniversary of the initial qualification date. This is a “best efforts” offering, which means that we will use our best efforts to sell shares of common stock, but there is no obligation to purchase or sell any specific amount of shares. Our shares of common stock are not being underwritten by an underwriter.

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As of the date of this offering circular, the offering price per share of our common stock is $110/share. This price was determined by our board of directors and will apply until an alternate price is approved by the board of directors based on, among other factors, the appraised value of our owned farmland. We expect to update our share price at least twice per year, typically in the fall and the spring. Investors in this Offering will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.iroquoisvalley.com, will identify the current offering price per share, as will any supplements to this offering circular filed with the SEC. The price per share pursuant to our dividend reinvestment plan (the “DRIP”) will equal our most recently announced offering price per share. Please refer to “Policies with Regards to Certain Activities—Dividend Reinvestment Program” hereunder, and the copy of the DRIP filed with the SEC as an exhibit to our offering statement, for more details.

There is no public trading market in which our common stock can be sold. Shares of our common stock are not traded on any national securities exchange. This means that it may be difficult to sell your shares. While we will look to develop secondary and internal market options, you cannot be guaranteed the ability to sell or trade our common stock. Transfers of our common stock will be subject to the transfer restrictions in our Certificate of Incorporation and Bylaws and may only be made in full compliance with applicable federal and state securities laws. We have, however, adopted and have subsequently amended a stock redemption program (the “Stock Redemption Program”) designed to provide our stockholders with limited liquidity approximately four times a year, but eligibility for this program is subject to a 5-year holding period, with caps on the number of shares that can be redeemed each period, and other restrictions. Any repurchases of shares made pursuant to our Stock Redemption Program will be made at the most recently announced offering price per share. Please refer to “Policies with Regards to Certain Activities—Stock Redemption Program” section hereunder, and the copy of the Stock Redemption Program filed with the SEC as an exhibit to our offering statement, for more details.

We conduct our business and own our farmland investments through our “operating company,” Iroquois Valley Farms LLC, an Illinois limited liability company (“Iroquois Valley LLC”), which was formed on June 5, 2007. Iroquois Valley REIT owns 99% and is the sole manager of Iroquois Valley LLC. Iroquois Valley Farmland TRS, Inc. (“Iroquois Valley TRS” or our “TRS”), a taxable REIT subsidiary of Iroquois Valley REIT, owns the remaining 1% of Iroquois Valley LLC.

References to “Iroquois Valley,” “we,” “our,” “us” or “Company” refer to the entire Iroquois Valley corporate family, namely Iroquois Valley REIT together with its consolidated subsidiaries, including our operating company, Iroquois Valley LLC (as well as any subsidiaries thereof) and Iroquois Valley TRS.

While the nature of our business to be conducted or promoted by us must always be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as a public benefit corporation, Iroquois Valley REIT and its board of directors will consider our public benefit objectives in addition to the financial interests of shareholders when making decisions. We manage our business in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration, and water quality improvement through the establishment of secure and sustainable farmland access tenures.

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Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors. No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this offering. In addition, we have engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. Mr. Tobin shall receive commissions of 0.25% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at our discretion. Once earned, to the extent we pay such commissions in cash, they would reduce proceeds to us from this offering. We also pay Mr. Tobin a monthly retainer fee for his services, which we treat as an expense. We do reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will further reduce our proceeds from this offering by the amount of the total of such fees and commissions.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Potential investors are urged to consult their tax advisors regarding the tax consequences to them, in light of their particular circumstances, of acquiring, holding, and disposing of our common stock. See “Risk Factors” for risks to consider before buying shares of our common stock, including the following:

•	Our prior performance, as well as that of our affiliated entities, may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	Iroquois Valley REIT is a public benefit corporation, and as such may make decisions or pursue strategies that do not maximize financial gain, and consequently, could reduce the value of shares of our common stock offered hereby or the amount of distributions we make to holders of our shares.

•	You will not be able to evaluate a significant number of our farmland investments prior to purchasing shares of our common stock. We have not yet identified a significant number of investments to acquire with the net proceeds of this Offering. Our investment committee, which reports to our board of directors, analyzes investments. Please refer to the section titled “Policies with Regards to Certain Activities—Investment Committee” for a more detailed description of the investment committee.

•	This offering is being made pursuant to rules and regulations under Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are still relatively untested and subject to change.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments, and the value of your shares may vary more widely with the performance of specific assets.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

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•	Our shares are illiquid. Our Stock Redemption Program requires a minimum 5-year holding period for eligibility. There is no public market for our shares, nor a specific deadline by which one will be created, if ever. There is no requirement that our operating company liquidate our portfolio by a specific date, and in fact it is generally our intent to work with our farmers to hold and steward land for organic farming on a long-term basis. Until shares of our common stock are listed, if ever, you may not be able to sell any shares of our common stock purchased hereunder. If you are able to sell your shares of our common stock, you may have to sell them at a substantial loss.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of the shares of our common stock could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the operations will yield on our farmland investments or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. Global pandemics, such as the COVID-19 pandemic, may affect our farmers directly, and/or impact their supply chains, access to markets, or availability of labor. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•	Our farmland investments are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

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ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell shares of our common stock securities offered hereunder. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an offering circular supplement that may add, update, or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

This post-qualification offering circular amends and restates the offering circular of Iroquois Valley REIT as qualified on May 31, 2023, as amended and as may be further amended and supplemented from time to time in order to add, update, and/or replace information contained in the offering circular and to include the audited consolidated financial statements of Iroquois Valley REIT, which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2023 and 2022, and the related notes to the consolidated financial statements.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. Also, a copy of our offering circular and all supplements will be posted on our website, www.iroquoisvalley.com. The contents of our website (other than the offering circular and supplements thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state “Blue Sky” law review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.

“Qualified purchasers” include:

1.	“accredited investors” under Rule 501(a) of Regulation D, which for natural persons means, among other things, an individual whose:

a.	Net worth, or joint net worth with their spouse, exceeds $1,000,000 at the time of the purchase, excluding the value of their primary residence ; OR

b.	Earned income exceeded $200,000 in each of the 2 most recent years, or joint income with their spouse exceeded $300,000 for those years, and in either case with a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

2.	all other investors besides “accredited investors,” so long as their investment in our common shares does not represent more than:

a.	10% of the greater of their annual income or net worth (for natural persons); OR

b.	10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Foreign (non-U.S.) investors may participate in this offering only in accordance with applicable investment standards of the foreign investor’s residence and SEC Regulation S. However, such foreign purchasers may not be permitted to re-sell common stock purchased in this offering to a U.S. person or for the account or benefit of a U.S. person for a period of 6 months from the date of purchase from us, except to qualified institutional buyers, as defined in SEC Rule 144A, or accredited investors that are institutions, as defined in SEC Rule 501(a).

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OFFERING SUMMARY

This offering summary highlights key information regarding Iroquois Valley and this Offering of our common stock. This summary is intended solely for reference and does not contain all of the information necessary to fully evaluate this Offering. Before deciding to invest in Iroquois Valley through this Offering, you should read this complete offering circular carefully, including the “Risk Factors” section, and consult your own advisors.

IROQUOIS VALLEY

Iroquois Valley is an organic farmland finance company. We select, value, and manage farmland investments across the Unites States. Farmland investments include the acquisition of farmland, mortgage financings secured by farmland, and extending operating lines of credit to farmers, all centered around organic farming. We are one of the first private companies in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

OUR VISION

An agricultural system transformed through land stewardship, rooted in organic farmland, for the health of people, communities, and our planet.

See “Our Business and Properties—Section 6: Impact” for more about how we further this vision through our work.

OUR PORTFOLIO OBJECTIVES

Our objectives when acquiring farmland investments are to:

•	Offer investors a diversified farmland portfolio in terms of geography, production mix, and asset class;
•	Balance new and existing relationships with farmers;
•	Grow the fair market value of our shares;
•	Provide investors liquidity through our Stock Redemption Program while maintaining ownership of the underlying farmland assets in perpetuity;
•	Pay annual dividends; and
•	Preserve, protect, and return your capital contribution.

See “Our Business and Properties—Section 4: Our Portfolio.”

We seek to achieve these objectives steadily over time; however, there is no assurance that we will meet our social and environmental or portfolio objectives. See “Risk Factors.”

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OUR STRATEGY

We aim to provide investors access to a diversified portfolio of certified organic farmland in line with our portfolio objectives and public benefit commitment. We expect to use substantially all the net proceeds of this Offering to invest in farmland investments throughout the United States. Farmland investments may include direct acquisitions of farmland, offering intermediate farm mortgage loans to farmers, or financing organic farm stability and expansion through operating lines of credit. We may invest in farmland investments through one or more joint ventures or subsidiaries. See “Estimated Use of Proceeds.”

In selecting farmland investments, we prioritize those which will provide financial returns and further our social and environmental objectives. For real estate investments, we hope to acquire and manage farmland properties that generate both fixed and variable leasing revenue from tenants. For debt investments (i.e., mortgages and operating lines of credit), we directly structure, underwrite, and originate these products, allowing us to approach our underwriting in partnership with the farmer. Our focus with these debt instruments is to lend to farmers with a low risk of default based on due diligence supervised by our investment committee and board of directors. In structuring our loan transactions, we aim to receive an acceptable risk-adjusted return and to provide the farmer with a realistic and manageable payment schedule. In addition to more quantitative underwriting criteria, we also use certain qualitative criteria in our underwriting practices in order to approach our portfolio building in a more mindful way, consistent with our public benefit goals.

We also seek to acquire farmland investments that reflect the diversity of activities occurring on certified organic farmland throughout the United States. We seek to invest across a variety of geographic locations with operators that vary in terms of size, generational history, crop and production mixes, business plans, and supply chain practices.

MARKET OPPORTUNITIES

Our income stream from farmland investments depends in large part on organic farmers’ revenue and profitability. Demand for organic food continues to grow, largely driven by consumers’ concern for the quality, source, and nutrition of the food they eat and feed their families. Organic farmers earn a price premium for their crops at market. Studies show that, as a result, over time organic farms can be more profitable than conventional farms of a similar size, scope, and crop variety. The growing demand for organic food, coupled with the price premium for certified organic products, is fundamental to our business model. Ultimately, we believe that in this market, our farmland investments will allow us to create income for periodic dividend payments to our stockholders, in addition to social and environmental impact.

OUR COMMITMENT TO IMPACT

As a Delaware public benefit corporation, Iroquois Valley REIT and its board of directors will consider our public benefit objective in addition to the financial interests of shareholders when making decisions. In doing so, we intend to operate in a responsible and sustainable manner. Pursuant to our Certificate of Incorporation, our public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures.

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We have taken a number of steps to further and affirm our commitment to social and environmental impact. We first applied for and received B Corp certification in 2012 and have undergone regular assessments of our impact efforts and re-certification as a B Corp.

B Corp certification is managed by B Lab, a non-profit that measures companies against rigorous impact metrics in five categories: governance, workers, environment, community, and customers. The B Impact Assessment is updated every year to reflect feedback and best practices. In 2022, Iroquois Valley completed its third recertification.

In 2019, Iroquois Valley became one of the first companies to undergo an Impact Management Assessment by Aeris Insight, which verified that our programs and policies are consistent with our impact strategy. Additionally, Iroquois Valley has been selected to the ImpactAssets IA50 from 2012-2024. Our tenure on this list led to special recognition as an Emeritus Manager in 2024. The IA50 is a listing of experienced private debt and equity impact investment managers that is updated annually by ImpactAssets, a non-profit organization that promotes a capital ecosystem for optimal social, environmental, and financial impact.

OUR STRUCTURE

This is an offering of the common stock of Iroquois Valley REIT. We make our farmland investments through our operating subsidiary, Iroquois Valley LLC. Iroquois Valley REIT is the manager of and owns (directly and indirectly) 100% of Iroquois Valley LLC.

See “Our Business and Properties—Section 1: Corporate Structure” and “Summary of Iroquois Valley LLC’s Operating Agreement” for more information about our corporate structure.

DIRECTORS AND OFFICERS

Iroquois Valley REIT is led by a board of directors elected by our shareholders. The board has full authority to manage the business and affairs of the Company. Several of our directors, including our Chairperson, are either active farmers or involved with farming and gardening operations. In 2023, the Company adopted a policy that the percentage of portfolio farmers represented on the Board shall not exceed 33% of the total number of Directors on the Board at the time of appointment. Our board has created and delegated certain authority to certain committees, including an investment committee in order to assist with the identification and due diligence on new acquisitions. See “Policies with Regards to Certain Activities—Committees of the Board of Directors.”

The board of directors appoints corporate officers to both Iroquois Valley REIT and Iroquois Valley LLC. We compensate our officers and other employees, typically through salaries and performance-based bonuses. Non-employee directors are compensated in accordance with our Non-Employee Director Compensation Policy.

For additional detail, including biographies of directors and officers, see “Directors and Officers” and “Management Compensation.”

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TABLE SUMMARY OF KEY INFORMATION ABOUT THIS OFFERING OF COMMON STOCK

The table below provides a summary of key additional features of this Offering of common stock. The table below is intended to serve as a convenient reference for potential investors and is qualified in its entirety by reference to the offering circular.

The Offering

We are offering up to $68,656,380 in shares of common stock of Iroquois Valley REIT at $110 per share. The minimum investment in shares of our common stock for initial purchases is 91 shares, or $10,010 based on the current price per share. We are making this Offering available to U.S. investors subject to SEC Regulation A and to non-U.S. investors subject to SEC Regulation S and local securities laws. For additional detail on eligibility for participation in this Offering and related matters, see “Plan of Distribution.”

This Offering commenced on May 3, 2019. From May 3, 2019 through May 1, 2024, we have raised total aggregate gross offering proceeds of approximately $45,055,971 and have issued approximately 556,679 shares of our common stock. From May 31, 2023, the most recent qualification date of this Follow-On Offering, through May 1, 2024, we have raised total aggregate gross offering proceeds of approximately $6,343,620 and have issued 61,407 shares of our common stock.

We expect to offer common stock through this Offering until the earlier of May 31, 2025, which is 3 years from the initial qualification date of this Follow-On Offering, or the date on which we raise the maximum amount being offered, unless our board terminates the Offering at an earlier time. In no event will we extend this Follow-On Offering beyond 180 days after the 3rd anniversary of the initial qualification date of this Follow-On Offering. We reserve the right to terminate this Offering for any reason at any time.

Voting Rights

Each common stockholder is entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. See the sections of this offering circular titled “Description of Common Stock” and “Certain Provisions of Delaware Law and our Charter Documents.”

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Summary of Risk Factors	Investing in shares of our common stock is subject to many risks. These risks include, without limitation:

•	risks related to our business model and the farms in which we invest;
•	risks related to compliance with securities laws and other laws and regulations;
•	risks related to real estate and real estate-related assets;
•	risks related to our use of leverage; and
•	risks related to our REIT status and other tax risks.

You should carefully review the “Risk Factors” section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in us.
Conflicts of Interest

We are subject to various conflicts of interest arising out of our activities with respect to certain relationships between the Company, our directors and officers, stockholders, and farm operators. See “Conflicts of Interest.”

Distributions

We have operated, and intend to continue to operate, in a manner that allows us to qualify Iroquois Valley REIT as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Among other requirements, REITs are generally required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

We expect that our board will consider and, where appropriate, declare and pay distributions annually, typically in December of each year. In some cases, we may declare and pay a spillover dividend in late spring/summer of each year, consistent with our requirements as a REIT. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and the REIT distribution requirements. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

Our goal is to provide a reasonably predictable and stable level of current income, through annual distributions, while at the same time maintaining a fair level of consistency in our net asset value. Any distributions that we make will directly impact our net asset value by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in your shares’ value (either positive or negative) will produce your total return. See “Description of Common Stock.”

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Stock Redemption Program

Our Stock Redemption Program is intended to provide some limited liquidity for our stockholders. Subject to certain conditions, shares become eligible for redemption following a minimum 5-year holding period. A copy of our Stock Redemption Program is attached as an exhibit to our offering statement filed with the SEC. See also “Policies with Regards to Certain Activities—Stock Redemption Program.”

How to Subscribe

After reviewing and considering this offering circular and all exhibits, you may request to purchase stock electronically through iroquoisvalley.com, or by submitting the subscription agreement attached as an exhibit to this offering circular. See “How to Subscribe.”

Additional Information

Our office is located at 1720 W Division Street, Chicago, IL 60622. Our telephone number is (847) 859-6645. Information regarding the Company is also available on our website at www.iroquoisvalley.com.

If you have questions about making an investment in Iroquois Valley REIT, you may reach the investor relations team at (847) 859-6645 ext. 1 or invest@iroquoisvalleyfarms.com.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers highlight material information regarding us and this offering. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase any shares of our common stock.

Q: What is Iroquois Valley?

A: We are one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland. Iroquois Valley is a certified B Corp and our REIT is incorporated as a Delaware Public Benefit Corporation (“PBC”). As a PBC, we conduct business that balances the interests of the shareholders with our public benefits. Our publicly stated goal is to create public benefit by enabling healthy food production, restoring soil, and improving water quality through the establishment of secure and sustainable farmland tenures.

Q: What is Iroquois Valley’s legal structure?

A: We conduct our business and own our farmland investments through our operating company,” Iroquois Valley LLC, which was formed on June 5, 2007. Effective as of December 31, 2016, to simplify tax reporting and provide opportunities to efficiently raise growth capital, the members and managers of our operating company approved and implemented a conversion: from a limited liability company owned by multiple equity owners to a three-entity operating structure.

In connection with this conversion, the members of Iroquois Valley LLC contributed 99% of their membership interests to Iroquois Valley REIT and 1% of their membership interests to Iroquois Valley TRS, and as a result of the transaction Iroquois Valley REIT owns (i) 100% of Iroquois Valley TRS and (ii) 99% of Iroquois Valley LLC (with Iroquois Valley TRS owning the remaining 1% of Iroquois Valley LLC). We are offering shares of common stock of Iroquois Valley REIT in this offering.

Iroquois Valley LLC remains our operating company, holding and managing the overwhelming majority of our properties, and employing our staff and management. Iroquois Valley REIT is the sole manager of Iroquois Valley LLC. We have formed (and may again in the future form) subsidiaries to acquire certain properties. Examples of reasons to do so include to secure certain financing, to engage a joint venture partner (or partners), or for general liability protection.

Q: What is a real estate investment trust, or REIT?

A: In general, a REIT is an entity that:

•	Combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;
•	Is able to qualify as a "real estate investment trust” under the Code for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the "double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and
•	Generally, pays distributions to investors of at least 90% of its annual ordinary taxable income.

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In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Q: Who chooses which investments we make?

A: Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance, and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating, and monitoring our investment opportunities, and making decisions related to the acquisition, management, financing, and disposition of our assets, in accordance with our investment objectives, guidelines, policies, and limitations. Our board receives regular updates on potential investments, periodic introductions to Iroquois Valley farmers, and regular reports on compliance with the board’s guidance.

Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. The charter was most recently amended in December 2022. In addition, subject to certain limitations and restrictions established and overseen by our board of directors, our management team has limited discretionary authority to make certain investments. See "Policies with Regards to Certain Activities.”

Q: What kind of offering is this?

A: This Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering. Further, the acceptance of subscriptions may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

Q: How does a “best efforts” offering work?

A: When our common shares are offered to the public on “a best efforts” basis, we are only required to use our best efforts to sell our common shares. No party, such as an underwriter, has a firm commitment or obligation to purchase any of our common shares.

This means that although we intend to sell up to the maximum number of shares authorized for sale by our board, we may only be able to sell a lesser amount. In turn, if we raise substantially less than the maximum offering amount, it may raise material risks to our success (and your investment). For example, we may not be able to acquire as diverse of a portfolio of investments, and the value of shares may vary more widely with the performance of specific assets.

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Q: What is the purchase price for your common shares?

A: Our current offering price is set at $110 per share. This price was determined by our board of directors and will apply until an alternate price is approved by the board of directors based on, among other factors, the appraised value of our owned farmland. We expect to update our share price at least twice per year, typically in the fall and the spring. Investors in this Offering will pay the most recently publicly announced offering price as of the date of their subscription.

Q: Is there any minimum investment required?

A: Yes, the minimum investment is $10,010 (91 shares).

Q: Who can buy shares?

A: Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

i)	“accredited investors” under Rule 501(a) of Regulation D; and
ii)	all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Generally, yes. We currently accept investments through IRAs maintained with certain custodians. You are urged to consider the tax implications of such an investment and to discuss the tax implications with your professional advisors before investing.

Q: How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on online investment platforms?

A: There are a few differences. We are one of the few non-exchange traded REITs offered directly to accredited and non-accredited investors primarily over the internet, at a relatively low investment minimum. Although we do and may continue from time to time to hire brokers or others placement agents to help find larger investors in exchange for a commission, most of our investors come to us directly, which means we’re not paying those platforms fees to generate investments and hopefully more money can go towards our farmland. We’re also strategic in our marketing and outreach, so a very large number of our shareholders identify with or are aligned with our impact and vision, in addition to our merits as a real estate investment company.

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Q: How is an investment in shares of Iroquois Valley REIT’s common stock different from investing in shares of a listed REIT?

A: Shares of a “listed REIT” are listed on a public trading market. Therefore, the fundamental difference between our common shares and those of a listed REIT is the daily liquidity available with a listed REIT. For investors with a short-term investment horizon or other reasons to desire a more liquid investment, a listed REIT may be a better alternative than investing in our shares. While we believe our shares are an alternative way for investors to deploy capital into a diversified pool of real estate assets with a lower correlation to the general stock market than listed REITs, and although we may eventually seek to list our shares on an exchange sometime in the future, currently and for the foreseeable future an investment in this Offering is highly illiquid.

Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we are subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what typically would be required for a listed REIT.

Q: Will I have the opportunity to redeem my common shares?

A: Yes. Our Stock Redemption Program provides some limited liquidity for stockholders.

Stock redemption under this program is subject to certain restrictions and limitations, including a 5-year hold period before shares are eligible for redemption. Please refer the copy of our Stock Redemption Program filed as an exhibit to our offering statement filed with the SEC and "Policies with Regards to Certain Activities—Stock Redemption Program.”

Q: Who pays your organization and offering costs?

A: Organization and offering costs may be paid from a variety of sources, including but not limited to cash flow from operations, proceeds of this Offering and/or securities offerings by our subsidiaries, interest or dividend income received from our investments, financing, or lines of credit from institutional lenders, the sale of farmland investments, or loan proceeds. Generally, we have few or no limitations on the amounts we may pay from such sources.

Q: Will I be charged upfront selling commissions?

A: Generally, no. Most investors (and all of our investors to date) do not pay upfront selling commissions as part of the price per share purchased in this Offering. Our executive officers will use their commercially reasonable best efforts in an attempt to offer and sell the shares, and do not receive any commission or any other remuneration for these sales. Additionally, there is no dealer-manager fee in connection with the offering and sale of our common shares through our website.

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However, we have recently engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. As we seek to scale our impact, we believe we can present a strong investment case to mission aligned foundations, family offices, and other institutional investors, and are working with Mr. Tobin to identify and pursue these opportunities. Mr. Tobin shall receive commissions of 0.25% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at the Company’s discretion. No such sales have yet to occur. We also pay Mr. Tobin a monthly retainer fee for these services. Although Mr. Tobin will not receive commissions for most investments in Iroquois Valley, in the future he may facilitate such an investment, and the commission to him, if paid in cash, will reduce proceeds from that sale to the Company. See the section of this Offering Circular titled “Plan of Distribution.”

Q: What fees and expenses do you pay to any of your affiliates?

A: No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this Offering. We compensate our executive officers and other employees, typically through salaries and performance-based bonuses. We compensate our non-employee directors in accordance with our Non-Employee Director Compensation Policy. The Company may receive reasonable market-based acquisition or closing fees associated with loan origination. We may use certain offering proceeds to reimburse expenses related to the Offering, including but not limited to legal, accounting, and filing fees. See “Management Compensation.”

Q: Do we intend to use leverage?

A: Yes. We do and will continue to use leverage in making our investments. Our targeted portfolio-wide leverage is between 25-40% of the financial cost basis of our assets. As we continue to grow our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of properties and assets.

Q: How often will I receive distributions?

A: We expect that our board will continue to declare and pay distributions annually in arrears; however, our board may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and our requirements with REIT rules. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

In addition, our board of directors’ discretion as to the payment of distributions is impacted by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, our board will make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. Any distributions that we make will directly impact our net asset value by reducing the amount of our assets.

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Q: What is the source of your distributions?

A: We may pay distributions from a variety of sources, including but not limited to cash flow from operations, proceeds of this Offering and/or securities offerings by our subsidiaries, interest or dividend income from our investments, financing or lines of credit from institutional lenders, the sale of farmland investments, or loan proceeds. Generally, we have few or no limitations on the amounts we may pay from such sources.

Q: Will the distributions I receive be taxable as ordinary income?

A: Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends are generally taxable at long-term capital gains rates for U.S. federal income tax purposes.

However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor prior to making an investment. You also should review the section of this offering circular entitled "U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

Q: May I reinvest my cash distributions in additional shares?

A: Generally, yes, provided that your investment in shares of our common stock is permitted pursuant to the limitations imposed under Regulation A as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws.

Under the terms of our dividend reinvestment plan (“DRIP”), investors may elect to have their cash distributions automatically reinvested into the Company in exchange for additional shares at the then current offering price. Participation in the DRIP does not relieve participants of any taxes that may be payable as a result of distributions, however, even where distributions are paid in the form of shares rather than cash.

Please refer to the copy of our DRIP filed as an exhibit to our offering statement filed with the SEC and see "Policies with Regards to Certain Activities—Dividend Reinvestment Program.”

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Q: Who might be interested in making an investment in your shares?

A: An investment in our shares may be of interest to you if you seek to diversify your personal portfolio with a real estate investment vehicle focused on organic farmland properties and other select real estate-related assets, seek to receive current income, or seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Any investment in Iroquois Valley is subject to substantial risks and should not be taken lightly. No assurance can be given that a shareholder will receive dividends, will be repaid his/her/its investment, or that an investor will not lose the entire investment. You should consult with your tax, financial, and legal advisors before making an investment.

Q: Are there any risks involved in buying your shares?

A: Yes. Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this Offering and an investment in our shares.

Q: What will you do with the proceeds from the Offering?

A: We have used, and intend to continue to use, substantially all of the net proceeds from this Offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of assets primarily consisting of organic farmland properties. However, our management team, led and overseen by our board of directors, will have considerable discretion in using offering proceeds consistent with our business and beneficial impact goals. For example, we may use offering proceeds to reduce outstanding debt, provide cash for working capital purposes, or pay a dividend to stockholders.

We may not be able to promptly invest the net proceeds of this Offering in commercial real estate and other select real estate-related assets such as mortgage loans. For example, our deal flow may affect our ability to deploy available capital quickly as we conduct due diligence and evaluate prospective investments taking into account our business strategy and impact goals. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q: How long will this Offering last?

We expect to offer common stock through this Offering until the earlier of May 31, 2025, which is 3 years from the initial qualification date of this Follow-On Offering, or the date on which we raise the maximum amount being offered, unless our board terminates the Offering at an earlier time. In no event will we extend this Follow-On Offering beyond 180 days after the 3rd anniversary of the initial qualification date of this Follow-On Offering. We reserve the right to terminate this Offering for any reason at any time.

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Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;
•	a semi-annual report;
•	current event reports for specified material events within 4 business days of their occurrence;
•	supplements to the offering circular, if we have material information to disclose to you; and
•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov.

In addition, we maintain an email newsletter (called our “Farm Blast”) in which we highlight various news and projects at Iroquois Valley and our portfolio of farms. All investors are signed up for this newsletter upon investment, or you can sign up on our website at www.iroquoisvalley.com. We also seek to host quarterly updates and webinars for investors, as well as an annual shareholders meeting, so that you will be able to hear from Iroquois Valley staff, board members, farmers, and other partners.

The SEC requires certain material information to be contained in the filings listed above. Typically, the Farm Blast emails will highlight some of that material information, but may also include more information like farmer profiles, impact success stories, team updates, and so on.

Q: When will I get my detailed tax information?

A: Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: How do I buy shares?

A: You may purchase shares of our common stock in this Offering by filling out a subscription agreement like the one attached as an exhibit to this offering circular. This process can be completed electronically through our website, www.iroquoisvalley.com, or submitted by mail as per the instructions on the subscription agreement. As part of the subscription process, you will need to select an investment amount and pay for the shares at the time you subscribe. If you have questions, you may reach an investor relations team member at (847) 859-6645 ext. 1. See “How to Subscribe.”

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Q: Who can help answer my questions about the Offering?

A: If you have more questions about the Offering, or if you would like additional copies of this offering circular, you should contact us by writing, emailing, or telephoning us at:

Iroquois Valley Farmland REIT, PBC

1720 W Division St

Chicago, IL 60622

Offering Contact Information

Investor Relations Department

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

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RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this offering circular before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects, and forward-looking statements. In addition, some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information.”

RISKS RELATED TO OUR BUSINESS AND FARMS

The geographic concentration of our portfolio could cause us to be more susceptible to adverse weather, economic or regulatory changes or developments in the markets in which our farms are located than if we owned a more geographically diverse portfolio, which could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all.

We are susceptible to developments or conditions in these states and/or the specific counties in which our farms are located, including adverse weather conditions (such as drought, windstorms, tornadoes, floods, hail and temperature extremes), transportation conditions (including conditions relating to truck and rail transportation and the navigation of the Mississippi River), crop disease, pests and other adverse growing conditions, health crises and pandemics, and unfavorable or uncertain political, economic, business or regulatory conditions (such as changes in price supports, subsidies and environmental regulations). Any such developments or conditions could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all, which could materially adversely affect our financial condition, results of operations, cash flow, and ability to make distributions to our stockholders.

Our portfolio is concentrated in a limited number of farms, which subjects us to an increased risk of significant loss if any farm declines in value or if we are unable to lease a farm.

Our current portfolio includes 117 individual farmland investments (including farms, mortgages, and lines of credit) relating to farms in 19 states across the U.S. However, in many cases, we have made multiple investments in a single farm or farmer, and nearly half of our farms are located in the state of Illinois. (See “Our Business and Properties—Section 5: Our Portfolio”). One consequence of a limited number of investments and farms is that the aggregate returns we realize may be substantially adversely affected by the unfavorable performance of a small number of farm operations or a significant decline in the value or success of any single property. Lack of diversification will increase the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our farms.

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Our investments in pastured livestock and dairy farms have additional capital risks compared to our commodity and specialty/vegetable row crop farms because if diseased or damaged, it requires multiple years and substantial capital to redevelop the revenue producing assets, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

A number of our farms are focused on pastured livestock for either dairy or meat production. See “Our Business and Properties” for additional details on our current portfolio. And in the future, we expect to add to our investments in farmland used for pastured livestock and, under limited circumstances, dairy production. Such investments would increase our concentration of livestock-based investments. Livestock production involves more risk than annual vegetable and commodity row crops because livestock investment requires more time and a greater capital investment. The livestock herd is susceptible to disease. If a farmer loses part of its herd to flooding, fire, or disease, there would generally be significant time and capital needed to replace the animals and it may take years to resume production.

We currently lease many of our farms to family-owned farms, small, and medium-sized independent farming operations, and younger farmers, which may have limited financial and personnel resources and, therefore, may be less stable than larger companies or agribusinesses, which could impact our ability to generate rental revenue.

We lease many of our farms to family-owned farms and small- and medium-sized farming operations, which will expose us to several unique risks related to these entities. For example, family-owned farms and small- and medium-sized agricultural businesses may be less able than larger farming operations to make lease payments when they experience adverse events. In addition, our target tenants for our organic grain farms may face intense competition, including competition from companies with greater financial resources, which could lead to price pressure on crops that could lower our tenants' income, which in turn could impact our ability to generate rental revenue. Furthermore, the success of family-owned farms and small- and medium-sized farming businesses may also depend on the management talents and efforts of one or a small group of persons. The death, disability, or resignation of one or more of these persons could have a material adverse impact on our farmers and, in turn, on us.

In addition, our tenants and borrowers are frequently younger operators. Young farmers may have less experience overall, particularly regarding the business planning associated with taking on substantial lease and mortgage obligations. At the same time, the young farmers we typically work with are generally more experienced than their age may initially suggest, given what are typically strong family farming backgrounds. These “multi-generational” farmers have often established or expanded their businesses after growing up farming with parents and grandparents. Thus, they likely have multi-generational and community support structures to offer guidance. Nevertheless, it is a fact that these young farmers have less years of experience than an older farmer would generally have.

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Our business is dependent in part upon the profitability of our tenants' and borrowers’ farming operations, and any downturn in the profitability of their farming operations could have a material adverse effect on the amount of rent we can collect and, consequently, our cash flow and ability to make distributions to our stockholders.

We depend on our tenants and borrowers to operate the farms in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent or interest, as well as pay real estate taxes, maintain certain insurance coverage and maintain the farms generally. The ability of our tenants to fulfill their obligations under our leases depends, in part, upon the overall profitability of their farming operations, which could be adversely impacted by, among other things, adverse weather conditions, crop prices, global supply of arable farmland, crop disease, pests, contaminants, and unfavorable or uncertain political, global health, economic, business, or regulatory conditions. We can provide no assurances that, if a tenant defaults on its obligations to us under a lease, we will be able to lease or re-lease that property on economically favorable terms in a timely manner, or at all. In addition, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

Due to the nature of crops as a commodity, there is a risk that crop prices could fall to levels that will not sustain an ongoing operation and may result in default or payment delays. Similarly, farming has historically been a marginally profitable business and, therefore, projected profits or variable rent payments may not materialize. Any downturn in the profitability of the farming operations of our tenants/borrowers, without insurance to make up the difference, or a downturn in the agricultural industry could have a material adverse effect, on our financial condition, results of operations, cash flow, and ability to make distributions to our stockholders. Although we continue to seek means to reasonably diversify our portfolio, concentration in our portfolio may exacerbate any potential impacts.

Global health crises could negatively impact our farmland investments.

Global health crises, similar to the COVID-19 outbreak, could have a materially adverse effect on the financial condition of farms in our portfolio. The outbreak of COVID-19 resulted in governmental authorities implementing numerous measures to try to contain the virus, such as quarantines, shelter in place orders, and shutdowns. The slow pace of vaccination efforts as well as the risk of more variants, among other things, mean that the crisis is still ongoing. Pandemics similar to COVID-19, or a resurgence of COVID-19, may cause market volatility in commodity prices and could result in other market uncertainties. Pandemics affect demand for certain products from the wholesalers, distributors, processors, cooperatives, and producers to whom our farmers sell, and it is likely that the outbreak of a similar pandemic will cause an economic slowdown. Our farmers’ ability to grow their businesses, contract for labor and supplies, sell crops, and access supply chains could be materially affected. Risks related to an epidemic, pandemic, or other health crisis such as COVID-19 could severely disrupt farmer operations and thus lower the lease and mortgage revenue from our farmland investments.

We may be subject to risks associated with our tenants' and borrowers’ financial condition and liquidity position.

A majority of our leases do not require the full payment of rent in cash in advance of the planting season, which subjects us to credit risk exposure to our farm-operator tenants and the risks associated with farming operations, such as weather, commodity price fluctuations and other factors. We will also be exposed to these risks with respect to flexible leases for which a portion of the rent is based on a percentage of a tenant's farming revenues and leases with terms greater than 1 year. We also may not become aware of a tenant's financial distress until the tenant fails to make payments to us when due, which may significantly reduce the amount of time we have to evict the tenant and re-lease the property to a new tenant before the start of the spring planting season, should we choose to do so. These risk scenarios also apply to our borrowers—we may have limited efficient recourse upon borrower default.

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We may be unable to collect balances due on our leases or mortgages from any tenants or borrowers in bankruptcy, which could materially adversely affect our financial condition, results of operations and cash flow.

We are subject to tenant and borrower credit risk. Our tenants, particularly those that may depend on debt and leverage, could be susceptible to bankruptcy if their cash flows are insufficient to satisfy their financial obligations, including meeting their obligations to us under their leases. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding and may reject the lease. If a bankrupt tenant rejects a lease with us, any claim we might have for breach of the lease, excluding a claim against collateral securing the lease, would be treated as a general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of 1 year of lease payments or 15% of the remaining lease payments payable under the lease, but in no case more than 3 years of lease payments. In addition, a tenant may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If such a claim is successful, our rights and remedies as a lender, compared to a landlord, will generally be more limited. In the event of a tenant bankruptcy, we may also be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of our farms, avoid the imposition of liens on our farms or transition our farms to a new tenant. Again, bankruptcy by borrower’s present certain similarities. Although our mortgage loans are typically secured by properties and our lines of credit are typically secured by other Borrower assets, foreclosure may not be an efficient means to re-capture our investment in a bankruptcy context and may not be the recourse selected by our board considering our broader public benefit goals. In sum, our financial condition, results of operations, and ability to make distributions to our stockholders could be materially adversely affected if a tenant or borrower declares bankruptcy.

Our failure to identify and consummate acquisitions that meet our investment criteria would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type, and farmer, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

Our ability to expand through acquisitions is integral to our business strategy and requires that we identify and consummate suitable acquisition or investment opportunities that meet our investment criteria and are compatible with our growth strategy. While we continue to actively seek and evaluate farms for potential purchase as well as potential mortgage and operating line of credit borrowers, there is no guarantee that we will be able to continue to find and acquire such assets at attractive prices (or, in the case of our loan products, borrowers) or that any such acquisitions will not initially result in our portfolio being concentrated in a certain geography or crop type.

Additionally, we compete for the acquisition of farmland and related assets with many other entities engaged in agricultural and real estate investment activities, including individual and family operators of farming businesses, corporate agriculture companies, financial institutions, institutional pension funds, real estate companies, private equity funds and other private real estate investors. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may have a more compatible operating philosophy with our acquisition targets. In addition, the number of entities and the amount of funds competing for suitable investment farms may increase, resulting in increased demand and increased prices paid for these farms. Our failure to identify and consummate acquisitions that meet our investment criteria, including our target allocation ranges for crop type, would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type, and farmer, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

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Some state laws prohibit or restrict the ownership of agricultural land by business entities, which could impede the growth of our portfolio and our ability to diversify geographically.

Certain states in which a substantial amount of farmland is located, including for example Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, Oklahoma, South Dakota, and Wisconsin have laws that prohibit or restrict to varying degrees the ownership of agricultural land by corporations or business entities like us. Additional states may, in the future, pass similar or more restrictive laws, and we may not be legally permitted, or it may become overly burdensome or expensive, to acquire farms in these states, which could impede the growth of our portfolio and our ability to diversify geographically in states that might otherwise offer compelling investment opportunities.

We are subject to state and local land use laws, including with respect to easements, and these issues may impact our ability to implement our business plan.

Pre-existing easements may impact the value of assets we purchase or the ability of our farmers to use that land for organic farming. For certain farmland investments, we have or may pursue the establishment of a conservation easement. If successful, we may be compensated for a portion of the development value that is contributed, but such an easement restricts the usage of the property and may affect its resale value. There is no guarantee that we will be able to resell a property at its new cost basis after a conservation easement is established.

Failure to succeed in new markets could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

Our portfolio is comprised of farms located in 19 different states. We intend to continue our geographic expansion into new markets, including but not limited to the mid-Atlantic states, the northwestern, and the southeastern United States. Any expansion into new geographies creates potential risks. As we move to acquire assets located in new markets, we may face risks associated with a lack of market knowledge or understanding of the local market, including the availability and identity of quality tenant or borrower farmers, forging new business relationships in the area and unfamiliarity with local government requirements and procedures. The management team may not be able to evaluate the farmer or the opportunity due properly or efficiently to geographic nuances in the market or farmland. While diversification itself is a risk mitigator, our management team may have less experience with the regional or local production models.

The nature of our investments also continues to evolve, such that our farmland investments include not only land acquisitions but also now mortgage loan assets and lines of credit to farmers. As our farmland investments as a whole and our menu of investment products expand, it could interfere or alter the direction and management of Iroquois Valley as a whole.

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Our anticipated growth, expansion, and diversification may require additional corporate infrastructure or restructuring.

Although we do not foresee such a need at this time, it is possible that certain structural changes may be necessary in the future to most effectively manage both the legacy buy-and-lease acquisitions and the mortgage and other loan business, or for example, our continued geographic expansion. Our platform for operating our business may not be as scalable as we anticipate or able to support significant growth without substantial new investment in personnel and infrastructure.

There could be significant administrative, legal, and accounting costs incurred by us associated with such restructuring. If we are unable to make significant investments on a timely basis or at reasonable costs, our business and operations could be materially adversely affected.

We may make equity investments in farm businesses, which would require development of new practices and standards, with uncertain financial outcomes.

With our close relationships to farmers in our portfolio, Iroquois Valley is constantly evaluating new financial tools to meet the needs of our farmers while furthering our financial and impact goals. One such tool is to deliver capital to a farm through an equity investment. This would be an investment in farming or farm-related business, not simply the purchase of or financing of real estate. To date, we have made one small equity investment. However, equity investments would require Iroquois Valley resources, cause us to explore the impact such an investment could have on our tax status, regulatory exemptions upon which we rely, our operations and due diligence process, and underwriting standards. This exploration may limit us to only a few significant equity investments. Moreover, limitations on such investments may be appropriate to ensure our compliance with REIT income rules. Equity investments would face numerous risks, including, for example, being junior in interest to any creditors of the farm.

If our farms do not have access to adequate water supplies or proper drainage, it could harm our ability to lease the farms or to farm them on favorable terms or at all, which could have a material adverse impact on the value of our farms and our results of operations and our ability to make distributions to our stockholders.

To farm, there must be suitable access to water as well as proper drainage. Although we believe the farms in our current portfolio have, and we expect to acquire assets with, sufficient water and access to proper drainage, our analysis and surveys of the water availability and our properties may be incorrect, and water availability and rights may be affected by federal, state, and local government regulations, policies, and practices as well as private sector rights, actions, and inactions. If we are unable to obtain or maintain sufficient water supplies for our farms or if they do not have proper drainage, or the costs incurred to obtain or maintain the water supplies cause the farming operation to be less profitable, which would impact the ability of our tenants and borrowers to make timely payments. Moreover, these water problems could negatively impact our ability to lease our farms on favorable terms or at all would be significantly impaired, which could have a material adverse impact on the value of our farms and our results of operations and ability to make distributions to our stockholders.

Additionally, for our current farms in the Midwest, and any farms that we invest in in the future that depend upon rain water rather than local water access, our tenants or borrowers on that property may be susceptible to extended droughts, and any failure on the part of such tenants/borrowers to procure adequate crop insurance, where available, would impact the ability of such tenants to make payments, which would have a material adverse impact on our ability to generate returns on our farms.

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Our farms may be subject to adverse weather conditions, seasonal variability or alternate bearing, crop and livestock disease and other contaminants, which may affect our farmers’ ability to make payments, and thereby have a material adverse effect on our results of operations, financial condition, and our ability to make distributions to stockholders. Crop insurance may be limited, inapplicable, or unavailable to make up any shortfall under these scenarios.

Our farms are vulnerable to adverse weather conditions, including drought, windstorms, tornadoes, floods, and temperature extremes, which are quite common but difficult to predict. Unfavorable growing conditions can reduce both crop size and crop quality. Seasonal factors, including supply and consumer demand, may also affect the crops grown by our tenants. In extreme cases, entire harvests may be lost in some geographic areas.

A significant portion of the U.S. has experienced severe drought conditions over the past few years and this could have negative short-term impacts on U.S. agriculture generally, including less crop production, increased competition for farmland due to distressed sales, and lower farm income. Such conditions could have a materially adverse impact on our farming operations on our farms or longer-term effects on the U.S. agricultural industry generally. In addition, farms located near rivers or other water sources may be more susceptible to floods and drainage problems in periods of sustained rain. Our farms may also be vulnerable to crop disease, pests, and other contaminants. Damages to farmers’ crops from drainage issues, crop disease or pests may vary in severity and effect, depending on the stage of production at the time of the drainage issue, infection or infestation, and, with respect to infestation or infection, the type of treatment applied and climatic conditions. The costs to control infestations vary depending on the severity of the damage and the extent of the plantings affected. These drainage issues or infestations can increase the costs and decrease the revenues of our tenants and borrowers. Farmers may also incur losses from product recalls, fines, or litigation due to other contaminants that may cause food borne illness. It is difficult to predict the occurrence or severity of such product recalls, fines, or litigation as well as their impact upon our tenants.

Under the terms of lease arrangements with our farmers, we seek to require tenants to obtain crop insurance to the extent reasonably commercially available. However, organic production is typically considered a higher risk than conventional crops resulting in higher premiums, reserves, and qualifying periods. In some cases, it may not be economic for a tenant operator or borrower to insure a specialty crop, or insurance may simply be unavailable, which may result in a farm managing an uninsured crop, or that particular farm not being able to produce a crop that would result in the most valuable yield. In addition, we generally do not require mortgage or line of credit borrowers to obtain or maintain crop insurance as an express condition of their applicable loan.

Future climate changes could materially adversely impact the value of our farms, our ability to lease our farms, our results of operations, and our ability to make distributions to our stockholders.

In addition to the general risks that adverse weather conditions pose for our tenants and borrowers, including their ability to make their rental or mortgage payments, the value of our farms and the operations of our tenants and borrowers may be subject to risks associated with long-term effects of climate change. Some climatologists have predicted that the impacts of climate change could include increases in average temperatures, more extreme temperatures, changes in rainfall patterns, severe droughts, and increases in volatile weather over time. Such effects of climate change could make our farms less suitable for farming or other alternative uses, which could materially adversely impact the value of our farms, our ability to lease our farms or otherwise generate revenues from our farms, our results of operations and our ability to make distributions to our stockholders.

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Agricultural technology enhancements, including genetic engineering, could adversely impact our anticipated returns, which in turn could have a materially adverse effect on our results of operations and financial condition.

Future advances in seed technology, genetic engineering, irrigation improvements and other agricultural technology enhancements may lead to higher crop production on existing farmland, which could put downward pressure on the demand for crops. As a result, we could experience a reduction in our anticipated returns, which are, in part, based on certain assumptions regarding increased global demand for crops and declining availability of farmland, which in turn could have a materially adverse effect on our results of operations and financial condition.

The market prices of the crops that our farmers produce have experienced volatility in the past and may experience volatility in the future, which may affect our farmers’ ability to pay rent or mortgage payments and, accordingly, may have a material adverse impact on our financial condition, results of operations and our ability to make distributions to our stockholders.

Prices of crops are volatile and can fluctuate due to conditions that are difficult to predict, including global competition with respect to supply and resources, crop yields, technological developments, severe weather and crop disease in the major crop production regions worldwide, domestic and international demand for a given crop and for U.S. agricultural products generally, and changes in governmental policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs, any of which may result in either increases or decreases in the value of the crops that our tenants produce each year. Competition may also increase from alternative farming ventures, such as controlled-environment farming (cultivation indoors in which conditions are highly regulated) using soil or hydroponic methods (cultivation in water with mineral supplements, without soil). Any of these factors could adversely affect the ability of our borrowers and tenants to meet their obligations to us and our ability to lease or re-lease farms on favorable terms, or at all, which could have a material adverse impact on the value of our farms, our financial condition, results of operations, and our ability to make distributions to our stockholders.

Adverse changes in government policies related to farming, including decreases in farm subsidies, tax incentives or the percentage of ethanol that must be blended into fuel, could reduce prices of crops and the profitability of farming operations, which could materially adversely affect the value of our farms and our results of operations.

There are several state and federal government programs that provide subsidies and tax and other incentives to farm operators. Some of these programs have been in operation since the 1930s and were intended to stabilize the income of farm operators and protect them from agricultural setbacks such as wind damage, floods, drought, and crop disease. In addition, in recent years both the U.S. federal government and certain state governmental agencies have required that transportation fuel sold in the U.S. contain a minimum volume of renewable fuel, including ethanol. These renewable fuel requirements have caused ethanol demand to increase substantially, which in turn has had a positive impact on the price of corn and specialty/vegetable and commodity row crop farmland prices in general. The elimination or reduction of any of these subsidies or other incentives, the widespread use of other forms of renewable fuel or reduction in renewable fuel requirements in the future could reduce the prices of crops and the profitability of farming operations, which could materially adversely impact the value of our farms and our ability to lease them on favorable terms, or at all, which would have a material adverse effect on our results of operations.

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Changes in and regulation of international organic standards may affect the market for crops sold by our farmers.

There is no single international standard for organic farming, and as a result compliance with organic standards is monitored on a country-by-country basis. The U.S. may enter into treaties or other agreements to accept foreign standards, monitored by the USDA. At times, review or enforcement by the USDA may result in international certifications to be permitted, or cancelled, which may result in substantial changes in supply of certain organic crops within the U.S. market. For example, on January 11, 2021, the USDA Agricultural Marketing Service (AMS) National Organic Program (NOP) ended its recognition agreement with India’s Agricultural and Processed Food Products Export Development Authority (APEDA). The recognition agreement, established in 2006, allowed APEDA to accredit certifiers to provide USDA organic certification in India. Organic growers in India are currently subject to certain transition rules, and after July 12, 2022, all organic operations in India must be certified under the USDA organic regulations by a USDA-accredited certifier to export to the U.S. The ability of organic farmers in India to achieve and maintain USDA organic certification under these updated standards will, in turn, impact the volume of exports to the U.S.

U.S. Federal Reserve Bank monetary policy actions could impact our ability to carry out our business plan.

The Federal Reserve has recently increased the Federal Funds rate, and may continue to do so in the coming months. Domestic market interest rates have also risen and may continue to rise across the yield curve. Depending on future inflation rates, the rise of nominal interest rates has already and may continue to produce a rise in real interest rates (nominal rates minus the inflation rate) which is associated with lower asset prices due to higher carrying costs and higher discount rates of future earnings.

Higher interest rates resulting from tightening domestic monetary policy can increase credit costs and decrease credit availability. This could hurt farm operators, with those dependent on higher levels of debt suffering more than those with less-leveraged balance sheets and operations. Higher interest rates could put pressure on asset values (farmland, etc.) due to higher borrowing costs, though ongoing inflation and scarcity due to supply chain disruption could keep upward pressure on other assets such as equipment and input costs (fuel, maintenance, utilities). The impact of a stronger U.S. dollar on our tenants and borrowers would likely be in the form of cheaper competing organic imports, as most domestic organic production is sold and consumed domestically rather than exported.

Together these factors could reduce income for our farmers. If increases in real interest rates or changes in the value of the U.S. dollar are not accompanied by higher levels of farm income and rents, this could lead to declines in agricultural land values and a reduction in our profitability, either of which would have a material adverse effect on our business or results of operations, financial condition, and ability to make distributions to our stockholders. Furthermore, increases in interest rates would also increase our costs of borrowing money, which could negatively affect our financial condition and ability to make access debt for additional investments or distributions to our stockholders.

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The Company maintains cash accounts that are uninsured in case of bank failure.

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) only up to certain limits. The Company regularly has balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender in exchange for discounts on borrowing rates, but this lender is not a federally insured institution. As of December 31, 2023, the Company had $324,734 of uninsured cash.

While management believes that these financial institutions are of high credit quality, we continually monitor their credit worthiness. Instability and failure of sizeable banks in recent years, including Silicon Valley Bank, First Republic Bank, and Signature Bank, have underscored the risks of maintaining uninsured cash amounts. There is no assurance that if a financial institution where we maintain uninsured cash fails, we will be able to recover that uninsured cash, or do so in a timely manner. Although the federal government and other financial institutions have stepped in to cover recent bank failures, there is no guarantee that they will do so again in the future.

The structure of some of our leases and rent calculations, particularly where variable rent is included, carries unique risks.

Most of our owned farms are farmed to produce annual row/field crops (corn, soybeans, other edible beans, and wheat or other ‘small grains’ (oats, barley, etc.)). These farms have rental structures containing both (a) base rent which provides a minimum annual rent and is related to the acquisition cost of the farm and additional investment that we make in the farm, and (b) a variable rent component which generates additional rent in years when revenues from a particular farm or farms exceed a formulaic threshold. While the base rent typically does not change over the years, and therefore may represent a smaller percentage of the farm’s current market value for farms that have appreciated in price, the variable rent formula provides revenue reflecting positive trends in crop yield and pricing, though declining crop prices, low crop yield, and higher interest rates would reduce farm revenue and may preclude any variable rent from any particular farm.

A minority of our owned farms have a fixed annual rent established at the start of the lease that is typically higher than the base rent in our prevailing leases but may be less than the ‘base rent plus variable rent’ generated by those leases. These farms are generally pasture-based farms including meat livestock and/or dairy operations. The fixed rent rates in these leases are at risk of becoming less profitable in rising and/or higher interest rate environments.

Future lease structures may refine or replace our current leases or may introduce new leases for farming operations which we have not previously had the opportunity to support such as produce farming or permanent crops – typically berry orchards, fruit, or nut trees. Furthermore, agroforestry operations that purposefully combine such things as permanent crop tree rows with annual crop ‘alleys’ between those rows or silvopasture (permanent crops with selective grazing animals). Such new leases, especially those for permanent crops, will need to address very-long-term time horizons of at least 20-30 years. Financial risks for these new leases include underpricing fixed annual rent, underpricing annual revenue shares, and/or not having any revenue sharing at all. Operational risks include tenant viability, crop viability, crop desirability to consumers, and climate change effects over multi-decadal time periods.

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Our commitment to farmers, and the possibility of tenant purchase of our farms, may result in sales at times or in amounts that may not be optimal without such a policy and commitment.

Our commitment to long-term land tenancy for our farmers is implemented with multiyear initial lease periods (typically 3-6 years) with multiyear (2-3 year) ‘evergreen’ / automatic renewals thereafter. While we do not structure formal purchase options on our farms, our policy of allowing a farmer to purchase a farm any time after a minimum number of years – generally 7 – gives the farmer the assurance that they can acquire it for their own land portfolio should they desire to do so. While we use a ‘higher of cost or market’ valuation, the risks to us in selling these farms are that (a) we typically have to buy new farms that must go through the organic transition and therefore produce lower returns than the certified organic farms that we have sold, (b) new farms and/or farmland that we purchase may not be as good in quality or in as ideal a location or geography as we would prefer, and (c) we may sell more farmland in any given time period than we would prefer to do so from a purely portfolio structure perspective.

Occasionally we structure leases with forward sale provisions – typically for a portion of a farm where a house and/or significant farm infrastructure (barns, equipment sheds, grain storage bins, etc.) are located, and typically within 1-5 years after the commencement of the lease. While the contracted sale price may be less than the market price at the time the sale is consummated, it has generally been calculated to give us an acceptable rate of return and limits the costs and risks of owning such buildings on an open-ended basis. Presently, only 2 of our owned farms have such a provision.

There is a risk the Internal Revenue Service (“IRS”) will take a position adverse to our reorganization as a REIT. If the IRS took this position, we would incur significant tax liability.

On January 1, 2017, we effected a plan of reorganization to be taxed as a REIT. Although management believes this reorganization was a tax-free transaction, and more than 6 years have passed since this conversion, there is no assurance that the IRS will not take a position adverse to us or initiate an audit of a subsequent return relating to this conversion. In the event the IRS determines the transaction is not tax-free, the parties to the reorganization would have to pay tax on any gain realized as a result of the reorganization, which may create a shortfall of cash and cause us to liquidate assets. However, to protect against this risk we received an opinion from legal counsel stating the reorganization should be tax-free. We have not received any notifications from the IRS or other governing entities about the aforementioned reorganization.

While we believe that our senior management team has significant business acumen, we cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our Company as a REIT, meet our regulatory obligations, or to appropriately deploy the amount of capital we hope to receive in this Offering.

We have been operating as a REIT conducting an Offering pursuant to Regulation A, Tier 2 for over 5 years. However, we cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our Company as a REIT or in the context of this Offering, including the requirements to timely meet the disclosure requirements of the SEC under our obligations pursuant to Regulation A, Tier 2. We regularly review our processes and compliance resources, but maintaining, reviewing, and managing these compliance programs places a significant strain on our management systems, infrastructure, and other resources, any of which could materially adversely impact our business, results of operations, and financial condition. An inability to prudently manage fundamental changes to our business or the deployment of capital could materially adversely affect our results of operations and our ability to make distributions to our stockholders.

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A pandemic such as COVID-19 could adversely impact our business and/or our ability to complete financial reports to enable us to comply with our SEC reporting obligations under Regulation A.

If a pandemic, epidemic, or outbreak of an infectious disease such as COVID-19 were to affect our facilities, staff, accountants or advisors, our business could be adversely affected. Our employees work remotely, and we intend to continue to do so. Nonetheless, such a pandemic can result in mandatory social distancing, travel bans, and quarantine, and this may limit access to our employees and professional advisors. These factors may hamper our efforts to comply with our filing obligations with the SEC.

We operate as a Delaware public benefit corporation. As a result, we may not maximize financial gain to shareholders, while the public benefits we generate may be difficult to measure and value.

We organized Iroquois Valley REIT as a public benefit corporation pursuant to the laws of Delaware in 2016, and as such Iroquois Valley REIT is intended to produce a public benefit and to operate in a responsible and sustainable manner. We are managed in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration, and water quality improvement through the establishment of secure and sustainable farmland access tenures. As a result of our status as a public benefit corporation, the board may make decisions that are not intended to maximize financial gain, and consequently, could reduce the value of shares offered hereby. We are also a certified B Corporation, and our board and management team may make decisions consistent with a “triple-bottom-line” ethic, taking social and environmental factors into consideration.

In addition, Iroquois Valley’s intended public benefit is broad and ambitious. Although designed with this priority, no assurance can be given that we will achieve, or even substantially contribute to its intended public benefit. Although we will undergo regular third-party assessments of our social impact, impact of this kind may be difficult to quantify, measure, describe, value, and verify. The board of directors will have discretion over Iroquois Valley’s strategy towards achieving our intended public benefit, and stakeholders (including shareholders) who may disagree with the board’s selected strategy may have limited recourse.

We depend on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability to, among other things, acquire additional farms, meet our capital and operating needs, or make the cash distributions to our stockholders necessary to qualify and maintain our qualification as a REIT.

To qualify and maintain our qualification as a REIT, we generally are required under the Code to, among other things, distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition opportunities and principal and interest payments on any outstanding debt, from operating cash flow.

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Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms, in the time we desire or at all. Any debt we incur will increase our leverage, expose us to the risk of default and may impose operating restrictions on us, and any additional equity we raise could be dilutive to existing stockholders. Our revolving credit facilities contain certain customary restrictions, requirements, and other limitations on our ability to incur indebtedness. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market's view of the quality of our assets;

•	the market's perception of our growth potential;

•	our debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.

Accordingly, we may be unable to obtain the third-party financing that we believe to be optimal, which may cause us to have less cash for distributions to stockholders. Our use of external sources of financing could also make us more vulnerable to a downturn in our business or the economy generally and a significant increase in the ratio of our indebtedness to our assets may have an adverse effect on the market price of our common stock.

The COVID-19 outbreak or similar global health crises could affect our ability to access sources of capital.

The extent to which COVID-19 or similar global health crises could impact our operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by a pandemic or a related recession, could have a material adverse effect on our liquidity, reduce credit options available to us, and limit our ability to obtain debt or equity financing, or to refinance our debt in the future. The foregoing challenges may make it more difficult to obtain amendments, extensions, and waivers, and adversely impact our ability to effectively meet our short- and long-term obligations.

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Debt, and the use of debt to finance future acquisitions or for other purposes, could restrict our operations, inhibit our ability to grow our business and revenues, and negatively affect our business and financial results.

We may incur additional debt in connection with future acquisitions or for other purposes. In addition, if we are successful in acquiring a portfolio of properties, although we intend to maintain leverage consistent with our previously stated leverage range, our leverage may increase significantly over a shorter period of time than if we acquire properties on a farm-by-farm basis. If necessary, we also may borrow funds to make distributions to our stockholders to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. To the extent that we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our stockholders. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of farms at inopportune times or on disadvantageous terms, which could result in losses. To the extent we cannot meet our future debt service obligations, we will risk losing to foreclosure some or all our farms that may be pledged to secure our obligations. An increase in our degree of leverage also could make us more vulnerable to a downturn in business or the economy generally.

We may be subject to litigation or threatened litigation, which may divert management time and attention, require us to pay damages and expenses, or restrict the operation of our business.

We may be subject to litigation or threatened litigation, including claims relating to the actions of our tenants and otherwise in the ordinary course of business. In particular, we are subject to the risk of complaints by our tenants involving premises liability claims and alleged violations of landlord-tenant laws, which may give rise to litigation or governmental investigations, as well as claims and litigation relating to real estate rights or uses of our farms. In addition, any private property owner, including us and our farmers, is at risk of eminent domain action by government authorities, that could result in the loss of some or all of a property. Additionally, as a result of our filings required as Regulation A reporting company, our business and financial condition has become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties.

Regardless of their merit, some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. Whether or not any dispute actually proceeds to litigation, we may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would detract from our management's ability to focus on our business. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of those claims that may arise in the future. Significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could materially adversely impact our earnings and cash flows, thereby having a material adverse effect on our financial condition, results of operations, cash flows, and our ability to make distributions to our stockholders.

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Liability for uninsured or underinsured losses could adversely affect our financial condition and revenues.

Our farms may be damaged by adverse weather conditions and natural disasters, such as earthquakes, floods, and tornadoes. Our insurance or that of our farmers, as applicable, may not be adequate to cover all damages or losses from these events, or we may view it as not economically prudent to purchase insurance for certain types of losses. Various types of losses, such as losses due to wars, riots, nuclear reaction, terrorist acts, earthquakes, floods, hurricanes, global health crises, pollution, or environmental matters, generally are either uninsurable, or not economically insurable (i.e., insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments). As a result, there can be no assurance that all investments will be insured against particular risks, or that particular risks which are currently insurable will continue to be insurable on an economically feasible basis.

Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital investment in the affected property, as well as anticipated future revenues from such property and, in the case of debt which is recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the property. If an insured liability to a third party were to occur, we could incur the cost of defense and settlement with, or court ordered damages to, that third party. In addition, inflation, changes in building or zoning codes and ordinances, environmental considerations, and other factors may also make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by us might not be adequate to restore its economic position with respect to the affected property. Further, if any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss, which could have a material adverse effect on our cash flow.

Potential liability for environmental matters could adversely affect our financial condition.

We are subject to the risk of liabilities under federal, state, and local environmental laws applicable to agricultural farms, including those related to wetlands, groundwater, and water runoff. Some of these laws could subject us to:

•	responsibility and liability for the cost of removal or remediation of hazardous substances released on our farms, which may include herbicides and pesticides, generally without regard to our knowledge of or responsibility for the presence of the contaminants;

•	liability for the costs of investigation, removal, or remediation of hazardous substances or chemical releases at disposal facilities for persons who arrange for the disposal or treatment of these substances; and

•	potential liability for claims by third parties for damages resulting from environmental contaminants.

Our costs of investigation, remediation, or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our farms, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Additionally, we could become subject to new, stricter environmental regulations, which could diminish the utility of our farms and have a material adverse impact on our results of operations.

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The presence of endangered or threatened species on or near our acquired farms could restrict the activities of our tenants, which could in turn have a material adverse effect on the value of our farms and our results of operations.

Federal, state, and local laws and regulations intended to protect threatened or endangered species could restrict certain activities on our farms. The size of any area subject to restriction would vary depending on the protected species at issue, the time of year and other factors, and there can be no assurance that such federal, state and local laws will not become more restrictive over time. If portions of our farms are deemed to be part of or bordering habitats for endangered or threatened species that could be disturbed by the agricultural activities of our tenants, it could impair the ability of the land to be used for farming. This in turn could have a material adverse impact on the value of our assets and our results of operations.

We may be required to permit the owners of the mineral rights on our farms to enter and occupy parts of the farms for the purposes of drilling and operating oil or gas wells, which could materially adversely impact the rental value of our farms.

Although we own the surface rights to our farms and expect to own the surface rights to farms that we acquire, other people may own the rights to any minerals, such as oil and natural gas that may be located under the surfaces of these farms. Currently there is no mineral development on any of our farms, but we can provide no assurances that third parties will not assert claims for mineral rights on our farms or that farms that we acquire in the future will not be subject to third-party mineral rights. To the extent that third parties have mineral rights on farms that we currently own or acquire in the future, we expect that we would be required to permit third parties to enter such farms for the purpose of drilling and operating oil or gas wells on the premises. We will also be required to set aside a reasonable portion of the surface area of our farms to accommodate these oil and gas operations. The devotion of a portion of our farms to these oil and gas operations would reduce the amount of surface area available for farming or farm-related uses. Such activities might also disrupt the productivity of the farmland or property related to farming or increase the risk of environmental liabilities, any of which could materially adversely impact the rents that we receive from leasing these farms.

If our farmers fail to comply with applicable labor regulations, it could have an adverse effect on their ability to make loan/rental payments to us and, in turn, our ability to make distributions to our stockholders.

State, local, and federal governments have implemented a number of regulations governing labor practices used in connection with farming operations. For example, these regulations seek to provide minimum wages and minimum and maximum work hours, as well as to restrict the hiring of undocumented immigrants. If one of our tenants or borrowers is accused of violating, or found to have violated such regulations, it could have a material adverse effect on their results of operations, which could materially adversely affect its ability to make its rental or loan payments to us, as applicable, and, in turn, our ability to make distributions to our stockholders.

Maintaining organic crops carries additional risks relative to traditional farming.

The production of organic crops also carries natural risks of organic farming, including the ability to control weeds or pests. If any of the tenants or farmers that work farmland owned or financed by us are inexperienced or do not attend to weed or pest control, the crop yield may suffer significantly. Organic and specialty crops often need temporary storage pending market sales and delivery, and the longer such crops are stored, the more problems that can occur including mold, pest infestation, and contamination. Likewise, organic and specialty crops cannot be mixed with conventional crops for storage. Thus, the lack of storage facilities may result in the crops being transported long distances to be stored elsewhere and subjecting the crops to additional spoilage risks and even theft. There is also no assurance that the premium prices for organic crops will continue.

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Some of our farmland investments and potential farmland investments are in a transition to organic status. There are various factors that may affect these transitions and delay returns or lead to lower returns generally.

Some of our recent farmland investments and potential farmland investments are in a transition from conventional to organic status. Many of them have been farmed conventionally for many generations and considerable effort may be required to transition such farms for them to become certified organic. Crop production may be limited during this transition period, and farms may require significant capital investment to facilitate the transition.

During the transition period, usually 3 years, the crops can only be sold as conventional crops, thus not attaining the typical organic pricing premium. Among the factors which may affect the transition process are: conventional crop prices, weather, adequate labor, drainage complications, soil compaction, soil degradation, excessive chemical applications, and other compounding factors. Any of those factors may cause delays in transitioning farmland to certified organic. Such delayed transitions may result in the lack of organic certification, lower crop yields, and other issues that may lead to lower returns.

Organic certification requirements could change and may result in some farmland reverting to a conventional farm and conventional crop pricing. This reversion may lead to lower financial returns.

The organic certification requirements could change, which may result in the de-certification of our owned and financed farmland and reversion to conventional crop pricing, which is currently significantly lower than organic pricing. There is no assurance that the premium prices for organic crops will continue. Likewise, there is no way for us to know or predict whether any of these changes will occur. If organic certification requirements change such that some or all of our farmland is no longer organic, our returns may be lower due to the change to conventional crop pricing, because our farmers would be competing generally against other conventional farms and farming operations.

RISKS RELATED TO THIS OFFERING

This Offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our Offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” as defined in Regulation A. Our reliance, even in part, on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in other offerings. For example, certain economic, geopolitical, and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our maximum offering goal. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this Offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

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Other than those investments already in our portfolio described in this offering circular, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We have not yet acquired or identified all the investments we will make. We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire in the future, except for investments that may be described in one or more supplements to this offering circular. We will seek to invest substantially all the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the board, management, and the investment committee to select suitable and successful investment opportunities. The investment committee, as authorized by the board of directors, will have broad discretion in selecting the properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments.

Our Bylaws restrict you from transferring your shares unless your proposed transfer meets certain requirements. If you have met all conditions to transfer your shares, you may still be unable to dispose of your shares.

Our Bylaws contain certain ownership limits with respect to its stock, including, among other restrictions, limits which prohibit the beneficial or constructive ownership by any person of more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. It has done so only once since this limit was established. The common stock ownership limit as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws may (i) discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for Iroquois Valley REIT’s common stock or that Iroquois Valley REIT’s stockholders otherwise believe to be in their best interests, and (ii) result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

Our board of directors established the offering price of your shares based on the measures described herein, but such price is not based upon any other valuation or independent metric, private or public.

Our board of directors established the current offering price of the shares on the basis outlined herein (see “Determination of the Offering Price”). This price, while based on the management’s best estimate of the market value of our assets, may not bear any relationship to what the assets or shares would sell for in an open market or in the event of a liquidation. Because the offering price is not based upon any public market valuation, the price may be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers.

The then-current offering price is also used to determine the repurchase price of shares under our Stock Redemption Program. So similar cautions apply to the extent you may seek to redeem your shares in the future. The offering price will be calculated by means determined by the board, and there may not be a public market to compare or verify this price.

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If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This Offering is being made on a “best efforts” basis, meaning that we will use our best efforts to sell our shares. As a result, the amount of proceeds we raise in this Offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography, and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money on your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise capital during this Offering, we may have difficulty identifying and purchasing suitable properties on attractive terms at a corresponding rate of speed. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this Offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and this could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this Offering, our results of operations and financial condition may be adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may from time-to-time hold cash pending deployment into investments, which may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.

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Subject to the provisions of Delaware law, our Bylaws permit our board of directors to alter rights and obligations of current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our Bylaws and Delaware law, to authorize the issuance of additional shares and classify or reclassify any unissued shares of common stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of repurchase of the stock, and may amend our Bylaws from time-to-time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, under certain limited conditions, our board of directors may be able to authorize us to issue shares with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer, or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. As a result, your shares may experience dilution in the percentage of issued and outstanding shares owned. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and stockholder distributions paid on, your shares, if any.

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our Certificate of Incorporation authorizes us to issue up to 3,000,000 shares of our common stock. After you purchase shares of our common stock in this Offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this Offering; (2) sell shares in another private offering; (3) sell shares in an initial public offering or future public offerings; (4) issue equity interests in private offerings; or (5) issue shares upon the exercise of the options we may grant to our independent directors or future employees. To the extent we issue additional shares after your purchase in this Offering, your percentage ownership interest in us will be diluted.

RISKS RELATED TO COMPLIANCE AND REGULATION

We are offering our common shares pursuant to amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Regulation A, Tier 2 issuer, we will be subject to less disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering. If our scaled disclosure and reporting requirements, or regulatory changes regarding Regulation A reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of organic farmland investments which could severely affect the value of our common shares.

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Our reliance on Regulation A for this Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and that there are limits to how much we are raising in this Offering (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Notwithstanding the foregoing, each year our auditors evaluate our internal control procedures and provide comments thereon to help us ensure that the controls we have in place are appropriate and effective for our business operations. In the fall of 2023, we engaged FTI--a global consulting company with substantial experience supporting public companies--to take over our internal accounting and financial matters, and our investor administration. The staff works closely with FTI to ensure that our financial and investor records are accurate and FTI’s work is overseen by our board and management. The transition to FTI allowed us to substantially improve our internal controls, to provide redundancy for key functions, and to provide third party verification of our financial and investor data. FTI is not a registered transfer agent. While we believe that our internal controls are appropriate and effective, there is a risk that there may be undiscovered errors in our internal controls or reported financial statements of which we are not aware.

Non-compliance with laws and regulations may impair our ability to raise capital, purchase and manage properties, and/or arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business. Non-compliance with SEC reporting requirements for example, could impact our ability to rely on exemptions from registration such as Regulation A which would materially impact our ability to raise capital.

In addition, laws and regulations are subject to change, and regulators may revise their guidance, interpretations, and enforcement priorities. Any such changes could materially impact our ability to carry out our business plan and meet our various obligations.

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There is a risk that we may not be exempt from registration under the Investment Company Act of 1940 (the “Investment Company Act”).

We intend to make investments in such a manner that we will not be treated as an "investment company" under the Investment Company Act. Although the Investment Company Act does not specifically exempt REITs, it does exempt any company that predominantly invests only in mortgages and real estate. While we feel that the ownership of entire parcels of real estate and self-funded mortgages are not securities, there is a risk that regulatory bodies could determine that the Investment Company Act may apply to us. If we inadvertently become subject to registration under the Investment Company Act or similar regulatory schemes, our ability to engage in business in interstate commerce and other adverse consequences may apply, such as rendering contracts we enter into unenforceable and imposing burdensome substantive requirements and restrictions on our activities.

Your ability to have your shares repurchased through our Stock Redemption Program is limited. We may repurchase fewer shares than have been requested to be repurchased by all stockholder, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend, or terminate our Stock Redemption Program if it deems such action to be in our best interest and the best interest of our stakeholders.

In any calendar year, the total amount of shares that we will repurchase will be limited under our Stock Redemption Program. Further, our board of directors may modify, suspend, or terminate our stock redemption plan in its discretion, including for example, if the board is concerned about a lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations, or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. If the full amount of all shares of our common stock requested to be repurchased in any given redemption period are not repurchased, funds will be allocated pro rata under the terms of the Stock Redemption Program and may not allow for complete liquidation. Unsatisfied repurchase requests will roll over into the next redemption period. See our Stock Redemption Program, attached as an exhibit, as well as the section of this offering circular titled “Policies with Regards to Certain Activities—Stock Redemption Program.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. or global economy, such as the general negative performance of the real estate or farming sectors, could adversely affect the performance of our assets, and our cash flow could be materially adversely affected. In addition, if we determine to sell assets, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this offering circular. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee thereof) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements, and capital expenditure requirements. As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

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We may pay distributions from sources other than our cash flow from operations, including without limitation, the sale of assets, borrowings, or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including without limitation, the sale of assets, borrowings, return of capital, or offering proceeds. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital, or proceeds of this Offering will result in us having less funds available to acquire organic farmland or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues, or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

Delaware law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Delaware law provides that a director will not have any liability as a director so long as they perform their duties in accordance with the applicable standard of conduct. In addition, subject to the additional limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our Bylaws provides that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our Bylaws generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and we may have limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our Bylaws provide that we may not indemnify our directors or officers for any liability or loss suffered by them or hold our directors or officers harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

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Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses, or limit our growth.

We rely heavily on many types of data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks and other cyber security incidents. Breaches of network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages, and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete, or modify private and sensitive information. Although we take various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to our investors (and their beneficial owners). If such systems are compromised, do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to investors, regulatory intervention, or reputational damage.

In addition, we rely on third-party service providers for certain aspects of our business, including for certain information systems, technology, and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our farms and harm our financial condition.

Investments in real estate, including our investments in farmland, are relatively illiquid compared to other types of financial assets. As a result, our ability to promptly sell one or more farms in our portfolio in response to changing economic, financial, and investment conditions may be limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition, or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

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In addition, the Code imposes restrictions on a REIT's ability to dispose of farms that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our farms for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of farms that otherwise would be in our best interests. Moreover, if we acquire farms from C corporations (e.g., corporations generally subject to full corporate-level tax) in certain non-taxable transactions, built-in gain recognized on the non-taxable disposition of such farms within 10 years of our acquisition will be subject to tax at the highest applicable U.S. federal corporate income tax rate. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly, on favorable terms or at all, which could harm our financial condition.

Finally, as a result of Iroquois Valley REIT’s status as a public benefit corporation, our board may make decisions that are not intended to maximize financial gain at all. So even where sale of a farm may be permissible and in our financial interest, for example, we may still elect not to dispose of that farm if we believe doing so will further a public benefit.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional, or local economic, demographic, or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates, and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market, which could result in rising vacancy rates or decreasing market rental rates;

•	increased competition for properties targeted by our investment strategy or similar strategies;

•	bankruptcies, financial difficulties, or defaults by our tenants or borrowers;

•	increases in interest rates and lack of availability of financing; and

•	changes in government rules, regulations, and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

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Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments.

A recession, slowdown, or sustained downturn in the U.S. or global real estate market, and/or the U.S. or global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets, and our profitability, and impede the ability of our assets to perform under or refinance their existing obligations, as well as impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments’ capital structures.

Our portfolio will be concentrated in a narrow industry, agriculture, in a limited number of geographies or investments.

Our portfolio will be heavily concentrated at any time in only a limited number of geographies or investments, and, consequently, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent the investment committee concentrates our investments in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type. Although we are seeking diversification along certain metrics, our business strategy overall is focused on organic farmland real estate assets and is thus by nature limited in scope.

Our board of directors may change our investment and operational policies or our investment guidelines without stockholder consent.

Except for changes to the transfer restrictions contained in our Bylaws and aspects of our beneficial purpose detailed in our Certificate of Incorporation, which may require stockholder consent to amend, our board of directors may change our investment and operational policies, including our policies with regards to investments, operations, indebtedness, capitalization, and distributions, at any time without the consent of our stockholders, subject to Delaware law. Such a change, should it occur, could result in us making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this offering circular. Our board of directors approved very broad investment guidelines with which the investment committee must comply, but these guidelines are broad, and can be changed by our board of directors. These guidelines are discussed further in the section of this memorandum titled “Policies with Regards to Certain Activities.” A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk, and interest rate risk, all of which could materially affect our results of operations and financial condition.

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We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable or elect not to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	acquired properties may be in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area, and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

The acquisition and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership, and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence. In addition, any private property owner, including us and our farmers, is at risk of eminent domain action by government authorities, that could result in the loss of some or all of a property.

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In our due diligence review of potential investments, we may rely on third-party consultants, advisors, and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that the investment committee deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, and legal issues. Outside consultants, legal advisors, accountants, investment banks, and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the investment committee’s reduced control of the functions that are outsourced. In the due diligence process and making an assessment regarding a potential investment, the investment committee will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Further, any recourse we may have against a seller for a breach of representations and warranties may be capped and subject to time limitations and may not be adequate to cover losses that we may incur. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this offering circular, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

Rising interest rates could impact the value of investments.

Interest rates are one of the variables that affect real estate asset prices. A number of other factors are also important including real estate market fundamentals, inflation expectations, and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, and especially for high quality properties. Capitalization rates tend to be durable due to the long term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Most of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. Consequently, any tax increases may adversely affect our results of operations at such properties.

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We will face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action, and legal action from special interest groups.

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE-RELATED ASSETS

Real estate mortgage asset investments face a number of general market-related risks that could affect our creditworthiness.

We invest in mortgage real estate-related assets. Any deterioration of real estate fundamentals could negatively impact our performance by making it more difficult for borrowers to satisfy their payment obligations on the instruments underlying such investments, increasing the default risk applicable to borrowers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area, fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

Investments in real estate mortgage assets and operating lines of credit may be subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

Our investments in real estate mortgage assets and operating lines of credit to farmers may not be protected by financial covenants or limitations upon additional indebtedness and they may be illiquid or have limited liquidity. Our investments may be subject to early redemption features, refinancing options, limitations on access to security, pre-payment options or similar provisions which, in each case, could result in the borrower repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

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Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the borrower may exercise its option to prepay principal earlier than scheduled, potentially forcing us to reinvest the proceeds from such prepayment in lower yielding investments or loans, which may result in a decline in our return. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. Continued increases by the U.S. Federal Reserve of benchmark interest rates could negatively impact the price of debt securities and could adversely affect the value of our investments.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs, and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which we may establish reserves or escrow accounts.

RISKS RELATED TO DEBT FINANCING

We will incur mortgage indebtedness and other borrowings ourselves, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Historically our leverage ratio has ranged from zero to 40% of our gross real estate assets (measured using financial cost basis), inclusive of property-level and entity-level debt. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy, or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

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Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may utilize lines of credit to provide a ready source of liquidity for business purposes, including potentially to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect the value of your investment and our flexibility and ability to make distributions to you.

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If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

RISKS RELATED TO CONFLICTS OF INTEREST

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our activities. In the section “Conflicts of Interest” herein, we have listed certain conflicts of interest of which we are aware. There may be additional conflicts of interest of which we are not aware of and therefore are not disclosed herein. All potential conflicts of interest should be carefully evaluated before making an investment in us. If any matter arises that we and our affiliates determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates may take such action, as we determine in good faith, may be necessary or appropriate to ameliorate the conflict. There can be no assurance that our board of directors will identify or resolve all conflicts of interest in a manner that is favorable to us.

RISKS RELATED TO OUR REIT STATUS AND CERTAIN OTHER TAX ITEMS

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance, or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;
•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;
•	unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and
•	we generally would not be eligible to requalify as a REIT for the subsequent 4 full taxable years.

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Legislative, regulatory, or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory, or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On December 22, 2017 the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and would apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. In addition, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law on March 27th, 2020 in order to provide economic relief in response to the COVID-19 pandemic. A number of the measures contained in the CARES Act and follow-on packages are delivered through or in connection with the tax system.

These acts make numerous large and small changes to the tax rules that generally do not affect REITs directly but may affect our stockholders and may indirectly affect us. The number and scale of the measures and relief provided by the CARES Act, as well as its implementation during the COVID-19 pandemic make it difficult to analyze the impact of this legislation. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification, and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act, as well as the status of the CARES Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are always required to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock, and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

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Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities, and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and not more than 25% of our assets may be represented by nonqualified publicly offered REIT debt instruments. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

Our Bylaws will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

In order to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Our Bylaws prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding capital stock of all classes or series, which we refer to as the “ownership limits.” The constructive ownership rules under the Code and our Bylaws are complex and may cause shares of our stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.8% of the outstanding shares of our common stock or our capital stock, respectively, and thus violate the ownership limits. Any attempt to own or transfer shares of our common stock or capital stock in excess of an ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the Bylaws to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

There can be no assurance that our board of directors, as permitted in the Bylaws, will not increase or decrease the ownership limits in the future, subject to maintaining REIT qualification. Since this ownership limit was implemented, our board of directors approved an increase in the common stock ownership limit for a single specific investor on one occasion. Due to subsequent dilution as more shares were sold in this Offering, no shareholder currently exceeds this ownership limitation.

The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). See “Security Ownership of Management and Certain Beneficial Owners.”

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Non-U.S. holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “U.S. Federal Income Tax Considerations”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that recognizes gain on a disposition of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally required to report such income on U.S. federal income tax returns and is subject to U.S. federal income tax at regular U.S. federal income tax rates under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. We do not expect our shares to be regularly traded on an established securities market.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, if we sell a property held primarily for sale in the ordinary course of trade or business (a “prohibited transaction” under the Code) will be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than 2 years prior to its sale for the production of rental income.

We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax.

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In addition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a taxable disposition of the asset during the 5-year period after its acquisition. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording, and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local, and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates applicable to qualified dividends. The more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends even taking into account the lower 37% maximum rate for ordinary income and the 20% deduction for ordinary REIT dividends received in taxable years beginning after December 31, 2017 and before January 1, 2026, which could adversely affect the value of the shares of REITs, including our common stock.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans, and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this offering circular are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	those detailed in the sections captioned “Risk Factors” and “Our Business and Properties;”

•	our future operating results;

•	our business and investment prospects;

•	changes in our business strategy;

•	availability, terms, and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, or the general economy;

•	changes in governmental regulations, tax rates, and similar matters;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Determination of THE OFFERING Price

The purchase price per share of our common stock in this Offering is $110. The qualification of the shares of common stock to which this Offering relates does not require any stockholders to offer or sell shares.

The Board of Directors reviews and approves a new share price twice each year. This share price of $110/share reflects the Company’s valuation as of December 31, 2023. $110/share reflects a 2.8% increase over the June 30, 2023 stock price of $107/share.

The methodology used to determine this share price is consistent with our historical practice. Here is a synopsis for your review:

•	The Company obtains the equity value as reported on December 31, 2023 financial statements. This is reflected in the “Book / Cost Basis” column in the table below. However, we do not believe this represents the market value of our assets and we did further analysis to obtain a representative market value, detailed here.
•	For our owned real estate, our starting point for market value is based upon independent third-party appraisals and internally calculated valuations or “desk-top” valuations. This is the first time that we have completed desk-top valuations internally, using a program called CamoAg, a technology platform that we recently implemented for efficiency and cost savings. CamoAg provides comparable market data that enables us to prepare internal desktop appraisals, improving upon a process that we outsourced in the past. The data available in CamoAg covers a wider region and therefore it applies to more farms in our portfolio. Additionally, we can now consider any improvements made to the land when determining its value.
•	Given that we believe organic farmland is undervalued in most standard appraisals and comparable analysis, we add an Organic Premium of 5% for farms that are certified organic.
•	We believe the book value of the mortgages represents the current market value given our fixed-rate terms are limited in duration and most loans are subject to a floating rate after the initial fixed period. Additionally, we have included loss reserves in the book value as reported in our financials to capture principal repayment risks.
•	After compiling a market asset value, our board also added a 10% operating company premium. The premium is based, among many things, on:
○	diversification value of a portfolio of farmland,
○	our track record of selecting farmland tenants,
○	business relationships that we have developed with generations of farmers, farmer associations, and farmer cooperatives,
○	our growth potential,
○	our history of innovation in conservation finance and the impact investing space,
○	our scalability as a decentralized entity in the high growth organic market, and
○	future earnings potential and economic efficiencies of our REIT structure.

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The table below outlines various steps and figures associated with our Board-approved valuation of $110 per share (fully diluted) for this Offering.

The figures in the table below are as of the June 30, 2023 valuation and this December 31, 2023 valuation.

		December 31, 2023 Valuation
	June 30, 2023 Market Valuation	Book / Cost Basis	Fair Market Value
Investments in Farmland (1)	$84,520,651	$65,842,633	$93,004,737
Investments in Farmland Mortgages (2)	27,690,850	29,128,711	29,128,711
Cash	5,281,727	551,753	551,753
Receivables and Accrued	1,245,117	1,605,636	1,605,636
Other	65,769	415,999	415,999
Total Assets	$118,804,114	$97,544,732	$124,706,836
Total Liabilities	$25,357,826	$25,578,954	$25,578,954
Equity Value	$93,446,288	$71,965,778	$99,127,882
Shares Outstanding	961,569.380	990,139.051	990,139.051
Equity Value per Share	$97	$73	$100
Equity Value per Share (diluted) (3)	$97	$73	$100
Operating Company Premium (4)	$9,344,629		$9,912,788
Adjusted Equity Value (5)	$102,790,917		$109,040,670
Adj. Equity Value per Share	$107		$110
Adj. Equity Value per Share (diluted)	$107		$110

Notes:

(1)	The organic premium is captured on an individual property basis within these values and is only applied to certified organic farms.
(2)	Book basis net of allowances for loan losses and reflects estimated market value. Includes lines of credit.
(3)	Diluted share count reflects the effects of option dilution on the value per share calculation.
(4)	Reflects the 10% operating company premium applied to the equity value.
(5)	Equals Equity Value plus operating company premium.

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Shareholdings: The table below sets forth certain information regarding the ownership of our common stock as of May 1, 2024, assuming the sale of all of the common stock pursuant to this Offering to persons who are not currently our stockholders.

	Number of		Percentage Ownership
Owner	Shareholders	Shares	Before Offering	After Offering
Existing Shareholders	720	1,006,140	100%	62%
Investors in this Offering	N/A	624,149	0%	38%
Total		1,630,289	100%	100%

When factoring in the effects of option dilution, the total outstanding shares of our common stock would be as follows.

				Percent of Total
	Shares	Options	Total	Interests	Options
Before Offering	1,006,140	4,800	1,010,940	100%	0%
Fully Subscribed Offering	1,630,289	4,800	1,635,089	100%	0%

All percentages and share amounts in the above tables are rounded to the nearest whole number.

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ESTIMATED USE OF PROCEEDS

We are, as of the date of this offering circular offering up to $68,656,380 in common stock. This number represents the value of the shares available to be offered as of the date of this offering circular out of the rolling 12-month maximum offering amount of $75,000,000 permitted by the SEC under Regulation A. Our share price as of the date of this offering circular is $110. The nearest whole number of shares available to be offered as of the date of this offering circular is 624,148. If fully subscribed, total proceeds of this Offering are estimated to be approximately $68,656,380 exclusive of any offering expenses. The table below sets forth our estimated use of proceeds from this Offering assuming we sell the maximum amount of shares available.

Substantially all proceeds from this Offering are expected to be used for the purchase, financing, refinancing, and management of farmland investments. These may include acquiring farmland directly, offering intermediate farm mortgage loans to farmers, or financing organic farm stability and expansion through operating lines of credit. We currently make all our investments through our operating company, and we intend to do so in the future. After deducting the estimated expenses of this Offering, we generally intend to contribute the net proceeds from this Offering to our operating company. We may invest in farmland investments through one or more joint ventures or subsidiaries.

Our management team, led and overseen by the board of directors, will have considerable discretion in using offering proceeds consistent with our business and beneficial impact goals. This offering will be used for growth capital as outlined in this section and is not expected to be necessary to meet our operating cash requirements for the next twelve months.

However, we may choose to use net proceeds from the offering for any use in the course of our business, including without limitation, to reduce outstanding debt, provide for working capital, issue a distribution, repurchase/redeem outstanding loans of our operating company or shares of our common stock, make interest payments, or pay dividends to shareholders of Iroquois Valley REIT. The amounts we actually expend may vary depending on numerous factors, including changes in the economic climate for our proposed business operations, the amount of funds raised, our cash flow, climate changes, the success of our farmland investments, and the success or lack of success of our business and marketing plans.

Some offering proceeds may also be used for offering expenses, including without limitation, legal fees, printing fees, filing fees, or accounting fees (cumulatively estimated to be less than 1% of the total offering if fully subscribed). We have engaged Michael E. Tobin to support our sales efforts to institutional investors, and he is entitled to commissions of 0.25% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at our discretion. Once earned, to the extent we pay such commissions in cash, they would reduce proceeds to us from this offering. We reserve the right in the future and without notice to engage additional placements agent or broker-dealers (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will reduce our proceeds from this Offering by the amount of the total of such fees and commissions.

Given the nature of this farmer-driven strategy and, among other things, the time needed to complete proper due diligence on and negotiate each acquisition, we may not be able to promptly invest the net proceeds of this Offering in organic farmland projects and real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate related investments.

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The table below sets forth our best estimate of prospective uses of offering proceeds, assuming maximum subscription of $68,656,380. As of the date of this offering circular, our share price is $110, but investors will pay the most recent publicly announced offering price as of the date of their subscription. We expect to update our offering price twice a year, in the spring and fall. Many of the amounts set forth in the table below represent our best estimate since they cannot be precisely calculated at this time.

	If Minimum Sold		If Maximum Sold
	$	%	$	%

Total Proceeds	NA	NA	68,656,380	100%
Less: Offering Expenses
Commissions (1)	–	–	0	0%
Legal	–	–	40,000	0%
Accounting			85,000	0%
SEC and State Filings & Notifications	–	–	25,000	0%
Net Proceeds from Offering	NA	NA	68,506,380	100%

Use of Net Proceeds
Repurchase Shares (2)	–	–	3,300,000	5%
Redeem Unsecured Notes	–	–	2,810,000	4%
Farmland and Mortgage Investments	–	–	62,396,380	91%
Dividends (2)	–	–	–	–
Working Capital (2)	–	–	–	–
Total Use of Net Proceeds	NA	NA	68,506,380	100%

(1)	Historically, the Company has not paid any commissions for sales of our stock under this Offering. No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this offering. However, we have engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. Mr. Tobin shall receive commissions of 0.25% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at our discretion. Once earned, to the extent we pay such commissions in cash it would reduce proceeds to us from this Offering. We also pay Mr. Tobin a monthly retainer fee for these services, which we treat as an expense. We do reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such professional(s), the resulting commissions and fees will further reduce our proceeds from this Offering by the amount of the total of such fees and commissions.
(2)	Company estimate for shares redeemed through our Stock Redemption Program between the date of this Offering Circular and May 31, 2025.
(3)	Dividends and working capital to be paid out of operating cash flow.

Generally, and in furtherance of our business objectives and continued desire to make farmland investments, we will raise additional funds independent of this Offering through various means subject to applicable state and federal securities laws. Examples include but are not limited to unsecured promissory notes offered by Iroquois Valley LLC, grant funding, joint venture acquisitions of farmland investments, and potentially additional debt securities offerings. Many of these capital raising efforts are ongoing, and others will begin while this Offering is open. Neither investors in this Offering, nor our common stockholders generally, have any inherent rights to participate in future offerings and may not be eligible to do so.

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OUR BUSINESS AND PROPERTIES

SECTION 1: OVERVIEW

OUR CAPITAL STRUCTURE AND BUSINESS MODEL

We are one of the first private enterprises in North America that offers investors direct exposure to a diversified portfolio of certified organic farmland. Raising funds through a combination of equity and debt capital, we seek to offer qualified organic farmers long-term access to land through leases and mortgages. In certain circumstances, we support the financial health of organic farm businesses through operating lines of credit.

The figure below illustrates our model:

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Broadly, our model functions as follows:

•	Iroquois Valley finances its operations and acquisitions through the sale of a combination of equity and unsecured notes, as well as traditional bank debt (mortgages and lines of credit) and grant funding.
•	The funds we raise from investors are used primarily to invest in farmland, provide mortgages to farmers, extend operating lines of credit, and finance our operations.
•	With the help of Iroquois Valley, farmers gain land access through a lease or a mortgage and run their own businesses on the farm.
•	Our annual revenue is a combination of rent and mortgage interest payments as well as interest earned from the operating lines.
•	As a Delaware public benefit corporation and certified B-Corporation, we are committed and empowered to use business as a force for good, creating positive social and environmental impacts for all our stakeholders alongside financial returns.

SECTION 2: FARMLAND AS AN INVESTMENT OPPORTUNITY

A) A REAL ASSET

Farmland is considered a “real” (versus financial) asset because of its physical nature and finite supply. Other real assets include natural resources, precious metals, and other types of land. The value of an investment in farmland is impacted by the ability of that land to yield a healthy crop season after season, in addition to the marketability and price of crops from that land.

Historically, farmland has provided opportunities for investors to make returns through cash flow from rents and capital gains from the appreciation of the land’s value over time. The graphic below shows the decade over decade increase in the value of U.S. farm real estate.

Source: USDA Economic Research Service

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We believe that chemical-dependent, conventional farming practices have taken their toll on the long-term health and productivity of American farmland. Conventionally managed farms are increasingly susceptible to wind and water-related erosion, unable to retain satisfactory amounts of moisture in drought, and are consistently reliant on synthetic chemical inputs to realize acceptable fertility.

In contrast, organic farming has the potential to improve the productivity and value of farmland assets over time. Organic farmers use a holistic, systems-based approach that diversifies crops, increases biodiversity, mitigates erosion, and improves drainage and absorption.

Organic farm management focuses on repairing the relationship between agriculture and nature. This long-term investment in the productivity of the land yields crops that have variety, nutrition, and flavor. An organic system prioritizes continuous health of the soil. Investing in the soil and improving the value of the land allows farmers to continue to produce healthy and nutrient-dense food for the world’s growing population in the face of climate instability.

B) THE ORGANIC STANDARD

Achieving and maintaining organic certification is a core component of the relationships with our farmers. Iroquois Valley believes that USDA Organic certification offers a clear and comprehensive basis for farmers to participate and be distinguished in the marketplace.

We chose USDA Organic in 2007 as our third-party standard for working with farmers because of the certification’s history, its legal and standardized framework, and its recognition in the market. USDA defines organic as “integrating cultural, biological and mechanical practices that foster cycles of resources, promote ecological balance and conserve biological diversity.” USDA Organic certification is a comprehensive, systems-based approach to farming systems that can be applied to every operation type.

For Iroquois Valley, one of the most important aspects of USDA Organic is that the system is designed to build and maintain healthy soil, what we believe is the most important long-term asset on a farm. By replacing petroleum-derived fertilizers with animal manure, cover crops, and crop rotation, organic farmers manage soil health with long-term productivity and environmental sustainability in mind. USDA Organic certification allows the farmers in our portfolio to command a premium for the products they sell.

We are also happy to work with farmers pursuing further certification that fit their operations, including Regenerative Organic Certification, Bee Better Certification, Biodynamic Certification, Real Organic Project certification, Ecological Outcome Verification (EOV) and more.

C) FOCUS ON SOIL HEALTH

Our Soil Health Principles are based on NRCS-approved organic practices and are identified as principles that apply directly to the farms financed by Iroquois Valley. The Soil Health Principles offer investors and the public a framework to better understand how organic systems support soil health.

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Investing in Iroquois Valley is an investment in improving the soil health in our growing portfolio of farms. Healthy soil is key to the fertility of an acre of farmland, the nutritional content of food, the health of the farm ecosystem, and the ability of the farm to perform in the face of severe climate events like drought and flood. These benefits also make a direct impact on the productivity, and therefore profitability, of a farm.

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In 2023, the Company became the sole member of Healing Soils Foundation (“Healing Soils”), a 501 (c) 3 public charity. Healing Soils accepts donations and uses the proceeds to make grants to farmers in the Company’s portfolio and other farmers using regenerative or organic practices. As sole member, the Company appointed DD Burlin, a member of the Company’s board of directors, to serve as the representative of the Company regarding Healing Soils matters. See the section entitled “Summary of Our Interest in Healing Soils Foundation” below.

In 2019, Iroquois Valley was awarded a $700,000 Conservation Innovation Grant (“CIG”) by the US Department of Agriculture’s Natural Resources & Conservation Service (USDA-NRCS). This grant supports Iroquois Valley as the Company provides innovative financial products to organic farmers, with favorable terms for socially disadvantaged farmers.1 With support from the CIG Grant, the Company carefully designed and issued Rooted in Regeneration (“RNR”) Notes, first launched on July 15, 2023. The RNR Notes are unsecured promissory notes, in which investors contribute a portion of the stated interest earned to an RNR Pool. The funds in the RNR Pool are used to provide discounts on the mortgage interest rate that we provide to eligible participating farmers. See the section entitled “Rooted In Regeneration Note Program” below.

D) DEMAND FOR ORGANIC

Domestic demand for organic food products continues to grow and strengthen. Research from the Organic Trade Association shows that domestic organic sales have grown from just over $10 billion annually in 2005 to $63 billion, as of 2022. 2

While demand for organic grew from 2% in 2012 to 6% in 2022, the amount of domestic farmland that is certified organic has not kept pace.3 Certified organic farmland remains only about 1% of all American agricultural land. As demand for organic products outstrips the supply of certified organic land, the price of certified organic farmland should increase. Increased prices of organic farmland could have positive benefits for both us and our farmers, including for example, increasing the value of Iroquois Valley’s portfolio, and a higher sale price of land if there is a sale of the property.

We believe that in addition to demanding certified organic, consumers will continue to require transparency and quality throughout the supply chain. Iroquois Valley values its relationships with independent farmers, who make up our portfolio’s community. Iroquois Valley secures land for farmers on the cutting edge of the organic industry, leaders in their field, and entrepreneurs in their own right.

E) ORGANIC PRICE PREMIUM

Organic food products enjoy a price premium at market, ranging from a few percentage points to multiples of 2X and higher. Consumers have shown they are willing to pay more for organic products that are creating positive impacts for communities and our environment.

Iroquois Valley’s rental revenue is directly linked to this premium. Many of our leases combine both base and variable rent components, the latter of which is dependent on a farm’s top line revenue in any given year. We are effectively receiving an option on the future business revenues of the farm tenants paying variable rent. The chart below illustrates some price premiums that directly impact the farms in our portfolio.

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1 https://lrftool.sc.egov.usda.gov/SDFP_Definition.aspx, paragraph 2.

2 https://ota.com/news/press-releases/22284

3 https://www.statista.com/statistics/244393/share-of-organic-sales-in-the-united-states/

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F) PROFITABLE FARMING MODEL

The Rodale Institute, a non-profit research and education pioneer in organic and regenerative farming, has collected data from a 40-year side-by-side trial using both conventional and organic methods. The results show important and encouraging data about the long-term productivity and profitability of organic farms.

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OUR DECADES-LONG RESEARCH SHOWS:

ORGANIC PRACTICES
INCREASE SOIL ORGANIC MATTER
MICROBIAL BIOMASS, DIVERSITY, AND ACTIVITY WHILE REDUCING SOIL COMPACTION.

30% HIGHER YIELDS
DURING TIMES OF EXTREME WEATHER.

ORGANIC YIELDS
MATCH CONVENTIONAL YIELDS
FOR CASH CROPS, SUCH AS CORN AND SOYBEAN.

ORGANIC MANAGEMENT
INCREASES WATER INFILTRATION
AND DOES NOT CONTRIBUTE TO THE ACCUMULATION OF TOXINS IN WATERWAYS.

EVEN WITHOUT THE PREMIUMS PAID FOR ORGANIC CROPS,
THE ORGANIC MANURE SYSTEM IS THE MOST PROFITABLE SYSTEM

ORGANIC SYSTEM
OPERATION COST IS SIGNIFICANTLY LOWER
THAN CONVENTIONAL MANAGEMENT.

Rodale Institute, Farming Systems Trial (https://rodaleinstitute.org/science/farming-systems-trial/)

Growing evidence, including data from the Farming Systems Trial over the past 40 years, indicates that organic farms can be more profitable than conventional farms of similar size, scope, and crop variety over time. Organic farms often have lower input costs and comparable crop yields, and they enjoy a significant price premium for their crops at market.

Iroquois Valley recognizes the financial costs and administrative challenges associated with the organic transition and understands that organic management practices use increased amounts of labor as a replacement for the synthetic chemicals used on conventional farms. With these challenges in mind, Iroquois Valley designs its lease, mortgage, and operating credit line agreements around the organic transition process and a farm’s future revenue stream as a certified organic operation.

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In addition to anticipated increase in profitability after organic certification, organic farming methods build the quality and health of a farm’s soil over time. This key step in the long-term productivity of the land also improves the farm’s resilience to issues like drought and flood, and we believe such resilience should improve the value of the asset in the medium- and long-term. Iroquois Valley believes strongly that environmentally sustainable farming practices will, after organic transition, produce a financial upside and a significant increase in the value of the underlying asset over time.

G) DIVERSIFIED FARM BUSINESSES

American demand for organic food has led to increased supply, much of which is being sourced internationally and may not represent the highest standard of production, as illustrated by significant imports of “counterfeit organic” grain from Eastern Europe in 2017. 4 The global trade of “organic” products can cause domestic producers to experience the effects of downward price pressures. As such, we seek partnerships with business-savvy farmers looking to capture as much value as possible in the marketplace.

In addition to selling into wholesale markets, our revenue has been buoyed by farmers marketing direct-to-consumer, creating added-value products, contract producing for companies with price guarantees (such as Organic Valley), and selling into local grocery stores that command price premiums.

Although our farmers are not immune to the market dynamics of the national organic market, we believe that the business sense and entrepreneurial spirit represented throughout the portfolio will allow us to benefit from current consumer trends.

H) REBUILDING THE RURAL ECONOMY

Independently owned organic farms offer farmers, their families, and their communities a path towards long-term economic prosperity. Whereas large-scale conventional operations rely heavily on sprays and automation, organic farms are required to use more manual labor to deal with weeds, pests, and crop disease. As a result, organic farms are providing work opportunities to their rural communities and keeping a larger percent of the money local, a stark contrast to the significant funds conventional farmers spend on chemical inputs purchased from international conglomerates.

A 2016 Organic Trade Association study by researchers at Penn State University titled “Organic Hotspots” shows that organic farms create jobs, boost economic growth, increase household income, and reduce the poverty rate. 5 By offering land access to small and medium-sized farmers from the “next generation,” we hope to have a direct impact on the human health and economic vitality in farming communities across the country.

We believe that this next generation of farmers are not merely tenants. Rather, many of these young farmers are more conscious of the broad long-term impacts of conventional compared to organic farming practices. This creates an opportunity for agricultural innovation and environmental stewardship, factors that will result in long-term productivity and sustainable profits.

__________

4 https://www.washingtonpost.com/business/economy/the-labels-said-organic-but-these-massive-imports-of-corn-and-soybeans-

werent/2017/05/12/6d165984-2b76-11e7-a616-d7c8a68c1a66_story.html

5 https://ota.com/sites/default/files/indexed_files/OTA-HotSpotsWhitePaper-OnlineVersion.pdf

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I) AN ARRAY OF POSITIVE IMPACTS

At Iroquois Valley, we believe that organic farming offers a wide range of positive impacts on the food supply, the natural environment, and the agricultural communities where farmers live and work. By investing in Iroquois Valley, investors provide Iroquois Valley with an opportunity to expand the amount of organic acreage in its portfolio, directly facilitating the expansion and longevity of these impacts. These impacts include: clean air and water; healthy, living soils; humane treatment of animals; nutrient dense food; ecosystem restoration and greater biodiversity; profitability for farmers; and economic development in rural communities.

IMPROVING PUBLIC HEALTH

There is a direct connection between healthy soil, healthy food, and healthy people. The biodiversity in organic soil provides the necessary environment for microorganisms, bacteria, and fungi that ultimately facilitate the production of nutrient rich food. The medical community has begun to highlight the imperative role of healthy food in both daily nourishment and long-term preventative care.

Persistent challenges in modern human health, including allergies, weakened immune systems, and the rise of preventable disease are increasingly being linked to the food we eat and the methods with which that food is grown. Food produced using organic and regenerative practices is vastly different from food produced through chemically-dependent conventional agriculture.

Iroquois Valley has been committed to human health since day one, best represented by the goals and motivation of our Co-Founder and member of the Board of Directors, Dr. Stephen Rivard. Dr. Rivard sees nutritious food as the best form of preventative medicine against epidemics like heart disease, diabetes, obesity, and cancer, and is increasingly encouraged by the direct connections being made between healthy soil and a healthy planet. Dr. Rivard is a frequent speaker at events focused on food as medicine.

CLEAN AIR, CLEAN WATER, HEALTHY POLLINATOR HABITATS

Organic agriculture prohibits the use of synthetic pesticides and herbicides. These chemicals directly threaten the health of farm workers during application, pollute water sources through runoff, and create an uninhabitable environment for necessary, beneficial species like pollinators. One in three bites of food are the result of pollination from bees. Honeybee species are responsible for pollinating about 80% of the fruit, nuts, and vegetables consumed in the United States. Grains are primarily wind pollinated, but “seventy out of the top 100 human food crops—which supply about 90% of the world’s nutrition—are pollinated by bees” according to Greenpeace. 6 Agriculture, including the widespread use of pesticides on conventional farms, as well as habitat destruction and more, are factors in bee colony collapse.

Organic management creates a path to cleaner air and water, and a safety net for pollinators and other important species key to biodiversity and food production. Our impact reaches into environmental conservation by supporting farmers in the portfolio who prioritize conservation through buffer zones, windbreaks, and pollinator-specific habitat restoration. Additionally, some land in the portfolio is protected as wetland or riparian corridors. Iroquois Valley’s commitment to organic practices effectively protects the environment in the areas of soil health, pollinator preservation, and water contamination.

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6 https://www.greenpeace.org/usa/sustainable-agriculture/save-the-bees/

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COMBATING CLIMATE CHANGE THROUGH ORGANIC & REGENERATIVE AGRICULTURE

While industrialized, conventional agriculture is a known contributor to climate change, organic farmers are showing that this sector also can reduce or rectify the climate damage caused by conventional agriculture.

Iroquois Valley’s tenants and borrowers use practices that benefit the climate. These practices include (i) keeping the soil covered through practices like cover cropping, (ii) maximizing plant diversity through multi-year crop rotations, (iii) native habitat restoration that keeps living roots intact, and (iv) using tillage appropriately and sparingly, if at all. Farmers that integrate livestock use practices like rotational grazing and holistic management. Because livestock moves frequently under these management practices, they are not grazing pasture down to bare soil. Covered soils keep carbon beneath the surface. These practices may hold some of the keys to reversing the effects from rising levels of CO2 in the earth’s atmosphere.

Additionally, many research groups, including leaders like the Rodale Institute, have published studies indicating that carbon from greenhouse gas emissions could be removed from the atmosphere and stored in the soil through a process known as soil carbon sequestration.

Iroquois Valley supports farmers who use organic and regenerative practices that create both long- and short-term impacts. Examples of projects include agroforestry, silvopasture, continuous cover crops, rotational grazing, and diversified production that integrates annual and perennial plants. We acknowledge the need to harmonize as part of a holistic, integrated approach to the planetary crisis by utilizing solutions addressing the larger context of water, nutrients, erosion, and biodiversity loss. We appreciate the interconnectedness of biodiversity and species loss, climate mitigation and resilience, and water and nutrient cycles. We are also exploring the viability and effectiveness of emerging ecosystem service markets supporting water management, phosphorus and nitrogen reduction, carbon sequestration, biodiversity, and nutrient density.

When applying for financing, farmers undergo a holistic underwriting process that takes the financial health of the business into consideration as well as conservation practices, potential opportunities within the particular ecosystem, and social impact.

SECTION 3: PAST PERFORMANCE

OUR TRACK RECORD OF FINANCIAL SUCCESS

We have seen consistent growth in the value of our investment portfolio since our inception in 2007. Given that no public market exists for our shares, we have arbitrarily chosen what we believe are the best methods to estimate a market share price. The chart below depicts our share price over time, and the detailed timeline below provides additional background on specific mechanics, inputs, and calculations of the historical share price reported in this table. See the section of this offering circular titled “Determination of the Offering Price” for additional detail regarding the current offering price.

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SHARE PRICE ($ PER SHARE)

Notes: Offering prices reflect management and the board’s best estimate of market value as of December 31 of each year listed, as well as June 30th beginning in 2022. Certain prices included here reflect an implied share price based on reported equity value of Iroquois Valley. Values prior to 2016 are adjusted for REIT conversion and associated 4-for-1 split. Values prior to October 16, 2023 are adjusted for 8-for-1 stock split.

•	2007: Iroquois Valley LLC formed and acquired its first farmland investments. A membership interest price was calculated using the equity cost basis reported on the 2007 tax documents and the implied membership interest count. We believe the cost basis approximated market value. The membership interest price was adjusted for the split associated with the subsequent reorganization to derive a share price for the purposes of the table above.

•	2008: Share price represents management’s estimate of the market value of the equity of Iroquois Valley LLC and the implied membership interest count (adjusted for the split associated with the reorganization). No formal valuation or assessment was completed at the time.

•	2009: Iroquois Valley created internally prepared financials using a mark-to-market approach for the owned assets. Management believes that the equity value reported in the statements approximates the market value of the equity. We calculated a membership interest price using the implied membership interest count. For the purposes of the chart above, the membership interest price was adjusted for the split associated with the reorganization.

•	2010: In early 2011, the board (at that time, a board of managers of Iroquois Valley LLC) approved the first offering using a formal membership interest price, selling membership interests at $100 per membership interest ($50 per share as adjusted to our current structure). At the time of the offering, the equity value of each investor was converted to a membership interest count based on the estimated market value of the equity as of December 31, 2010 and the $100 per membership interest valuation set by the board.

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•	2011 – 2015: The board approved subsequent private offerings using prices ranging from $127 to $142 per membership interest (approximately $63 to $71 per share on an adjusted basis). The approved pricing represented our best estimate of market value and is determined by the Board in accordance with our valuation policy.

•	2016: Effective December 31, 2016 the Company reorganized into a REIT issuing 1 share of Iroquois Valley REIT for every 4 membership interests of Iroquois Valley LLC. Subsequent to the reorganization, the board of directors approved a share price of $615 with a valuation date of December 31, 2016 (approximately $77 per share on an adjusted basis). The approved pricing represented our best estimate of market value and is determined by the Board in accordance with our valuation policy.

•	2017 – 2023: During the years ending December 31, 2017 through 2023, the board approved share prices ranging from approximately $74 to over $100 per share on an adjusted basis. In 2022, the Company began adjusting its share price twice a year, typically in late April and late October of each year. On October 16, 2023, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, effecting a forward stock split of the shares of the Company’s common stock at a ratio of eight-for-one (8:1). Shortly thereafter, the board approved an updated share price of $107 per share, reflecting the valuation as of June 30, 2023. The approved pricing represented our best estimate of market value and is determined by the Board in accordance with our valuation policy. For additional detail regarding the current offering price, see the section of this offering circular titled “Determination of Offering Price”

Historically, the majority of the total returns of our farmland portfolio have been realized as capital appreciation tied to farmland prices, represented by the share price. As the Company continues to grow, our returns may reflect a greater balance of growth (increasing share price) and income (a cash dividend). This “growth and income” model is in line with the traditional behavior of farmland investments. We can provide no assurances that shares of our common stock purchased in this Offering will receive similar returns, if any, or continue to maintain or increase in value, or that Iroquois Valley will continue to increase our revenue and acres.

DISTRIBUTIONS

Our goal is to provide a reasonably predictable and stable level of current income, through annual distributions, while at the same time maintaining a fair level of consistency in our net asset value. Any distributions that we make will directly impact our net asset value by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in your shares’ value (either positive or negative) will produce your total return.

We expect that our board will consider and, where appropriate, declare and pay distributions annually, typically in December of each year. In some cases, we may declare and pay a spillover dividend in late spring / summer of each year, consistent with our requirements as a REIT. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and the REIT distribution requirements. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

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Below is a record of dividends paid to REIT Shareholders in recent years:

Year	Share Price (1)	Dividend Amount (2)	As a % of Share Price
2016	$77	$0.50	0.65%
2017	$78	$0.69	0.88%
2018	$75	$0.71	0.95%
2019	$74	$0.02	0.02%
2020	$77	$0.46	0.60%
2021	$86	$0.74	0.86%
2022	$91	$0.34	0.37%
2023	$110	$0.31(3)	0.29%

(1)	Beginning in 2022, the shares are revalued twice per year. The share price listed here reflects the share price as of December 31 of that year.
(2)	In many years, we paid an initial dividend in December and a spillover dividend in the late spring or summer of the following year after our taxable income is determined. Spillover dividends, though paid in a subsequent year, are based on taxable income in the prior year, so included in the total dividend amount for the year listed in this table.
(3)	In Company paid an initial dividend for 2023 of $0.31/share, equal to 0.29% of the share price as of December 31, 2023. The Company may pay a spillover dividend based on taxable income for 2023. Such amount, if any, will be determined and distributed in summer 2024.

MORTGAGES

In 2016, we expanded our scope to include mortgage financing. We believe that mortgage financing has an array of benefits, including a higher and more immediate impact on our revenue. Whereas our leasing agreements generally do not benefit from variable rents until after the 3-year organic transition is complete, the structure of our mortgages is intended to allow us to make an immediate cash return on investment. Moreover, mortgages are also intended to provide us with a lower risk of capital loss. We usually require at least 25% equity from the borrower. With a 75% loan-to-value ratio, there would have to be significant declines in the value of the land for us to be at risk of capital loss.

In addition to providing an attractive cash yield, our mortgage business allows us to work with a wider variety of farmers, developing new relationships that would not be possible unless through our lease. We believe that in adding mortgages to our product offering, we are now better positioned to implement our business and impact plan in new and existing regions.

OPERATING LINES OF CREDIT

In 2019 Iroquois Valley began offering operating lines of credit (“OLCs”) to organic farmers. Farmers rely heavily on sources of working capital to fund their operations. Working at the intersection of financing and organic agriculture requires extensive knowledge of conservation practices and a strong commitment to creativity and flexibility as economic and on-farm circumstances can change quickly. In most cases, traditional financial institutions are unequipped to meet the unique characteristics of farm operations, especially when those operations are growing and are focused on conservation practices.

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While providing organic farmers with much needed financing, the OLC program is also designed to increase conservation on the farms in the portfolio. Examples of specific projects and practices supported by OLCs include the organic transition, agroforestry, and the establishment of wetland mitigation banks. These ecosystem initiatives offer long-term impact for the land, the farmers, and investors, but they do not often create immediate financial returns. Without mission-aligned, long-term financing, farmers face challenges in implementing these and other conservation-minded practices.

Our OLCs currently range from 3-7 years, are tied to a borrowing base, and accrue interest. The loans are, for the most part, secured by crop insurance, inventory, and/or real estate. This product is available to farmers already in our portfolio. Currently, we have ten OLCs with farmers (including two term loans), representing 2% of our total portfolio value.

See the subsections of this offering circular titled “Our Business and Properties—Section 5: Our Portfolio” and “Our Business and Properties—Section 7: Portfolio Specifics” for additional details on the makeup of our portfolio among owned farmland, mortgages, and OLCs. We must limit our non-real estate connected assets (which may include OLCs) in order to maintain our REIT status. In addition, we generally intend to keep at least 60% of our portfolio in owned farmland.

GRANT REVENUE

The Company currently receives revenue from the following four grants:

Source & Title	Estimated Revenue	Timeline	Key Partners	Purpose
USDA-NRCS: Conservation Innovation Grant (CIG)	$700,000	2019 - 2024	NRCS and Earth Economics	Increase capital flow to socially disadvantaged farmers and accelerate conservation practices
USDA-NRCS: Regional Conservation Partnership Program (RCPP)	$750,000	2020 - 2025	The Conservation Fund, Jo Daviess Conservation Foundation, Parkland Foundation, Land Conservancy of McHenry County	Increase & incentivize organic transition; Improve water quality, expand on-farm conservation practices, increase conservation collaboration
USDA-NIFA: Beginning Farmer Rancher Development Grant (NIFA)	$77,650	2020 - 2024	Food Finance Institute, Black Oaks Center for Sustainable Living	De-risk investing in beginning farmers & ranchers, provide holistic planning and business coaching/mentoring, develop metrics to validate a lower risk profile for farm investment
Great Lakes Protection Fund Project	$3,000	2023 - 2025	Savanna Institute	Improve water quality throughout the Mississippi River watershed by accelerating adoption of agroforestry practices.

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The grants above collectively provide domain expertise and financial resources to projects designed to increase conservation practices on farmland, increase water quality and habitat, provide agroforestry technical assistance, underwriting and fundraising services to socially disadvantaged farmers, and provide holistic financial planning and ongoing management coaching to “Beginning Farmers and Ranchers” in the portfolio. (“Beginning” is defined by the USDA as 10 years’ experience or less).

The Company benefits from grant related partnerships with many mission-aligned organizations including land conservancies and trusts, agroforestry educators, state natural resource departments, impact finance firms, and food and farming business educators and trainers. Many of these partners are listed in the chart above.

EFFICIENT OPERATING STRUCTURE

Effective December 31, 2016, the equity investors in Iroquois Valley LLC implemented a conversion from a limited liability company to a REIT with operating subsidiaries. We believe that this structure optimizes the long-term growth potential and plans of our business. We further believe the financial reporting associated with REITs is better aligned with how we operate, creating a more transparent and practical financial reporting process.

INDEFINITE SCALABILITY

With a strong record of financial stability and success, increasing interest from independent farmers across geographies, and an attractive corporate structure, we have demonstrated an ability to achieve indefinite scale. Our financial track record has driven investment demand from a variety of capital sources, including individuals, trusts, non-profits, family offices, and more.

Our mortgages and leases offer farmers favorable terms and long-term land security, and we understand the organic transition. As a result, we have created a pipeline of potential opportunities with experienced operators, and we are able to partner for stable, long-term relationships.

We endeavor to deploy this capital in an efficient, cost-effective, and profitable manner. We do not acquire a farm without a farmer tenant lined up and a pre-arranged lease agreement that is financially viable for both our business and that of the farmer. On mortgage financing, we take a conservative approach to lending. We review both the cash flow of the operation and the loan-to-value ratio of the underlying assets. Our mortgages are intended to enhance the overall business cash flow for the borrower, which frees up capital for each borrower’s future growth.

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Using this farmer-first model, we have provided secure land access on more than 30,000 acres of farmland representing over $90 million in transaction value. Nearly 17,000 acres of our financed farmland (owned land, land secured by mortgages, and land supported with operating lines of credit) is USDA Certified Organic and the remainder is being managed organically or in transition to organic.

OWNED & FINANCED ACRES

5,323
8,402
9,823
12,411
13,723
30,065
29,893
30,655
30,734
2016
2017
2018
2019
2020
2021
2022
2023
2024
YTD

Total acres purchased and financed as of May 1st, 2024.

TRACK RECORD OF BUILDING RELATIONSHIPS WITH TALENTED OPERATORS

We have developed a strong track record of creating symbiotic relationships with independent and family farmers, creating value and stability. These relationships allow us to better understand and react to our farmers’ needs, and by doing so, establish a strategy that considers the mutual benefits, risks, and long-term well-being of all parties (including farmer, Iroquois Valley, and our stockholder) from the outset, in addition to supporting our broader public benefit goals.

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FARMER REPRESENTATION WITHIN IROQUOIS VALLEY

The relationship between Iroquois Valley and organic farmers goes both ways. We rely on the relationships in the portfolio to guide us as Iroquois Valley grows. And Iroquois Valley and its shareholders have a long history of electing farmers to the board of directors. We seek to maintain this representation moving forward. For more information about our board of directors, including director bios, please see “Directors and Officers.”

Total acres purchased and financed as of May 1st, 2024.

SECTION 4: SOURCES OF CAPITAL

As of December 31st, 2023

Iroquois Valley raises capital to fund new investments from three main sources:

•	Investor equity capital through the sale of REIT Equity Shares
•	Investor debt capital through the sale of unsecured promissory notes
•	Traditional bank debt in the form of mortgages and lines of credit

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INVESTOR EQUITY

Iroquois Valley has prioritized fundraising through the sale of equity securities since its founding in 2007. The Company prefers to raise capital through equity because it shares risk with the farmers, allows the Company to create a buy-and-hold strategy, limits corporate leverage, and offers investors the long-term upside of the appreciation of land.

EQUITY INVESTMENT SHARES RISK

The majority of the Iroquois Valley portfolio consists of owned land that is leased to organic farmers. These lease agreements include a two-tiered rent structure: a base rent equal to a percentage of the purchase price and a variable rent that is triggered when farm revenue reaches a certain threshold.

This variable rent structure directly impacts an equity investor’s cash returns. As a REIT, Iroquois Valley is required to pay at least 90% of the corporate net income to shareholders as a dividend. Net income is impacted by Company revenue, so higher lease payments from the farms can create an increased dividend for equity shareholders. Conversely, only the base rent will be paid to the Company in years where a farm struggles to reach the revenue threshold, and dividends will adjust in kind.

The situation described is one of shared risk. Equity investors receive more income if the portfolio performs better, and less in years where farmers face challenges associated with weather, prices, pests, or other farming risks. Iroquois Valley believes sharing risk is key in shifting to a more sustainable system of agriculture.

BROAD OWNERSHIP SUPPORTING CORPORATE MISSION

To date, Iroquois Valley has raised over $76 million in equity capital from 720 investors. Investments range from approximately $10,000 to over $6 million and have an average just slightly above $100,000. The investor base includes a wide variety of accounts including trusts, foundations, families, and non-profits, but is dominated by individual investors who each own only a small portion of the farms in the portfolio.

NUMBER OF SHAREHOLDERS
$ in thousands, based on year-end 2023.

As of May 1st, 2024

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EQUITY INVESTMENTS BY ACCOUNT TYPE
$ in thousands, based on year-end 2023.

As of May 1st, 2024

The foundation of our investor base is the “family investor.” These capital providers make up approximately 70% of our total equity capital and include accounts held by individuals, jointly held accounts, IRAs, and trusts. We believe these investors represent “Families Supporting Family Farmers.”

In addition, it is notable that generally both IRAs and trusts are considered long-term holding vehicles. IRAs are meant to be held until retirement and trusts are frequently used as part of estate transfer planning or longer-term purposes. These types of investment vehicles fit well with the long-term commitment needed by the farmers.

The lack of any dominant stockholder means equity investors have the opportunity to be influential in the strategy, growth, and stability of the organization long-term—no single stockholder can force certain corporate actions. Broad ownership is also a requirement to maintain our status as a REIT, and the tax benefits we anticipate from that status. More on our governance can be found in “Description of Common Stock” and “Certain Provisions of Delaware Law and Our Charter Documents.” More on our status as a REIT and associated tax matters can be found in “U.S. Federal Income Tax Considerations.” Beginning in 2023, the Company has invested in its team and systems in anticipation of accepting larger investments from mission-aligned institutional investors. Accepting larger investments allows the Company to advance its vision of transforming agriculture through organic land stewardship, and improve the health of people, communities, and our planet.

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COMMITTED OWNERSHIP SUPPORTING BUY & HOLD STRATEGY

Equity investors are required to own their shares for at least 5 years before gaining redemption rights. By raising capital incrementally, and then requiring investors to own for the long-term, the Company facilitates its goal of buying farmland and owning the asset indefinitely. Iroquois Valley’s buy-and-hold strategy supports the Company’s mission in a variety of ways:

•	Staggered, patient ownership offers farmers secure farmland access to establish and expand their businesses with long-term vision. The Company has no plans to sell the asset and displace the farmer, although generally the farmer can buy the land after 7 years if they so choose, subject to the terms of the Company’s agreement with the farmer.

•	Long-term ownership allows long-term planning. A tenant farmer is more likely to invest in the overall health of the natural asset if there is generational planning under consideration. Examples including pollinator strips, riparian zones, tree plantings, long-term crop rotations, introduction of pastured animals, and more.

•	A long-term relationship between landlord and tenant allows the farmer to make business decisions with an eye towards stability and growth, which may help stabilize the performance of the farm and mitigate shareholder risks over time.

Moreover, the hold period is intended to provide us with sufficient time to raise new investor capital to provide liquidity for the investors seeking an exit after the lock-up.

INCREMENTAL, REPETITIVE COMMITMENTS ALIGNED FOR THE LONG-TERM

Our requirement for long-term commitment of capital, coupled with a modest minimum investment, gives investors the opportunity to “average-in” with multiple investments over time, growing their ownership as we expand the portfolio of farms. This offers our new investors the opportunity to build a relationship with us before committing capital that may represent an undue financial risk and ensures us a steady stream of re-investment capital moving forward. Between 2007 and 2023, approximately 40% of all equity investments have been existing stockholders adding to their position. Further, nearly one-half of our outstanding shares have been enrolled in our Dividend Reinvestment Program, allowing those distribution dollars to be reinvested back into the Company and our farmers.

INVESTOR LIQUIDITY

The Company aims to provide investor liquidity without selling its underlying assets. We are regularly seeking out new means to create this liquidity, and in the past have used funds from operations, proceeds from the sale of promissory notes or common stock, and traditional bank debt to create liquidity in the form of redemptions.

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Under our Stock Redemption Program, as amended from time to time, there is a 5-year hold period before shares are eligible for redemption (a decrease from the 7-year hold period we required prior to 2019). We believe that our broad base of capital means that stockholders liquidating their shares of our common stock under the terms of our Stock Redemption Program should not have an overwhelming impact on our financial position. It is our goal to manage the Company’s assets so that we will not be forced to sell underlying farmland assets to return capital to investors, thereby keeping farmers on the land. The Stock Redemption Program was most recently amended on April 24, 2024.

Please refer to “Policies with Regards to Certain Activities” section hereunder for a more detailed description of our Stock Redemption Program. A copy of the Stock Redemption Program is also attached as an exhibit to our offering statement, filed with the SEC and available at www.sec.gov.

The table below outlines liquidity events since 2018 and includes both investor-to-investor sales of which we are aware and redemptions under both the current and prior stock redemption programs.

LIQUIDITY: SALES & REDEMPTIONS
$ in thousands, based on year-end 2023.

ROOTED IN REGENERATION NOTE PROGRAM

In addition to raising capital through REIT Equity Shares, Iroquois Valley LLC, our operating company, has and continues to offer unsecured promissory notes to investors, most recently (the “Rooted in Regeneration Notes”). In addition to providing interest payments to the investor, the Rooted in Regeneration Notes help fund a pool of capital used to support socially disadvantaged farmers, including for example by offsetting mortgage costs for eligible farmers. Eligible farm stewards under this note must be classified as socially disadvantaged according to the USDA’s definition, and engaged in conservation practices.

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This offering circular is not an offer to sell Rooted in Regeneration Notes, nor is it a solicitation for offers to purchase Rooted in Regeneration Notes. Rooted in Regeneration Notes are available to accredited investors only, and therefore some prospective investors may be qualified to participate in this Offering but may not purchase those notes. Eligible prospective investors may only request to purchase Rooted in Regeneration Notes after review of the offering materials associated with those notes, verification of accredited status, and completion of an appropriate subscription agreement and such other procedures as detailed therein. More information regarding the Rooted in Regeneration Notes, including offering materials, are available through the Company’s website: www.iroquoisvalley.com.

LOW BORROWING COSTS

Iroquois Valley does use bank debt and traditional mortgages to acquire farmland when appropriate. But where possible, we endeavor to make purchases using revenues from operations, offering proceeds, and/or lower cost values-aligned capital. Our track record of financial success combined with a history of creating measurable social and environmental impact has created significant demand for our unsecured promissory notes (including the Soil Restoration Notes, the Rooted in Regeneration Notes, and our common stock) and allowed us to raise a portion of our capital at relatively low cost. The Company has also been able to secure attractive borrowing costs from traditional lenders when appropriate, and in some instances successfully refinanced outstanding traditional mortgage debt with lower cost capital.

As of December 31, 2023, the average cost of capital for our operating company’s self-issued promissory notes is approximately 2.29%.

Future Original Maturities of the Aggregate Notes Payable as of MAY 1, 2024

Reflects individual promissory notes as of May 1, 2024. $ in thousands.

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LINES OF CREDIT TO BRIDGE PURCHASES

Our balance sheet has traditionally allowed us to secure bridge loans and lines of credit to fund purchases ahead of internally raised capital. If a quality opportunity has been identified or for other reasons as determined by our management, we are able to access these temporary borrowings. This allows us to be responsible to the farmer and act on investment opportunities regardless of where we are at in our fundraising cycle.

CONSERVATIVE CAPITAL STRUCTURE

In addition to investment and investor diversification, we actively manage and assess our overall capital structure. It is important to note that we are a company with operations, not an investment fund. Our capital structure reflects management’s strategy to remain agile while benefiting our key stakeholders and broader impact goals.

LOW LEVERAGE

As of the end of 2023, we were conservatively leveraged with total debt/total assets at 26%. This level was consistent with historical averages, and well below the aggressive leverage often used by other REITs. The source of debt came from self-issued promissory notes (issued by our operating company).

Moving forward, we intend to continue to grow primarily through equity capital, as we provide investors direct exposure to organic farmland, offer the potential to enjoy the upside of the organic market, and share risk with the farmers on the land. We expect overall leverage to be less than 40% at the end of 2024. Our current debt service coverage ratio (EBIDTA/interest expense) is 2.2X.

LEVERAGE RATIO
Based on year-end 2023.

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SECTION 5: OUR PORTFOLIO

A) INVESTMENT SUMMARY

OUR BUSINESS PROGRESSION – FOUNDING AND EARLY HISTORY

Iroquois Valley began in 2007 as an active response to the chemical-dependent farming, unhealthy eating, and irresponsible lending that was apparent to co-founders David Miller and Dr. Stephen Rivard in the time leading up to the 2008 financial crisis. The founders were longtime friends from the Chicago area with family roots in conventional agriculture. Both founders were motivated to change problems in farming, food, and finance that they had witnessed and by which they had been affected.

Our first farm acquisition was in 2007: Hoekstra Farm in Iroquois County, Illinois. In 2008, the same 10 investors that helped purchase our first farm then purchased a second farm (Martin) in Iroquois County. These 2 farms have since been renamed Iroquois Valley East and West, respectively. Both properties were eventually transitioned from conventional operations to certified organic farms.

IROQUOIS VALLEY TIMELINE OF GROWTH

TIMELINE OF GROWTH

FARMLAND INVESTMENTS
2
10
37
100+
2007
2011
2016
2024+
INVESTMENT STRUCTURE
Family & Friends
LLC
REIT Accredited Investors
REIT Retail Investors
INVESTORS
10
100
300
800+

CURRENT PORTFOLIO

APPROXIMATELY $97MM ASSETS

APPROACHING 850 INVESTORS

AVERAGE EQUITY INVESTMENT: $100,000

MOST COMMON INVESTMENT: $10,115

“Investors” represents unique investment accounts which may own equity, debt, or a combination of both.

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SCALING A POPULAR MODEL

After establishing a model for raising capital, purchasing land, and partnering with farmers that would transition the farms to organic, we started expanding with the support of new investors and new farmers in different counties and states. We began operations with a small group of investors, all motivated to financially support independent farmers and facilitate the expansion of organic agriculture. Most notably, the emerging base of investment support was willing to align their capital with the long-term needs of the farmers, a key to the model’s success.

CAPITAL ALIGNED WITH THE FARMERS

The “buy and hold,” generational approach to farmland investment is a distinguishing characteristic of ours. With a corporate structure that requires investors to sell or redeem shares rather than force asset liquidation (as is usually the case in many traditional funds) we are able to make open-ended lease commitments to farmers. From the farmers’ perspective, this compares quite favorably to other landlord relationships that only define what will happen in the immediate future and have no provisions for exiting investors that could force a land sale. In turn, we believe that land security incentivizes farmers to manage the asset to its maximum future value for eaters, farmers, and investors alike.

FURTHER BROADENING THE BASE

Effective May 3, 2019, Iroquois Valley REIT received its initial qualification from the SEC to offer its common stock to qualified purchasers in the U.S. under an exemption from registration called Regulation A+ Tier 2 (i.e., this Offering). That initial offering continued through this Follow-on Offering. As of May 1, 2024, Iroquois Valley has raised total aggregate gross Reg A, Tier 2 offering proceeds of $45,630,060 and had issued 565,771 shares of our common stock in these successive offerings.

As of May 1, 2024, in total Iroquois Valley REIT has approximately 720 stockholders and Iroquois Valley LLC has approximately 170 unique noteholders.

PIPELINE OF NEW OPPORTUNITIES

Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. As a result, we can carefully select advantageous opportunities. The result is a portfolio of leases and mortgages that we believe offer attractive risk profiles, good business opportunities, and additional diversification to the portfolio of organic farms.

INVESTMENT STRATEGY

We do not look for farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing and prospective organic farmers. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking, our newsletter, and our website. The continued interest amongst farmers in our Company is a testament to our existing relationships with operators and our track record of honesty and mutual financial success.

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TAKING OVER FOR EXISTING LANDLORDS

We initially worked with mid-size family farmers in the Midwest. In some instances, these farmers were already leasing land that was eventually acquired by us and we merely replaced the previous owner while keeping the farm family on land they had been tending for generations. Today, it is common for Iroquois Valley to purchase farmland that was previously farmed conventionally and lease it to an organic farmer who will bring the property through an organic transition and obtain USDA Organic certification.

TARGETING THE “NEXT GENERATION”

We are committed to working with farmers who provide great partnership opportunities but have the most significant needs for access to land. This group is headlined by millennials, the next generation of farm stewards who will be responsible for repairing the agricultural system, producing nutritious food for the growing population, and farming successfully in the face of severe and changing climate. The average age among farmers is 58 years old in the United States.7 Iroquois Valley recognizes that young farmers are essential to the future of our food system and need support.

We created the Young Farmer Land Access Program with these next generation farmers in mind. The program embodies our commitment to partnering with young operators, particularly as tenants. The Young Farmer Land Access Program prioritizes relationships with next-generation farmers. Because many young farmers lack equity, access to capital, and may carry debt from student loans and/or initial investments into their fledgling businesses, we created the Young Farmer Land Access Program to enable farmland security through our leases. Leases are a particularly good fit for this demographic because they generally do not require a down payment or initial investment beyond land stewardship.

Although millennial and generation Z farmers are under 45, many are from multi-generation farm families, have extensive on-farm experience, and are looking to expand an already successful organic operation. These opportunities present attractive risk profiles to us and offer investors in our shares of our common stock direct exposure to the next generation of stewards on the land. From 2012 through the date of this offering circular, we impacted young farmers by purchasing and leasing to them over $54 million of farmland, representing land access on 8,577 acres.

ACRES PURCHASED FOR YOUNG FARMERS
As of May 1st, 2024.

__________

7 https://www.usda.gov/media/blog/2021/06/16/allure-farming-irresistible

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EXPANSION THROUGH MORTGAGES

In 2016, we began to offer intermediate farm mortgages for three primary reasons:

1.	diversify and enhance overall credit risk of the portfolio;
2.	increase income; and
3.	develop and scale new markets.

From a diversification standpoint, mortgages enable us to expand our geographic footprint to states that prohibit corporate ownership of farmland, including Iowa, Wisconsin, Minnesota and more. Mortgages allow Iroquois Valley to diversify risk by geography, crop rotation, operator experience, and credit profile.

From a financial standpoint, mortgages offer us a significant and consistent revenue stream in the years directly after acquiring new land. Whereas our lease agreements combine a base lease with a variable component that kicks in during higher revenue years, the mortgage agreements are intended to provide us with a higher fixed return for an immediate, albeit shorter, term. While leasing is essentially 100% financing, the mortgages normally require a 25% equity position provided by the borrower. The farms mortgaged through financings are more likely to be stabilized operations that are the foundation of the family business.

Increasingly, Iroquois Valley sees young farmers interested in its mortgage product in addition to established operations. Young farmers seeking mortgages are generally in the process of establishing their “home farm.” As of May 1, 2024, 73% of farmers within the entire Iroquois Valley portfolio are millennial and generation Z.

We anticipate mortgages will remain a minority portion of our total assets. Our board has outlined a strategy and imposed a limit that allows mortgages to comprise only a maximum of 35% of the total assets. Generally, we intend for investments in farmland real estate to continue to comprise approximately 70% of our portfolio.

EXPANSION THROUGH OPERATING LINES OF CREDIT

In 2019, we began to offer operating lines of credit for the following main reasons:

1.	Provide working capital financing to farmers while accelerating conservation practices and organic transition;
2.	increase income; and
3.	develop and scale new markets.

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Because of the seasonal nature of farming, farmers need operating lines of credit to finance their working capital needs. Traditional banks and finance companies are unable to offer terms for operating lines that work well for farmers. For instance, banks typically offer operating lines with terms of only 1 year. This makes it very difficult for farmers to make long term plans for their operations. Financing costs can also be very high.

We entered the operating line of credit business to provide a product that better met farmers’ needs. We also wanted to provide a one-stop solution to farmers by offering a line of credit alongside our mortgage product. And providing different components of a farmer’s capital structure gives us more control over a farmer’s balance sheet.

We typically offer annual and multi-year terms on our operating lines at interest rates that meet or exceed the rates on our mortgage products. Collateral can include current assets, liens on personal property, equipment, and crop insurance payments. While we consider operating lines to be a riskier product, we believe the higher rates we earn will boost our earnings, and the collateral we take will secure our investment.

B) THE PORTFOLIO

ACTIVE RISK MANAGEMENT STRATEGY

Risk is inherent in farming, and as result, in any farmland investment. Drought, flood, pest infestation, weed pressure, market dynamics, and changing consumer preferences are just some of the challenges associated with maintaining a profitable organic farm. We take an operational approach to risk management. We believe that diversity across a variety of categories is key to mitigating these risks.

We follow each farmer’s development and progress with both formal and informal communication. This includes in-person meetings, phone calls, electronic communication, and formal reports. Under most of our leases, the tenants are required to provide annual production reports. These are reviewed to assess whether any variable rent is due (if applicable for the lease). On our mortgage loan investments, we have annual (and sometimes semi-annual) financial reporting requirements. We generally do not require tax returns or updated business plans from our tenants and borrowers, although those are occasionally provided for review. The regular communication and material allow us to evaluate credit quality and risks.

We have highlighted below key practices and areas of focus for Iroquois Valley as we diversify the portfolio, including:

•	By farmer relationship (i.e., tenants vs. borrowers)
•	By geography
•	Weather and climate exposure
•	By operation type
•	By crop
•	By size
•	By financing product
•	By generational experience
•	By demographic (race, ethnicity, gender, age)

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TENANTS AND BORROWERS

We review a constant stream of inquiries from farmers across the country looking to gain access to farmland. As a result, current and pending partnerships represent a variety of demographics, personalities, experience levels, management techniques, and areas of expertise. We actively manage asset exposure to any given farmer. As of May 1, 2024, we were working with 66 farmers with the largest exposure to any given farmer representing 8.2% of invested assets. Recent investments further reduce our individual farmer exposure.

To further mitigate risk, we work with experienced operators. Our “bread and butter” farmer comes from a multigenerational farm family. The average generational legacy of our farmers is more than three generations. This means that oftentimes the families have been operating in the same area for 60 to 80 years. When we do work with first- or second-generation farmers, we often seek additional protections in our investments and make sure the farmer has a support system similar to that of multigenerational families.

FARMER BY GENERATION
As of May 1st, 2024. Data reported only for those farmers that voluntarily disclosed their generation experience.

FARMS

We execute a strategy that procures specific pieces of land for farmers through a series of incremental acquisitions. These farms are most frequently additive to the farmer’s existing operation. The resulting portfolio, as of the date of this offering circular, includes 117 active farmland investments (including farms, mortgages, and lines of credit) with unique natural and geographic characteristics. We prefer to grow one purchase at a time, even diversifying within specific farmer relationships through subsequent, small-scale acquisitions. As of May 1, 2024, approximately 60% of our purchases represent investments for farmers that we have worked with multiple times.

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NUMBER OF FARMLAND INVESTMENTS (1)
(1) Including farms owned, mortgages, and operating lines of credit.

REPEAT INVESTMENTS WITH FARMERS
As of May 1st, 2024

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GEOGRAPHY

In addition to pursuing land within a specific farmer’s target area, we also focus on expanding into new regions of the United States. The resulting portfolio is geographically diverse, offering investors some protection against the challenges that can befall a single agricultural area in any given year, including weather, pests, disease, and regional market price dynamics. As more capital is raised and new relationships develop, we intend to continue diversifying our geographic footprint of the portfolio.

ASSET VALUE EXPOSURE BY STATE
As of May 1st, 2024.

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FARMLAND INVESTMENT MAP
As of May 1st, 2024.

OPERATION TYPE

Our management team performs extensive diligence on potential operators to confirm they are an operations and risk management fit. After this process, we have a “hands off” approach to farm operations, encouraging farmers to manage their businesses as they see fit. As a result, we are able to celebrate new partnerships that add variety to the management practices being used throughout the farm portfolio. Although USDA organic standards are uniform, there are many different on-farm techniques that can achieve and surpass these standards, including use of cover crops and intercropping, till or no-till, length of crop rotation, holistic grazing and pasture management, and more. By investing in farmers that use a variety of methods, we mitigate the risk of any one management practice underperforming in any given year, while empowering farmers to create systems that are sustainable and successful for their operation’s needs.

We are proud to offer financial products centered on land security and financial viability during the organic transition and beyond as these farmers transform the monoculture. A diverse and patient investor base has allowed the Company to innovate, restore, and regenerate the landscape by offering land security—the catalyst for long-term improvement and change.

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Today, Iroquois Valley’s model for partnering with organic farmers and impact investors is seasoned. We are now working to further regenerate ecological health by prioritizing conservation. While the farms we partner with are already conservation-oriented and use practices appropriate for their ecosystems, our work has progressed and we now explicitly prioritize conservation within our risk assessment.

PRODUCTION MIX

We seek relationships that will add to the growing list of crops grown throughout the portfolio. Initially, our farms produced organic row crops like corn, soybeans, and wheat. As the opportunities with farmers in new regions have expanded, our crop selection has increased to include dairy, pastured meats, heirloom grains, legumes, and cereals. Furthermore, our opportunities within each main production category have expanded over the past several years. Farmers are now planting specialty corn and bean varieties. The expansion of crop production options is attributable to the growing demand for more organic food. Management expects this trend to continue. Moving forward, we will continue to look for the right opportunities to add more variety to the organic production mix.

PRODUCTION MIX
As of May 1st, 2024.

ASSET CLASS

In 2016, we added mortgage financing to the portfolio, and in 2019 we added operating lines of credit. In both cases, we were motivated by farmer demand as well as the opportunity to diversify our asset base and in turn, our revenue stream. Our board has approved up to 35% of the total portfolio to be invested via mortgage loans. Mortgage loans provide higher immediate cash returns and are intended to reduce our overall asset class risk. We generally issue loans at 75% loan-to-value or less, which is favorable compared to purchases in which we have 100% asset risk.

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INVESTMENT MIX
As of May 1st, 2024

SECTION 6: IMPACT

Iroquois Valley focuses on regenerative and organic agriculture that positively impacts the health and sustainability of food systems, farming communities, and the environment. Additionally, we support family and independent farms and help them successfully transition into the next generation of sustainable farmers. The following is a breakdown of our ongoing activities specifically targeting social, environmental, and financial returns.

A) OUR VISION

Iroquois Valley has adopted corporate ownership as the most generationally focused, indefinitely scalable, and democratically governed structure suitable to our vision:

An agricultural system transformed through land stewardship, rooted in organic farmland, for the health of people, communities, and our planet.

B) PUBLIC BENEFIT CORPORATION

To further cement our commitment to triple bottom line impact, Iroquois Valley REIT has incorporated as a Delaware public benefit corporation. As a PBC we conduct business that balances the interests of the shareholders with our public benefits. As stated in our Certificate of Incorporation, our specific public benefit is enabling healthy food production, soil restoration, and water quality improvements through the establishment of secure and sustainable farmland access tenures. Delaware law requires that, among other things, we must regularly report on our beneficial objectives and progress towards achieving or supporting them, as discussed below in Impact Reporting.

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C) IMPACT REPORTING

Iroquois Valley believes impact measurement and assessment is essential to our work. We internally measure and report on our impact through both impact reports and public benefit reports. We engage with third-party impact assessors who independently verify and evaluate practices and outcomes. Iroquois Valley is committed to transparency through rigorous independent evaluation of its work.

B Lab, the non-profit that manages the B Corp Certification, conducts impact assessments every 3 years, evaluating practices in five stakeholder categories: governance, workers, community, environment, and customers. The B Lab assessment is dynamic and evolves so that every recertification includes additional considerations. In the past, Iroquois Valley scored within the top 10% of all B Corps assessed, earning it awards like Best for the World Overall and in specific categories. As the number of B Corps grow globally, Best for the World honors have become more competitive and are now earned by companies scoring in the top 5% of those assessed. Iroquois Valley underwent its most recent recertification effective 2022.

In 2019, Iroquois Valley became one of the first companies to undergo an Impact Management Assessment by Aeris Insight. This assessment evaluates a company’s impact management capacity by focusing on systems and processes as strong indicators of its ability to make investments in alignment with its stated impact thesis and to achieve its impact goals. Aeris’ methodology has been established and refined through performing impact management and financial analyses and ratings of Community Development Financial Institutions (CDFIs) for the past 15 years. This work has been essential in making impact investing more accessible for institutional investors. Aeris expanded its impact assessments to include investment companies and funds across asset classes, through which Iroquois Valley was assessed.8

SECTION 7: PORTFOLIO SPECIFICS

As of the date of this offering circular we have a portfolio of 117 farmland investments, including farms, mortgages, and lines of credit. This portfolio covers 56 counties across 19 different states. The biggest investment class of the portfolio is owned farmland, with 64 farms owned as of the date of this offering circular with 8 successful divestitures since Iroquois Valley’s inception. As of the date of this offering circular, we have a total of 44 mortgage loan investments in the current portfolio. In 2019 we started growing a new segment of our investment portfolio: operating lines of credit. As of the date of this offering circular we now have 10 operating lines of credit (including two term loans) to farmers, comprising approximately 3% of our total portfolio by value. We also have an equity investment comprising less than 0.5% of our total portfolio in a single operating company that sells chickens raised within a regenerative poultry production system.

As noted earlier, we develop strong relationships with our farmer tenants and borrowers. We follow each farmer’s development and progress with both formal and informal communication. This includes in-person meetings, phone calls, electronic communication, and formal reports. Under most of our leases, the tenants are required to provide annual production reports. These are reviewed to assess whether any variable rent is due (if applicable for the lease). On our mortgage loan investments, we have annual (and sometimes semi-annual) financial reporting requirements. We generally do not require tax returns or updated business plans from our tenants and borrowers, although those are occasionally provided for review. The regular communication and materials allow us to evaluate credit quality and risks on an ongoing basis.

The series of tables below provide details of our current investments.

__________________________

8 Iroquois Valley’s Impact Management Assessment by Aeris can be found here: https://files.constantcontact.com/ab34bb17201/ed4c8a47-be3c-4e31-a31b-3c314ae51d82.pdf

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Owned Farmland

The table below provides an overview of the farms owned by us in our portfolio and material lease terms as of 12/31/23.

					Year Acquired (1)		Lease Expiration (Yr-Mon)
Property Name	County	State	Type of Farm	Organic		Acreage (2)		Renewal Rights
Iroquois Valley East & West	Iroquois	IL	Crop Rotation	Organic	2007	241	24-Dec	2 year extension
Denker	Livingston	IL	Crop Rotation	Organic	2011	225	24-Dec	2 year extension
Pleasant Ridge	Livingston	IL	Crop Rotation	Organic	2011	76	24-Dec	2 year extension
Old Oak	Huntington	IN	Crop Rotation	Organic	2012	121	23-Dec	2 year extension
Hedge Creek	Will	IL	Crop Rotation	Organic	2012	80	24-Dec	2 year extension
Rock Creek	Will	IL	Crop Rotation	Organic	2012	80	24-Dec	2 year extension
Red Oak	Boone	IN	Crop Rotation	Organic	2013	115	23-Dec	2 year extension
MooJack	Montgomery	IN	Crop Rotation	Organic	2013	130	23-Dec	2 year extension
Mary Ellen’s and One Bottom	Iroquois	IL	Crop Rotation	Organic	2013	155	24-Dec	2 year extension
Sparta Woods	Noble	IN	Crop Rotation	Organic	2013	166	24-Dec	2 year extension
Healing Ground	Rockcastle	KY	Other/Specialty	None	2014	110	24-Dec	2 year extension
Two Roads (5)	Shelby	IL	Crop Rotation	Organic	2014	240	N/A	Year-to-year
Mystic River (3)	Monroe	WV	Dairy	Organic	2014	172	23-Dec	1 year extension
Brindle	Allen	IN	Crop Rotation	Organic	2014	65	23-Dec	2 year extension
Mackinaw	Ford	IL	Crop Rotation	Organic	2014	114	23-Dec	2 year extension
South Grove	DeKalb	IL	Crop Rotation	Organic	2015	77	23-Dec	2 year extension
Jubilee	Elkhart	IN	Crop Rotation	Organic	2015	53	24-Dec	2 year extension
Yoder	Allen	IN	Crop Rotation	Organic	2015	79	24-Dec	2 year extension
Tower Road	Dekalb	IL	Crop Rotation	Organic	2015	80	24-Dec	2 year extension
Bahasaba	Hill	MT	Crop Rotation	Organic	2016	320	24-Dec	2 year extension
Lake Wawasee	Noble	IN	Crop Rotation	Organic	2016	99	24-Dec	2 year extension
Tippecanoe	Kosciusko	IN	Crop Rotation	Organic	2016	116	24-Dec	2 year extension
Creambrook	Augusta	VA	Dairy	Transitional	2017	215	24-Apr	2 year extension
Flat Rock	Seneca	OH	Crop Rotation	Organic	2017	416	23-Dec	2 year extension
Battle Creek	DeKalb	IL	Crop Rotation	Organic	2017	160	24-Dec	2 year extension
Cottonwood	Hill	MT	Crop Rotation	Organic	2017	960	27-Dec	2 year extension
South Fork A	Livingston	IL	Crop Rotation	Organic	2017	88	24-Dec	2 year extension
South Fork B	Livingston	IL	Crop Rotation	Organic	2017	179	24-Dec	2 year extension
White River	Daviess	IN	Crop Rotation	Organic	2018	240	24-Dec	2 year extension
Hidden Pasture	Schoharie	NY	Dairy	Organic	2018	112	26-Jul	2 year extension
Ten Mile	Lucas	OH	Crop Rotation	Organic	2018	57	23-Dec	2 year extension
Hi-Line (4)	Hill	MT	Crop Rotation	Organic	2019	2,208	28-Dec	2 year extension
Rock Creek North	Will	IL	Crop Rotation	Organic	2019	150	23-Mar	1 year extension
Money Creek	McLean	IL	Crop Rotation	Organic	2019	162	25-Dec	3 year extension

95

Eldert	Iroquois	IL	Crop Rotation	Organic	2020	162	28-Dec	3 year extension
Parish	Kankakee	IL	Crop Rotation	Organic	2020	278	25-Dec	3 year extension
Petersen	Iroquois	IL	Crop Rotation	Organic	2020	52	25-Dec	3 year extension
Rock Creek East	Will	IL	Crop Rotation	Organic	2020	73	25-Dec	1 year extension
Rock Creek West	Will	IL	Crop Rotation	Transitional	2020	80	25-Dec	1 year extension
Rock Creek 30	Will	IL	Crop Rotation	Organic	2020	30	25-Dec	1 year extension
Sugar Creek East	Boone	IN	Crop Rotation	Organic	2020	255	26-Dec	3 year extension
Sugar Creek West	Boone	IN	Crop Rotation	Organic	2021	420	26-Dec	3 year extension
Tucker South	Calloway	KY	Crop Rotation	Organic	2021	230	24-Aug	3 year extension
Scheffers	Kankakee	IL	Crop Rotation	Organic	2021	128	24-Mar	3 year extension
Pittwood	Iroquois	IL	Crop Rotation	Organic	2021	182	27-Dec	3 year extension
Persch	Kankakee	IL	Crop Rotation	Organic &	2021	157	27-Dec	3 year extension
Close	Huntington	IN	Crop Rotation	Transitional	2022	80	27-Dec	3 year extension
Temple	Tuscola	MI	Crop Rotation	Transitional	2022	58	27-Dec	3 year extension
Mantoan	Kankakee	IL	Crop Rotation	Organic	2022	62	24-Dec	3 year extension
Harms	DeKalb	IL	Crop Rotation	Transitional	2022	73	27-Dec	3 year extension
Hearns	Iroquois	IL	Crop Rotation	Transitional	2022	73	28-Dec	3 year extension
Roann	Wabash	IN	Crop Rotation	Transitional	2022	89	28-Dec	3 year extension
Wright	Lee	IL	Crop Rotation	Organic	2022	188	28-Dec	3 year extension
Doughty	LaSalle	IL	Diversified	Transitional	2023	45	28-Dec	3 year extension
Park Hill	Rutland	VT	Pastured	Transitional	2023	307.5	28-Dec	3 year extension
Koontz Lake	Starke	IN	Pastured	Organic	2023	236	28-Dec	3 year extension
Osterman	Will	IL	Crop Rotation	Transitional	2023	34.5	28-Dec	3 year extension
Merkle	Iroquois	IL	Crop Rotation	Transitional	2023	354	29-Dec	3 year extension

Footnotes:

(1)	Title to all our farms was acquired and is held in fee simple. Unless noted otherwise, none of our properties are subject to any material mortgages, liens, or other encumbrances. See also, the immediately following subsection titled “Liens and Encumbrances on Owned Farmland.”
(2)	For all our leased farm properties, 100% of available acreage is leased.
(3)	Assuming the lease is not in default, the lessee shall have the option to buy the buildings on the property at the greater of the Iroquois Valley’s basis in the buildings and the fair market value of the buildings. Furthermore, if the lessee purchases the buildings, they may simultaneously purchase 310 acres of property at the greater of a previously agreed-to price per acre or fair market value.
(4)	We have a crop share agreement with the tenant of one of our farms, whereby we split the profits of the farm with the farmer in lieu of traditional lease payments.

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Liens and Encumbrances on Owned Farmland

We have 14 farms with mortgage liens supporting a revolving line of credit. Iroquois Valley East, Iroquois Valley West, Denker, Pleasant Ridge, One Bottom, Two Roads, South Fork, Eldert, Parish, Peterson, Scheffer, Persch, Mantoan, and Harms collectively secure $10,000,000 in revolving credit capacity under 1 facility.

Future Rental Payments

The following table presents future minimum base rental cash payments due to the Company over the next five calendar years and thereafter as of the date of December 31, 2023:

As of Dec. 31, 2023
FY 2024	$1,913,529
FY 2025	1,516,056
FY 2026	1,072,423
FY 2027	667,920
FY 2028	437,543
Thereafter	313,200
$5,920,671

Capital Improvements on Our Properties – Drainage

From time-to-time we fund drainage tile installation projects on farms that experience flooding. These projects range in cost from several thousand dollars to over $100,000, depending primarily on acreage improved, and to a lesser extent on the specific tile plan (including, for example, the size and spacing of tile and the complexity of layout). The Company typically funds these improvements with available cash or by accessing its lines of credit.

In recent years, tiling projects have cost an average of about $1,100/acre, with the range being $900-$1,300/acre.

The investment for these projects is partially recouped through higher rents charged to the properties’ farmers. We also believe that adding drainage tile increases the value of the property.

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Insurance

The Company carries comprehensive liability and fire insurance covering all the properties in its portfolio, in addition to other coverages that may be appropriate for certain of its properties. Additionally, the Company carries a directors and officers liability insurance policy that covers such claims made against the Company and its directors and officers. The Company believes the policy specifications and insured limits are appropriate and adequate for its properties given the relative risk of loss, the cost of the coverage and industry practice; however, its insurance coverage may not be sufficient to fully cover its losses.

Mortgage Loans

The average interest rate for our mortgage loan investments is 5.57%. The following table provides an overview of the mortgage loan investments made by us and held as assets in our portfolio as of December 31, 2023.

Borrower Farm Name	County	State	Position	# Acres	Type of Farm	Organic Status	Loan Year	Original Loan Amount	Interest Rate	Interest 2023	Principal Balance at 12/31/2023	Prepayment Penalty?	Maturity Date	Balance Due at Maturity (at issuance)
Boone County	Boone	IA	1 st	77	Other / Specialty	Organic	2017	$540,000	5.50%	$23,264	$0	No	6/1/2022	$540,000
Engelhard Family	Tuscola	MI	1 st	160	Row Crop	Organic	2017	$900,000	6.50%	$45,876	$865,340	No	3/1/2027	$795,282
Engelhard Family	Tuscola	MI	2 nd	–	Row Crop	Organic	2017	$100,000	7.26%	$4,870	$84,775	No	3/1/2027	$1,218
Minnawanna	Olmstead	MN	1 st	320	Dairy	Organic	2022	$356,000	5.85%	$20,427	$347,983	No	10/1/2027	$356,000
Sharing our Roots	Dakota	MN	1 st	40	Non-Dairy	Transitional	2022	$300,000	5.00%	$10,831	$199,025	No	11/1/2027	$0
Vermont Natural Beef	Rutland	VT	1 st	307	Non-Dairy	Organic	2017	$787,500	5.50%	$10,828	$0	No	7/31/2022	$787,500
Bickford Farms	Iowa	WI	1 st	129	Row Crop	Organic	2018	$428,000	7.33%	$26,155	$428,000	No	12/1/2028	$–
Boone County	Boone	IA	2 nd	–	Other / Specialty	Organic	2018	$90,000	5.75%	$4,038	$0	No	6/1/2022	$89,661
Pasturage	Oceana	MI	1 st	40	Non-Dairy	Transitional	2018	$62,500	5.75%	$3,732	$61,613	No	11/1/2048	$–
Richview	Washington	NY	1 st	101	Dairy	Organic	2018	$500,000	5.50%	$7,996	$0	No	4/1/2045	$–
Singing Pastures	Lincoln	ME	1 st	206	Non-Dairy	Transitional	2018	$416,250	4.75%	$15,613	$322,091	No	10/1/2039	$–
Diamond H	Wabasha	MN	1 st	309	Row Crop	Transitional	2019	$870,000	6.00%	$52,103	$870,000	No	2/28/2039	$484,330
Hepatica	Washington	NY	1 st	100	Non-Dairy	Transitional	2019	$148,000	5.75%	$6,505	$107,614	No	7/1/2033	$–
Minnawanna	Olmstead	MN	2 nd	–	Dairy	Organic	2019	$100,000	6.00%	$6,000	$100,000	No	10/1/2029	$–
Mystic River	Monroe	WV	1 st	8	Pastured Livestock	Organic	2019	$100,000	5.50%	$5,042	$100,000	No	5/1/2029	$–
Mystic River	Monroe	WV	2 nd	–	Pastured Livestock	Organic	2019	$34,899	6.00%	$1,968	$32,767	No	5/1/2029	$27,206
Diamond H	Wabasha	MN	3 rd	-	Row Crop	Organic	2020	$150,000	6.00%	$8,992	$150,000	No	5/1/2030	$–
Hamann	Will	IL	1 st	10	Pastured Livestock	Transitional	2020	$130,000	6.00%	$7,800	$130,000	No	7/1/2030	$–
Huss	Sandusky	OH	1 st	80	Row Crop	Transitional	2020	$420,000	5.50%	$ 23,100	$420,000	No	9/1/1930	$374,940
Huss	Sandusky	OH	2 nd	-	Row Crop	Transitional	2020	$60,000	7.00%	$4,200	$60,000	No	9/1/1930	$54,697
Little Farm by the Sea	Grays Harbor	WA	1 st	100	Pastured Livestock	Transitional	2023	$329,984	4.50%	$558	$329,984	No	1/1/2034	$231,094
Mint Creek	Ford	IL	1 st	225	Non-Dairy	Organic	2020	$1,250,000	5.50%	$ 68,750	$1,250,000	No	12/31/2025	$1,250,000
Phyllis	Huntington	IN	1 st	70	Row Crop	Transitional	2020	$353,120	5.25%	$ 18,539	$353,120	No	1/1/2031	$314,029
Prairie Fruits	Champaign	IL	1 st	53	Non-Dairy	Transitional	2020	$800,000	5.50%	$ 44,000	$800,000	No	4/1/2045	$266,633
White River	Daviess	IN	1 st	240	Row Crop	Transitional	2020	$220,000	5.50%	$0	$0	No	8/1/2023	$–
Chehallis Farm	Gray's Harbor	WA	1 st	11	Pastured Livestock	Transitional	2021	$262,500	6.00%	$ 15,750	$262,500	No	7/1/2031	$236,072

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Creambrook	Augusta	VA	1 st	215	Row Crop	Transitional	2021	$130,000	6.00%	$7,800	$130,000	No	9/1/2031	$–
Creambrook	Augusta	VA	2 nd	215	Row Crop	Transitional	2021	$70,000	6.50%	$4,439	$67,717	No	1/1/2027	$–
Doudlah's Dirt LLC	Rock	WI	1 st	1,650	Crop Rotation	Organic	2021	$1,045,000	6.00%	$ 62,700	$1,045,000	No	6/1/2031	$887,201
Evergreen	Cochise	AZ	1 st	9,767	Pastured Livestock	Cerftifiable	2021	$621,075	5.75%	$ 35,712	$621,075	No	9/1/2046	$206,244
Evergreen	Cochise	AZ	2 nd	-	Pastured Livestock	Cerftifiable	2021	$82,810	6.50%	$4,655	$73,539	No	8/1/2031	$935
Gray Family Farms	Iroquois	IL	1 st	261	Diversified	Organic &	2021	$873,000	5.50%	$ 48,015	$873,000	No	9/1/2031	$778,959
Gray Family Farms	Iroquois	IL	2 nd	-	Diversified	Organic &	2021	$633,750	5.50%	$ 34,856	$633,750	No	9/1/2031	$565,758
Gray Family Farms	Iroquois	IL	3 rd	-	Diversified	Organic &	2021	$510,000	5.25%	$26,355	$498,117	No	9/1/2031	$396,427
Prairie Grass Ranch	Hill	MT	1 st	3,600	Pastured Livestock	Organic	2021	$2,562,000	5.50%	$ 140,910	$2,562,000	No	4/1/2041	$1,932,374
Rocky Road	Fayette	IL	1 st	312	Dairy	Organic	2021	$252,221	1.00%	$0	$0	No	5/1/2028	$–
Vollmar	Tuscola	MI	1 st	1,085	Crop Rotation	Organic	2021	$303,750	6.00%	$ 18,225	$303,750	No	1/1/2052	$–
Vollmar	Tuscola	MI	2 nd	-	Crop Rotation	Organic	2021	$166,500	6.00%	$9,990	$166,500	No	1/1/2052	$–
White River	Daviess	IN	2 nd	-	Row Crop	Transitional	2021	$558,500	6.00%	$ -	$0	No	11/1/2031	$–
Union Fair	Knox	ME	1 st	180	Pastured Dairy	Organic	2021	$400,000	1.25%	$4,858	$386,362	No	2/1/2042	$224,033
Union Fair	Knox	ME	2 nd	-	Pastured Dairy	Organic	2021	$96,027	1.25%	$1,164	$92,577	No	2/1/2042	$53,563
Sumac Creek	Kankakee	IL	1st		Diversified	Transitional	2022	$370,000	6.00%	$19,700	$320,000	No	3/1/2032	$272,681
Tulip Tree	Will	IL	1st		Diversified	Transitional	2022	$516,750	7.00%	$36,173	$516,750	No	6/1/2032	$449,737
Tulip Tree	Will	IL	2nd		Diversified	Transitional	2022	$89,384	7.00%	$6,101	$85,947	No	6/1/2032	$60,379
Evergreen MO	Polk	MO	1st		Pastured Livestock	Transitional	2022	$766,500	6.00%	$45,990	$766,500	No	6/1/2032	$694,268
Evergreen MO	Polk	MO	2nd		Pastured Livestock	Transitional	2022	$102,200	6.75%	$6,375	$96,690	No	6/1/2032	$1,174
Norwich	Windsor	VT	1st		Diversified	Transitional	2022	$850,000	6.50%	$55,250	$850,000	No	6/1/2032	$733,845
Butts	Albany	NY	1st		Diversified	Transitional	2022	$300,000	4.50%	$13,500	$300,000	No	7/1/2032	$271,528
White River	Kosciuko	IN	1st		Crop Rotation	Transitional	2022	$4,936,810	5.50%	$270,652	$4,881,640	No	7/1/2032	$4,225,647
Eli's Ridge	Stanley	NC	1st		Pastured Livestock	Transitional	2022	$645,000	5.75%	$37,088	$645,000	No	10/1/2032	$549,854
Waterfall	Schoharie	NY	1st		Crop Rotation	Transitional	2022	$225,000	4.50%	$10,163	$225,000	No	11/17/2025	$227,541
Ford Farms (2)	Boone	IN	1st		Crop Rotation	Transitional	2022	$150,000	5.00%	$ -		No	12/31/2022	$157,001
Wise Farm	Douglas	KS	1st		Pastured Livestock	Transitional	2023	$1,477,500	6.00%	$53,864	$1,477,500	No	06/15/2033	$1,258,683
Starr Farm	Reno	KS	1st		Diversified	Transitional	2023	$501,370	6.50%	$17,741	$501,370	No	07/01/2033	$430,524
Smokin Oaks	Robertson	TN	1st		Diversified	Transitional	2023	$1,202,915	6.75%	$33,613	$1,202,915	No	08/01/2033	$1,036,926
Vollmar Land LLC	Tuscola	MI	1st		Crop Rotation	Organic	2023	$350,000	7.25%	$5,592	$350,000	No	11/01/2033	$320,671
Salvatierra	Rice	MN	1st		Diversified	Transitional	2023	$425,000	5.00%	$1,599	$425,000	No	01/01/2034	$377,378
TOTALS						–	–	$30,921,815	–	$939,460	$27,372,509	–	–	$21,921,994

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Future Mortgage Payments

The following table presents future mortgage payments (including principal and interest) due to Iroquois Valley over the next ten calendar years and thereafter as of December 31, 2023:

Period	Total Payments
2024	1,749,391
2025	3,254,193
2026	1,740,978
2027	2,369,879
2028	2,189,443
2029	2,000,384
2030	3,127,773
2031	4,881,388
2032	8,334,925
2033+	10,648,547
40,296,901

Operating Lines of Credit

The following table provides an overview of the operating line of credit investments made by us and held as assets in our portfolio as of December 31, 2023.

Borrower Farm Name	County	State	Position #	Acres	Type of Farm	Organic Status	Loan Year	Maximum Loan Amount	Interest	Interest	Principal Balance	Prepayment Penalty?	Maturity Date
Vilicus Farms	Hill	MT	1st	3,493	Row Crop	Organic	2019	N/A	N/A	N/A	N/A	No	7/1/2022
Rocky Road	Fayette	IL	1st	312	Dairy	Organic	2020	N/A	7.00%	N/A	N/A	No	12/31/2022
Little Farm by the Sea	Grays Harbor	WA	1st	10	Row Crop	Transitional	2020	$70,000	5.50%	$12,472	$0	No	6/1/2023
Hamann	Will	IL	1st	10	Row Crop	Transitional	2020	N/A	N/A	N/A	$ -	No	6/30/2022
Harvest Tables Farms	Iroquois	IL	1st	52	Pastured Poultry	Transitional	2020	$150,000	6.00%	$9,007	$151,404	No	2/1/2024
Engelhard(1)	Tuscola	MI	1st	160	Row Crop	Organic	2020	N/A	7.00%	$4,635	$0	No	3/1/2022
Engelhard(1)	Tuscola	MI	2nd	160	Row Crop	Organic	2020	N/A	6.00%	$10,435	$0	No	3/1/2022
White River	Daviess	IN	1st	240	Row Crop	Transitional	2020	N/A	N/A	N/A	N/A	No	3/1/2022
Huss	Sandusky	OH	1st	80	Row Crop	Transitional	2021	$220,000	5.70%	$13,639	$220,000	No	1/1/2024
Prairie Fruits	Champaign	IL	1st	53	Diversified	Transitional	2021	$100,000	5.50%	$5,591	$100,942	No	6/1/2026
Chehalis Valley	Grays Harbor	WA	1st	11	Pastured	Transitional	2021	$77,000	6.00%	$4,640	$77,286	No	7/1/2024
Vollmar	Tuscola	MI	1st	1,085	Crop Rotation	Organic	2021	$280,000	6.00%	$17,081	$278,539	No	1/1/2023
Prairie Grass	Hill	MT	1st	3,600	Diversified	Organic	2022	$150,000	5.00%	$3,161	$78,161	No	1/1/2024
Tulip Tree	Will	IL	1st	64	Diversified	Transitional	2023	$349,125	8.00%	$18,400	$307,943	No	3/17/2024
Central Grazing	Douglas	KS	1st	45	Diversified	Organic	2022	$883,000	7.00%	$27,464	$401,173	No	11/30/2025
Hepatica	Washington	NY	1st	95	Diversified	Organic	2023	$25,000		$754	$24,846	No	7/1/2026
TOTALS								$2,304,125		$127,279	$1,640,294

100

Prospective Acquisitions

We anticipate using these offering proceeds to purchase farmland and to provide mortgages and operating lines of credit. As of the date of this Offering, several prospective acquisitions are progressing through our evaluation process.

Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking, our newsletter, and our website. As a result, we are able to carefully select advantageous opportunities. We believe we could spend $50 million per year on organic farmland investments over the next 2 years with sufficient capital support.

Competition

We believe that we have very few direct competitors—investment entities focused on supporting independent organic family farmers. Indirectly, we compete with a variety of REITs and funds focused on agricultural investments. These competitors often have substantially greater financial and other resources than we have and may have substantially more operating experience than either us or our management team. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Two public REITs, Gladstone Land Corporation (LAND) and Farmland Partners Inc. (FPI), are notably focused on agricultural investments, but without an organic focus. We view these public farmland REITs as indirect competition however, given our focus on organic operations.

In addition to the public companies, the management team knows of several private investment entities focused on agriculture finance, including in some cases supporting organic or regenerative farmers. There may also be private individuals or entities that we are unaware of competing with us for suitable acquisitions. Because the demand for farmer-friendly organic and regenerative financing still exceeds the supply of capital, we believe many of these private funds are likely to serve as mission-aligned collaborators rather than competitors. We are actively exploring the possibility of co-lending with some of these mission-aligned entities, with the hope of leveraging such relationships to support more and larger projects while still meeting our underwriting standards for risk and diversification.

For our leased properties, our acquisition strategy has resulted in what we believe is a low vacancy rate (discussed in “Tenant Delinquencies and Related Matters,” below). We do not look for farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing and prospective organic farmers. Accordingly, it is common for Iroquois Valley to purchase conventional farmland identified for us by a prospective organic farmer tenant, and then promptly lease that property to the organic farmer who will bring the property through an organic transition and obtain USDA Organic certification. In other circumstances, we will acquire a property that is already certified organic or undergoing transition and keep the same tenant farm family on land they have been tending for generations.

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TENANT DELINQUENCIES AND RELATED MATTERS

Historical Vacancies

Since inception, we have had 11 vacancies on leased land. It is our policy to keep all farms leased on long-term, renewable contracts. If a tenant is unable to pay, lease restructuring and/or additional investment in the farm (e.g., drainage, storage, fencing, soil amendments) are considered where they may be sufficient to retain the tenant. Declaring a default and re-leasing to another organic farmer is undertaken as the next level of resolution. Sale of a farm is the final option where no other better option has been successful.

Historical Lease Vacancies and Transitions
Farm	State	Generation of	Vacancy	Resolution
		Departing	Year
		Tenant
Union Fair	ME	2nd	2015	Sold
Rock Creek / Hedge Creek	IL	3rd	2015	Re-leased
Mackinaw	IL	3rd	2019	Re-leased
Sheldon Flatts	NY	1st	2019	Sold
Susquehanna	NY	Vacant	2019	Sold
Shiawassee	MI	Vacant	2020	Sold
Rock Creek North	IL	1st	2021	Re-leased
Rock Creek East	IL	1st	2021	Re-leased
Rock Creek West	IL	1st	2021	Re-leased
Rock Creek 30	IL	1st	2021	Re-leased
Tippecanoe	IN	3rd	2021	Re-leased

Reserves and Past Due Accounts Receivable

As of December 31, 2023, we had two tenants with past-due rents that are deemed at high-risk of collection (categorized as Default). We are actively working with these tenants to resolve past-due amounts. Additionally, we had one tenant past-due (categorized as Watch). As of December 31, 2023, an allowance specific to these accounts receivable of $17,173 was recorded. Although we believe that we will be able to achieve a resolution to mitigate the loss of revenue with all past-due amounts, there can be no assurance that we will still not recognize significant losses of revenue with respect to these tenants.

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As of December 31, 2023, we have $65,653 of rent receivables (gross) that are over 60 days past due.

Past Due Rent Receivables (Consolidated)
61-90 Days	91+Days	Total
$10,366	$55,287	$65,653

Most of our leases are structured as semi-annual payments. Frequently, we will allow for deferment of the mid-year and year-end payment to allow for proceeds from the sale of the year’s harvest to cover rent. Our experience has been that this type of past due receivable is fully collectible. Note that variable rent payments are not due until production is sold. The following chart provides a breakdown of past due amounts by tenant and the associated risk rating as December 31, 2023.

Mortgages with a 60+ day delinquency represents approximately 0.7% of the Company asset base and is consistent with historical delinquency ratios.

BORROWER DELINQUENCIES AND RELATED MATTERS

Loan Loss Reserves

The Company utilizes an internal risk rating system to evaluate credit risk. Credit risk ratings are based on current financial information, comparison against industry averages, collateral coverage, historical payment experience, and current economic trends. The Company uses the following definitions for credit risk ratings:

•	Performing - Loans not classified as Watch, At-Risk or Default.
•	Watch - Loans with payments that are 90 days past due or greater and designated for elevated attention. Indicates above-average risk.
•	At-Risk - Loans with an increased likelihood of default. These loans represent borrowers whose paying capacity makes full collection questionable.
•	Default - Loans that are currently failing to meet contractual obligations or for which the Company has temporarily waived certain contractual requirements. There is a high expectation of credit losses or write-offs on these loans.

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The following table summarizes the credit risk profile of the Company's mortgage notes receivable and operating lines of credit receivable as of December 31, 2023 and 2022:

Summary of Mortgage Notes Receivable of Credit as of December 31, 2023 and 2022

	Outstanding	Outstanding
	Balance	Balance
	12/31/23	12/31/22

Performing	$16,217,169	$18,858,017
Watch	7,744,170	2,636,481
At-risk	3,411,172	1,879,661
Default	–	2,011,465

Total loans	$27,372,511	$25,385,624
Allowance for credit/loan losses	(135,890)	(126,758)
Net deferred origination fees	(102,795)	(97,878)

Net loans	$27,133,826	$25,160,988

Interest rate range	1.25 - 8.00%	1.25 - 8.00%
Maturity date range	2024 - 2052	2023 - 2052

Summary of Operating Lines of Credit as of December 31, 2023 and 2022

	Outstanding	Outstanding
	Balance	Balance
	12/31/23	12/31/22

Performing	$1,239,121	$654,322
Watch	–	578,675
At-risk	401,173	–
Default	–	657,336

Total loans	$1,640,294	$1,890,333
Allowance for loan losses	(5,194)	(9,758)
Net deferred origination fees	–	–

Net loans	$1,635,100	$1,880,575

Maximum available balance	$2,234,125	$2,682,410
Interest rate range	5.00 - 8.25%	5.00 - 8.00%
Maturity date range	2024 - 2026	2023 - 2026

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

See the linked sections below for Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ending December 31, 2023, covered by our most recent Annual Report on Form 1-K, which information is hereby incorporated by reference into this offering circular.

•	Form 1-K for the fiscal year ended December 31, 2023 (see Item 2)

DIRECTORS AND OFFICERS

BOARD OF DIRECTORS

Name	Position	Age	Term of Office
Dr. Anna Jones-Crabtree (1)	Chairperson of the Board of Directors	54	Sept 2021-2024
David E. Miller	Director and Co-Founder	70	Sept 2021-2024
Dr. Stephen P. Rivard	Director and Co-Founder	70	Aug 2022-2025
Andy Ambriole (1)	Director and Managing Director, Farmland Investments	35	Aug 2022-2025
Dorothy D. Burlin	Director	56	Aug 2022-2024
Ingrid Dyott	Director	51	Jan 2024-(2)
Arnold W. Lau	Director	65	Sep 2023-2026
Joseph A. Mantoan	Director	70	Sep 2023-2026
Olivia Watkins	Director	29	Aug 2022-2025
Christopher Zuehlsdorff	Director and Chief Executive Officer	48	Sep 2023-2026

(1)	Dr. Jones-Crabtree and Mr. Ambriole are both tenant farmers of and at times borrowers from Company relating to their respective farms. See “Conflicts of Interest,” below.
(2)	On December 13, 2023, Malaika Maphalala resigned from her position as Director due to personal obligations, following over 6 years of service. On January 29, 2024, the Board of Directors appointed Ingrid Dyott to the vacancy created by Ms. Maphalala’s resignation, to serve until the next meeting of the stockholders.

Our diverse board of directors has business, finance, farming, advocacy, and health care expertise. Biographical information for our board of directors is set forth further below.

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Our board of directors consists of 10 individuals who are typically elected to 3-year terms, with term lengths determined prior to the time of election. We currently have 10 directors, and no vacancies on our board. Directors are elected by shareholders at each annual meeting. If a vacancy arises, our Bylaws provide that the board, acting by a majority of the directors then in office, shall appoint a new director who shall hold office until the next annual election of directors and until their successor is duly elected and qualified. Any director, or the entire board of directors, may be removed from office at any time with or without cause by the affirmative vote of the shareholders holding of at least 66% of the voting power of all of the shares of common stock of Iroquois Valley REIT then entitled to vote generally in the election of directors.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

The board is responsible for managing the business and affairs of Iroquois Valley. The board is authorized, to the full extent of the law, the Certificate of Incorporation, and the Bylaws to exercise all such powers and do all such acts as may be done by Iroquois Valley REIT. This includes (but is not limited to) all such powers and acts of Iroquois Valley REIT in its capacity as manager of Iroquois Valley LLC. In addition, the board appoints and oversees the officers of Iroquois Valley REIT, Iroquois Valley TRS, and Iroquois Valley LLC.

COMMITTEES OF THE BOARD OF DIRECTORS

The board may delegate many of its powers to one or more committees. Effective as of August 31, 2018, our board of directors established an Investment Committee and adopted a charter document governing the Investment Committee’s operations. The charter was most recently amended in December 2022. Our board has also since established and launched a Finance Committee and Governance & Board Development Committee. Charters for these committees were finalized and adopted in December 2022. Please refer to the section titled “Policies with Regards to Certain Activities—Committees” for more detailed description of the committees.

The Board from time to time may form committees to accomplish a specific task. Upon completion of the task, the committee is typically disbanded. Additionally, the board may establish new standing committees at any time, in their discretion.

The Governance & Board Development Committee performs similar functions to a compensation committee, among other responsibilities. The committee is advisory to the board of directors. The committee carefully reviews and considers matters under its purview, including compensation, and makes recommendations to the board for approval.

The Finance Committee, chaired by Director Joseph Mantoan, meets regularly with the Company’s independent auditors in order to establish a direct line of communication for the board. The Finance Committee reviews the audit and comments to the Company from the auditors prior to the board’s review and makes a recommendation to the board prior to the board considering approval of the audit.

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EXECUTIVE MANAGEMENT TEAM

EXECUTIVE MANAGEMENT TEAM
Name	Position	Background	Experience
Christopher Zuehlsdorff	CEO	Investment Management	21 years
Donna Holmes	Managing Director, Investor Relations	Finance and Law	33 years
Andy Ambriole	Managing Director, Farmland Investments	Farming	17 years

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES AND SERVICE PROVIDERS

We treat the production of healthy foods on living soils as an ongoing business, not as a fund or specialized trading operation. We are able to utilize the extensive corporate experience of our staff. We believe that our management’s experience is appropriately applied to managing risk factors and strategic planning for a growing industry that has few models to follow. Our management team actively manages the business for geographic, tenant, production, and overall capital diversification.

The tables below outline the officers for Iroquois Valley REIT and Iroquois Valley TRS and the officers and significant employees of Iroquois Valley LLC. Generally, all Iroquois Valley staff are hired by our operating company, Iroquois Valley LLC. Following the tables, biographies are provided for all the individuals listed.

IROQUOIS VALLEY FARMS LLC
Name	Position	Background	Age	Start of Term
Christopher Zuehlsdorff	Chief Executive Officer	Investment Management (21 years)	48	2/28/23(1)
Donna Holmes	Managing Director, Investor Relations	Finance and Law (33 years)	62	6/7/21
Andy Ambriole	Managing Director, Farmland Investments	Farming 17 years)	35	9/1/2023

(1)	Zuehlsdorff served as the Company’s Chief Operating Officer from July 25, 2022 through February 27, 2023. The Board appointed him CEO effective February 28, 2023.

IROQUOIS VALLEY FARMLAND REIT, PBC
Name	Position
Christopher Zuehlsdorff	Chief Executive Officer and Director
Donna Holmes	Corporate Secretary and Manager Director, Investor Relations
Andy Ambriole	Managing Director, Farmland Investments

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IROQUOIS VALLEY FARMLAND TRS, INC.
Name	Position
Christopher Zuehlsdorff	President
Donna Holmes	Secretary

Biographies of our board of directors, executive officers, and significant employees are as follows:

BOARD OF DIRECTORS

Dr. Anna Jones-Crabtree, Chairperson

Dr. Jones-Crabtree and her husband Doug own and manage Vilicus Farms, a first generation, organic, 13,000-acre dryland crop farm in Northern Hill County, Montana growing a diverse array of organic heirloom and specialty grain, pulse, oilseed and broadleaf crops under five and seven-year rotations. In thirteen seasons, Vilicus Farms grew from 1,280 acres to be a nationally recognized farm by using USDA’s beginning farmer programs, employing extensive conservation practices, and fostering unique risk sharing relationships with food companies and land investment firms. With over 26% of their land in non-crop conservation and 400 acres seeded to native pollinator habitat Vilicus Farms became Bee Better certified in 2019, Real Organic Project Certified in 2019, and has been transitioning towards Demeter Biodynamic certification.

Dr. Jones-Crabtree is a Donella Meadows Leadership Fellow and a recipient of the White House Greening Government Sustainability Hero Award. She holds a Ph.D. in Civil and Environmental Engineering with a minor in Sustainable Systems from Georgia Institute of Technology. Dr. Jones-Crabtree served on the USDA Secretary’s Advisory Council on Beginning Farmers & Ranchers, and currently serves on the Xerces Society Bee Better Advisory Board.  Given the realities of farming, she still has an off-farm job with the USDA Forest Service. After several decades fostering more sustainable operations she is now currently serving as the Director for Data Governance for the Northern Region.

Dr. Jones-Crabtree, her husband Doug, and their three Jack Russell Terriers are avid members of the Lentil Underground (http://lentilunderground.com/).

David E. Miller, Co-Founder

After a 30-year career in corporate finance and real estate, Mr. Miller returned to his native Illinois landscape in 2005 by purchasing a 10-acre farm from a family estate of his relatives. Keeping the farm in the family, he reconnected with local relatives and friends farming organically. In 2007, he co-founded Iroquois Valley Farms LLC to enable a new generation of farmers and investors to support healthy food production.

Prior to developing sustainable farmland ventures, Mr. Miller held executive positions at Bank of America, Santa Fe Southern Pacific and First Chicago Corporation, which involved the management and oversight of real estate and capital equipment leasing portfolios. In 2008 he formed Working Farms Capital, an entity seeding new ventures in sustainable agriculture while providing transitional farm management services.

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Mr. Miller is a 1975 graduate of Loyola University of Chicago and a 1978 graduate of Columbia University’s Graduate School of Business. Mr. Miller views education as the primary key to changing the health and economics of current food production systems. Mr. Miller is a founding member of the advisory board for Loyola University’s Institute of Environmental Sustainability and is a recipient of the Institute’s first Damen Award, recognizing his services related to positive environmental change. He continues to restore his small organic farm in Iroquois County, a family heritage since 1875, now being transitioned to native prairie and permaculture production.

Mr. Miller is a co-founder of Iroquois Valley and served as its Chief Executive Officer until 2021.

Stephen P. Rivard, M.D., Co-Founder

Dr. Rivard earned his undergraduate and medical degrees from Loyola University of Chicago. He began a practice in the newest medical specialty at the time – emergency medicine. After twenty-six years, and having raised two children, he changed careers and founded Illinois Vein Specialists in Illinois in 2008, another growing medical specialty business. He also began diversifying his investments to focus on health and organic farmland. His interest in organic farming goes beyond profit. It also includes the mission of creating a more socially conscious and sustainable future for his children. Dr. Rivard is now conducting outreach with other physicians and health care professions to bring attention to the varied health illnesses associated with the current food production system. Specifically, he is concerned about the growth of diabetes, food allergies and various cancer incidences that may be associated with food choices and agricultural production systems.

Dr. Rivard is a co-founder of Iroquois Valley and served as Chairperson of its Board of Directors until 2023.

Andy Ambriole

Mr. Ambriole, his wife Catie, and their three daughters farm approximately 1,400 acres of certified organic land in northern Indiana. Crops grown include corn, soybeans, wheat, and barley along with numerous species of cover crops. He has been a tenant of the Company since 2012 and an equity shareholder from 2012 to 2019. He has served on the Board of Directors since Iroquois Valley’s establishment as a REIT and public benefit corporation at the end of 2016. He has also served on the investment committee since that committee’s establishment in 2018. Beginning in 2021, Mr. Ambriole began providing occasional due diligence support and similar services to the Company as a consultant and served as interim Chief Executive Officer during a key transition period for the Company. Mr. Ambriole has served as Managing Director, Farmland Investments, a full-time position at the Iroquois Valley, since September 1, 2023. His other activities include serving as president of his county’s Soil & Water Conservation District and as an assistant region director for the Indiana Association of Soil & Water Conservation Districts.

Dorothy D ("D.D.") Burlin

Ms. Burlin is a private investor and former attorney. She is an advocate for local, sustainable, organic, and regeneratively grown foods, with particular interest in creative uses of capital to fund the large-scale expansion of this sector. In 2011 she co-founded, and is a continuing member of, the Sustainable Local Food Investment Group (SLoFIG), a 30-member, mission-based, angel investor network based in Chicago, Illinois. From 2010 through 2014, she was an investor in Two Roads Farm LLC, a single-farm investment partnership founded by David Miller and Dr. Stephen Rivard that merged with Iroquois Valley Farms LLC in 2014.

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As an attorney from 1992 to 2007, Ms. Burlin was licensed with the Illinois and Missouri bars, and she was licensed to practice before federal courts in several districts and circuits. Her work included extensive criminal law practice. Her academic credentials include a BA from Dartmouth College and a JD from Georgetown University.

Ms. Burlin and her husband, Johannes, reside in Chicago, Illinois. They also have a small farm near Reeseville, Wisconsin. Ms. Burlin is active in non-profit and political fundraising. She currently serves as the Chair of the Board of Directors of the American Youth Foundation.

Ingrid Dyott

Ms. Dyott spent her entire career in the field of sustainable investing, building a strong franchise at Neuberger Berman over a 25-year period. She was a Senior Portfolio Manager and co-head of Neuberger Berman Sustainable Equity team. Ms. Dyott now serves on Neuberger Berman’s external ESG advisory council. She is an adjunct professor at both City University of New York Baruch College Zicklin School of Business in the Master of Finance program and at Columbia University’s School of International and Public Affairs. She currently serves as Board Chair for Arbor Rising, a non-profit funding and supporting promising social entrepreneurs. She is a board member of the Lily Auchincloss Foundation, an organization focused on supporting NYC nonprofits improving the lives of all New Yorkers.

Ms. Dyott earned an MBA from Columbia University and a BA from Bowdoin College. She lives with her family in New York and enjoys spending time in the outdoors.

Arnold Lau

Mr. Lau served as the Company’s Chief Administrative Officer (and previously its Chief Operating Officer) until 2023. He is also a private investor and independent securities trader. Born and raised in Honolulu, Hawaii, he earned his BA from Lawrence University, and an MBA from Northwestern University. He was previously a member of the Chicago Board Options Exchange from 1983 until 1999, and a member of the Chicago Board of Trade from 1985 until 2007. He is a life member of the Sierra Club and the Nature Conservancy. Mr. Lau has been an investor in Iroquois Valley or its precursors (Two Roads Farm LLC, Shelby County, Illinois) since 2009, a member of the Board since 2012, and served as Corporate Secretary from 2015-2021. He is 1 of the 9 original directors of the Company.

Joseph A. Mantoan

Mr. Mantoan was raised on his immigrate grandparents’ large-scale vegetable farm in Kankakee County Illinois. There he developed a lifelong love and connection to the natural world and an appreciation and joy for family farmers and healthy communities.

Mr. Mantoan joined the multinational consulting firm Accenture in 1976 and served almost 30 years in various North American and International leadership roles. In 2004, he returned to his roots and began to work in farmland preservation and became an advocate for ecological farming. He received his BA and MA in Accounting from the University of Illinois.

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Mr. Mantoan formerly served as Chairman of the Board of Healing Soils Foundation, and currently holds various leadership roles at non-profit organizations including Wellspring Organic Farms, Riveredge Nature Center, and Cedar Lakes Conservation Foundation. He has been a member of the Board of Directors of Iroquois Valley Farmland REIT since 2019.

Mr. Mantoan and his wife, Laura, own 200 acres of certified organic farmland in Washington County, Wisconsin. Since 2010, the farm has been managed by his son, based on rotational grazing and a permaculture keyline water system design. Several conservation and educational workshops have been conducted at the farm over the years. Mr. Mantoan resides in Whitefish Bay, Wisconsin.

Olivia Watkins

Ms. Watkins is a social entrepreneur and impact investor. For the past seven years, she has financed, developed, and operated environmental and social projects across the US. She currently serves as a co-founder and President of Black Farmer Fund, a non-profit impact investing organization creating sustainable and equitable food systems by investing in black farmers and food businesses of NY. She also serves as a board member for Sustainable Agriculture & Food Systems Funders and previously for Soul Fire Farm Institute. Prior to founding Black Farmer Fund in 2017, Olivia worked in several production roles at Soul Fire Farm Institute and Kahumana Organic Farms, leveraging her environmental biology background to manage and grow environmentally regenerative and socially impactful business operations.

Ms. Watkins has an MBA from North Carolina State University in Financial Management, and a BA from Barnard College, Columbia University in Environmental Biology. She was also recognized on the 2021 Forbes 30 under 30 Social Impact list and The Grist 50.

Christopher Zuehlsdorff, Chief Executive Officer

Chris serves as Chief Executive Officer at Iroquois Valley, where he combines his investment management experience and personal background in support of the strategic vision of the organization. Mr. Zuehlsdorff served as the Company’s Chief Operating Officer from July 25, 2022 through February 27, 2023. The Board appointed him CEO effective February 28, 2023. Prior to joining Iroquois Valley, Chris was Senior Managing Director and Co-Head of Global Investments at EnTrust Global, an alternative investment firm based in New York. He was a member of the Management Committee and the Global Investment Committee. As a senior investment professional, Chris covered most asset classes and investment strategies across both public and private markets.

Chris grew up on a family dairy farm in Minnesota and maintained an interest in food and agriculture throughout his career. Since 2016, Chris has been a board member at The Glynwood Center for Regional Food and Farming, a non-profit organization supporting regional food and farming in New York’s Hudson Valley.

Chris graduated with an MBA in Finance and Accounting from Carnegie Mellon University in 2003 and a BA in Economics and Mathematics from Saint Olaf College in 1998. He is a CFA® Charterholder. Chris and his family reside in Boulder, CO. Outside of work, Chris enjoys traveling, gardening, and hiking with his wife, and three sons.

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Executive Officers and Significant Employees

Chris Zuehlsdorff, Chief Executive Officer

Biography included in Board of Directors section above.

Donna Holmes, Managing Director, Investor Relations

In her role at Iroquois Valley, Ms. Holmes conveys the Company’s vision and investment strategy with investors and prospects. She is responsible for expanding our investor base by building a community of like-minded investors. Ms. Holmes is passionate about creating an opportunity for all people to reap the health benefits of nutritional food, grown in a sustainable and socially just society. Using her knowledge of finance and investing, Ms. Holmes structures investment vehicles to address investors’ different needs and goals. She believes in Iroquois Valley’s triple bottom line principles, actively securing social, environmental, and financial returns for our investors. Ms. Holmes has also served as the Company’s Corporate Secretary since 2021.

Prior to joining Iroquois Valley, Ms. Holmes served in business development and investor relations roles at three alternative asset management firms. Before working in finance, she practiced law, specializing in tax and ERISA matters.

Ms. Holmes earned a Bachelor of Science in accounting from Syracuse University, a Juris Doctorate from Syracuse University, College of Law, and a Master of Law in Taxation from New York University. She is a CAIA Charter-holder and an FSA Level 1 Certificate Holder.

Andy Ambriole, Managing Director, Farmland Investments

Biography included in Board of Directors section above.

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MANAGEMENT COMPENSATION

BOARD COMPENSATION

Members of the Iroquois Valley REIT board who are not employees are entitled to receive a stipend and stock grants for their service as directors, subject to the Non-Employee Director Compensation Policy. This policy was first adopted on June 3, 2022, and most recently amended on December 13, 2023. Directors who are also employees or contractors of the Company are typically paid for their work as employees or contractors, as applicable, but are not additionally compensated for their service as directors.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The full text of the Non-Employee Director Compensation Policy is attached hereto and is incorporated herein by reference. The following is a summary of the Non-Employee Director Compensation Policy, qualified in its entirety by the contents of the Non-Employee Director Compensation Policy itself.

Guiding Principles: The Company seeks to retain the skills, knowledge, and network of an engaged and diverse board of directors. We believe that by awarding non-employee board members compensation we can attract and retain more talent to our board, which will further our mission and public benefit goals.

Eligibility: Only non-employee directors or members of authorized and chartered board committees that are not employees are eligible for compensation.

Cash Compensation: Each eligible individual will receive annual cash retainer amounts depending on their role, as further described in the Non-Employee Director Compensation Policy.

The Company will continue to reimburse directors for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board meetings and shareholder meetings.

Equity Compensation: Each non-employee director will receive an annual equity award of common stock of the Company in an amount equal to $5,000 in value, based on the most recently publicly announced share value of the Company’s common stock. Shares will be granted each year on the date of the Company’s annual meeting of the stockholders and shall vest at the sooner of 12 months from the date of grant or the next year’s annual meeting of the stockholders. Where a non-employee director’s service terminates prior to vesting for any reason, all unvested shares shall be immediately cancelled.

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Ability to Decline or Donate Compensation: Any individual entitled to compensation under the Non-Employee Director Compensation Policy may decline all or any portion of such compensation or direct the Company to remit some or all their cash compensation directly to a non-profit organization of that individual’s choosing.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

We compensate our executive officers and employees typically through salaries and, on occasion, equity or option grants in Iroquois Valley REIT. All our staff are eligible for performance-based bonuses. No grants or options were issued or granted to any directors or executive officers in calendar year 2017 - 2023. In 2024, CEO Chris Zuehlsdorff was granted $15,000 in common stock (~140 shares) as a bonus for his service in 2023. No other stock or options have been granted in 2024.

Compensation paid to named executive officers for the years ending December 31, 2021, December 31, 2022 and December 31, 2023 is listed below.

Name	Position	2021 Salary	2021 Bonus	All Other Compensation	Total 2021 Compensation
David Miller	Director, President, and CEO[1]	$135,000	$12,000	6,250	153,250
Tera Johnson	Director, CEO [2]	$135,000	None	6,000	141,000
Andy Ambriole	Director, Interim CEO [3]	$130,000	None	6,000	136,000
Mark D. Schindel	CFO[4]	$115,000	None	7,900	122,900
Arnold Lau	Director and COO [5]	$100,000	None	7,900	107,900

Name	Position	2022 Salary	2022 Bonus	All Other Compensation	Total 2022 Compensation
Andy Ambriole	Director, Interim CEO[3]	$82,542	None	$6,750	$89,292
William Stoddart	CEO[6]	$62,317	None	$4,750	$67,067
Arnold Lau	COO[5]	$85,000	$6,000	$9,250	$100,250
Christopher Zuehlsdorff	COO[7]	$72,560	None	$12,534	$85,094
Mark D. Schindel	CFO[4]	$123,333	$10,000	$9,250	$142,583
Donna Holmes	Managing Director, Investor Relations	$110,000	$6,000	$9,250	$125,250

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Name	Position	2023 Salary	2023 Bonus	All Other Compensation	Total 2023 Compensation
William Stoddard	CEO[6]	$31,250	None	$1,343	$32,593
Chris Zuehlsdorff	COO, CEO, and Director[7]	$154,167	None	$6,671	$160,838
Andy Ambriole	Managing Director, Farmland Investments, and Director[3]	$36,458	$1,500	$3,182	$41,140
Donna Holmes	Managing Director, Investor Relations	$118,333	$9,500	$5,617	$133,450
Mark D. Schindel	CFO[4]	$130,208	$4,000	$504	$134,712
Arnold Lau	Director and CAO[5]	$58,500	$5,000	$2,539	$66,039

[1]	In 2021, Mr. Miller served as Director and CEO from January 1, 2021 – September 1, 2021. From Sept 2021 through December 2021, Mr. Miller served as a consultant to the company and Co-Chairman of the Board. Mr. Miller received a salary of $135,000 for all his work in 2021. He earned a $12,000 bonus for his work in 2020 that was paid in 2021. In 2022 and 2023, the Company paid Mr. Miller a salary of $125,000. In addition, the Company initially agreed to pay him $25,000 per year for each of the 10 years beginning 2024 for his advice and consultation services particularly relating to Rock Creek Farm and related matters, as well as for his ongoing work supporting Company leadership as a director. The Company subsequently agreed to pay all of these remaining installments in a lump sum payment of $250,000 in 2023.
[2]	In Fiscal 2021, Ms. Johnson served as Director and CEO from September 1, 2021 – December 1, 2021. She no longer serves in any role at the Company.
[3]	Mr. Ambriole served as Interim CEO from December 1, 2021 – July 10, 2022. He currently serves as a Director and Managing Director, Farmland Investments at the Company.
[4]	Mr. Schindel served as CFO until February 13, 2024. He no longer serves in any role at the Company.
[5]	Mr. Lau served as COO from January 1, 2022 – July 5, 2022. He served as Chief Administrative Officer from July 6, 2022 –December 31, 2023. He now serves solely as a Director of the Company.
[6]	Mr. Stoddart served as CEO from July 11, 2022 – February 27, 2023. He no longer serves in any role at the Company.
[7]	Mr. Zuehlsdorff served as COO from July 25, 2022 – February 27, 2023. He was appointed Chief Executive Officer effective February 28, 2023, and continues to serve in that role. He also serves as a Director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Governance Committee performs equivalent functions to a Compensation Committee. The Governance Committee is chaired by D.D. Burlin, and currently includes Directors Ingrid Dyott, Dr. Anna Jones-Crabtree, Joe Mantoan, and Dr. Stephen P. Rivard. None of these individuals served as employees or executive officers of the Company in 2023, nor do any currently service as employees or executive officers.

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OPTION AGREEMENTS WITH CERTAIN NAMED EXECUTIVE OFFICERS AND EMPLOYEES

Options at one time represented an important incentive structure for our management team and had been issued to certain officers and employees. As cash salaries of our employees have increased, the use of stock grants and options by us has decreased. The Company did adopt an Equity Incentive Plan in 2023, authorizing the grant of stock or options as compensation, however the Company has not yet made such grants a regular part of its compensation plan. One individual previously involved in the management of Iroquois Valley REIT still has unexercised options as of the date of this Offering.

The following table is dated May 1, 2024. The options listed have fully vested and are exercisable at their fair market value (i.e., the price per unit offered) at the time of award under the terms and conditions of the underlying option agreements entered into between each option grantee and us. The agreements allow the option holders to purchase stock of Iroquois Valley REIT at a stated price during a specified period of time (generally 10 – 15 years).

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

David Miller	2,000	None	N/A	69	12/31/2029
David Miller	2,000	None	N/A	69	12/31/2025
David Miller	800	None	N/A	71	12/31/2025

(1)	The number of securities underlying the options as reported here reflect the number of shares of common stock of Iroquois Valley REIT. Prior to January 1, 2017, all grants of options for the purchase of membership interest units were in Iroquois Valley, LLC. In connection with the conversion of Iroquois Valley to a REIT structure as of January 1, 2017all previously issued options to purchase membership interest units were automatically converted to options to purchase shares of common stock at a 4-to-1 split; that is, each member interest unit was converted into one-quarter of one common share of stock in Iroquois Valley REIT. In turn, the strike price for the options were adjusted to 4x the original agreements. Similarly, following the 8-for-1 stock split in October 2023, the strike price for the options was adjusted to 1/8th of the previous strike price.

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No options were exercised in 2023. There was no option-based compensation expense recognized in the statement of income for the years ending December 31, 2022 and December 31, 2023.

The fair value of each option we have granted is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 – 15 years).

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

•	Expected life:	10 – 15 years
•	Risk-free interest rate:	1.78% – 3.47%
•	Expected dividends:	0.00%
•	Volatility:	10% – 29%

FEES RELATING TO FARMLAND INVESTMENTS

Iroquois Valley LLC may receive reasonable market-based acquisition or closing fees associated with acquisitions or re-financings. These fee amounts may change from time to time within the sole discretion of the board. Please note that although we believe these fees to be fair and reasonable, the amounts are not determined through arm’s-length negotiations.

1)       Acquisition Fee upon Purchase of Property.

Iroquois Valley LLC may receive an acquisition fee upon the purchase of any real estate property in the amount of 0.5% to 3% of the purchase price for such property.

2)       Loan Brokerage Commissions / Loan Origination Fees (Points).

Where the borrowers have requested that the term of the loan be extended, Iroquois Valley LLC may collect loan extension fees for maturing loans from the borrower.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of May 1, 2024, the amount of our common stock beneficially owned by our directors and named executive officers individually and as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person. The address of each named person is c/o Iroquois Valley Farmland REIT, PBC, 1720 W Division St., Chicago, IL 60622. No common shares beneficially owned by any director or executive officer have been pledged as security for a loan.

Officers and Directors	Shares	% Ownership (1)
Dr. Stephen Rivard	13,898	1.37%
David Miller (2)	6,617	0.65%
Arnold Lau	4,000	0.40%
Dorothy Burlin	278	0.03%
Donna Holmes	708	0.07%
Joseph Mantoan	260	0.03%
Andy Ambriole	55	0.01%
Dr. Anna Jones-Crabtree	197	0.02%
Ingrid Dyott	1,003	0.10%
Olivia Watkins	58	0.01%
Christopher Zuehlsdorff	942	0.09%
All officers and directors as a group (2)	28,016	2.78%

(1)	Percentage of beneficial ownership is based upon 1,010,940.71 shares of Iroquois Valley REIT’s common stock outstanding as of May 1, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which they have no economic interest. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Shares owned by Mr. Miller, as well as total shares of all officers and directors as a group, include ownership of options to purchase common stock held by these individuals, in compliance with the SEC’s definition of beneficial ownership (described in footnote 1 above). As of May 1, 2024, Mr. Miller owned options to purchase 4,800 shares of common stock. For details on the terms of these options, including applicable expiration dates and strike prices, see “Management Compensation.”

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The following table shows, as of May 1, 2024, the identities of and amount of our common stock held by those persons known to us to be the beneficial owners of 5% or more of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	SPARTA24 LTD Alon Gonen, Principal 29 Hatamar Street Ein Ayala, Israel 3082500	Direct Ownership of 79,317 Shares	7.85%
Common Stock	Peterffy Foundation Christopher Upzen, Secretary 777 S. Flager Dr. E. Tower No. 1001 West Palm Beach, FL 33401	Direct Ownership of 65,415 Shares	6.47%
Common Stock	DCS Irrevocable Trust Diana Singleton, Trustee 303 North Glenoaks Blvd. Burbank, CA 91502	Direct Ownership of 55,200 Shares	5.46%

CONFLICTS OF INTEREST

The following briefly summarizes the material potential and actual conflicts of interest which may arise from our overall activities but is not intended to be an exhaustive list of all such conflicts. The scope of our activities may give rise to conflicts of interest in the future that cannot be foreseen or mitigated at this time. A description of our Conflict of Interest Policy is included in the section titled “Policies with Regards to Certain Activities.”

MANAGEMENT’S DEVOTION OF TIME AND RESOURCES OF THE COMPANY

Our directors and officers will devote such time as they, in their sole discretion, deem necessary or appropriate to carry out our operations. Our directors and officers, directly and indirectly, are involved in other businesses and endeavors and are under no obligation to devote their full-time efforts to our business. For example, several board members are active farmers. As noted, the Company has adopted a policy that the percentage of portfolio farmers represented on the Board shall not exceed 33% of the total number of Directors on the Board at the time of appointment. Our board believes, however, that each director and officer will have sufficient time to perform his/her/their current duties. Nonetheless, there may exist certain conflicts of interest in the allocation of resources by any director and officer, between our activities and other related or unrelated activities of the directors and officers, and their respective affiliated entities.

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RELATIONSHIPS BETWEEN THE PARTIES

1.	Our corporate structure has been determined by us and is not the result of “arm’s-length” negotiations.

2.	The Company, its shareholders, its subsidiaries, and the board are not represented by separate legal counsel. Counsel to Iroquois Valley REIT does not represent the shareholders and will not represent them after the closing of this Offering. Each investor in this Offering is encouraged to retain separate counsel for all matters pertaining to this Offering. Should a dispute arise among Iroquois Valley REIT, its shareholders, and the board, or should there be a necessity in the future to negotiate and prepare contracts or agreements involving Iroquois Valley REIT, the board may retain separate counsel for such matters or may elect to retain the board’s counsel as Company counsel for any such matters.

3.	Iroquois Valley may receive commissions and fees in connection with the purchase and sale of assets, financings, and re-financings of farmland investments, including originating and servicing the loans. We believe this compensation is fair and reasonable, but generally they are not based on “arm’s-length” transactions. Iroquois Valley and others will also earn fees, profits, and compensation based on the performance of the Company and profits generated from farmland investments, which in turn may provide incentive for Iroquois Valley REIT, as manager of our operating company, to take considerable risk in pursuit of returns and incentive to take actions in light of this potential compensation.

4.	Our directors and officers, and their respective affiliates, may hold promissory notes from Iroquois Valley LLC and/or common stock of Iroquois Valley REIT. Rights of these persons as noteholders or shareholders, respectively, could influence their decision-making in connection with the management of Iroquois Valley and with respect to the farmland investments.

5.	To the extent permissible by law, we will indemnify our directors and officers, and any of our affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of his/her/its duties under our charter documents. If we become obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to shareholders or invested in further properties. To the extent these indemnification provisions protect the board, and affiliates, agents, or attorneys at the cost of Iroquois Valley, its shareholders, and/or creditors, a conflict of interest may exist.

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POTENTIAL CONFLICTS OF INTEREST RELATED TO SPECIFIC MEMBERS OF OUR MANAGEMENT TEAM

1.	Mr. Ambriole is a member of our board of directors, the lessee of five of our farms (Old Oak, Sparta Woods, Brindle, Yoder, and Lake Wawasee), and a 1st mortgage-secured borrower for a farm he has purchased (Phyllis Farm). Mr. Ambriole received a $250,000 operating loan from the Company in October 2023, due on November 1, 2024. Taken together, Mr. Ambriole’s farms are expected to pay a minimum of $139,040 in rents to the Company, and $18,539 in mortgage payments (including principal and interest) each year. Beginning in September 2023, Mr. Ambriole also became a full-time employee of the company, serving as Managing Director, Farmland Investments. As such, there could be a future conflict of interest arising from Mr. Ambriole’s roles as an employee, a Director, as the tenant of these farms, and as a borrower from Iroquois Valley. As of April 1, 2024, Mr. Ambriole is 90-days past due on his operating loan, mortgage interest payments and lease payments totaling $107,843.

2.	Dr. Jones-Crabtree, a member and Chairperson of our board of directors, is the lessee of three of our farms (Bahasaba, Hi-Line and Cottonwood). Taken together, Dr. Jones-Crabtree’s farms are expected to pay a minimum of $55,451 in rents to the Company and its affiliates each year. In 2023, the Company renegotiated the terms of the lease for MT Hi-Line, reducing the amount of base rent and increasing the amount of variable rent to more accurately reflect the unique climate, landscape, and crop rotation of the farmer. Dr. Crabtree’s Vilicus Farms had a $565,000 line of credit with the Company that was paid and expired in 2022. As such there could be a future conflict of interest arising from Dr. Jones-Crabtree’s role as a Director, and farm tenant.

3.	During Fiscal 2023, The Company entered into a contract to sell 10 acres of Rock Creek Farm in Will County, IL that consisted of a house, buildings, equipment, and the agroforestry plantings on those 10 acres to an entity controlled by Mr. Miller, a director. The transaction closed in February 2024 resulting in a net loss to the Company of $152,093. Mr. Miller will continue to develop and maintain the 10-acre property. The remaining acreage on the Rock Creek Farm is leased to another tenant.

4.	Mr. Miller, a director, owns less than 10% of a farm that has a mortgage from Iroquois Valley (Sumac Creek). See “Our Business and Properties—Section 7: Portfolio Specifics” for additional details on this mortgage. As such there could be a future conflict of interest arising from Mr. Miller’s role as a Director of the Company and his minority equity interest in this farm.

5.	Mr. Miller was previously entitled to receive $250,000 from the Company in annual, $25,000 installments from 2024-2034. In late 2023, the Company subsequently agreed to pay all of these remaining installments in a lump sum payment of $250,000.

POLICIES WITH REGARDS TO CERTAIN ACTIVITIES

The following is a discussion of certain policies we have adopted and by which we abide. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

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STOCK REDEMPTION PROGRAM

The full text of the Company’s Stock Redemption Program is attached as an exhibit to this Offering Circular and is incorporated herein by reference. The following is a summary of the Stock Redemption Program, qualified in its entirety by the contents of the Stock Redemption Program itself:

Purpose: The program is intended to provide some limited liquidity for our stockholders. Without the Stock Redemption Program, our stockholders would generally be required to hold their shares of common stock for an indefinite time period because (i) there is no established trading market for the shares; (ii) we do not anticipate that a secondary trading market for the shares will develop; and (iii) we do not have a pre-established liquidation date or other established liquidity event (such as listing the shares on a securities exchange, merger with a publicly traded company, or sale in a privately negotiated transaction).

Eligible Shares: The Stock Redemption Program is open to all stockholders. Stockholders must have held the shares of common stock to be redeemed for at least five years to redeem such shares in the Stock Redemption Program. Stockholders must redeem a minimum of 100 shares of common stock to participate in the Stock Redemption Program; provided that if a stockholder owns less than 100 shares, the stockholder may participate if the stockholder redeems all of the shares then owned by the stockholder.

Shares purchased in this Offering are subject to the full five-year holding period from the date of the instant purchase, irrespective of whether the purchasing stockholder has previously purchased shares of the Company. Any shares received as a result of reinvestment of dividends from the Company are, for redemption eligibility purposes only, considered purchased as of date the original shares were purchased.

Redemption Periods: There will be four redemption periods every 12 months, each running for a three-month period: January 16-April 15, April 16-July 15, July 16-October 15, and October 16-January 15. Stockholders may withdraw a request for redemption at any time in writing delivered to the Company at least 10 calendar days prior to the end of the applicable redemption period.

The Company will issue payments for redeemed shares within three business days after the end of the applicable redemption period, or up to five business days where there is an oversubscription in a given redemption period. All shares of common stock redeemed by the Company through the Stock Redemption Program will be immediately cancelled and returned to the status of authorized but unissued shares.

Number of Shares Repurchased: The number of shares to be repurchased by us during each redemption period will not be more than 1.5% (or approximately 6% annually) of the number of shares of common stock of the Company outstanding as of the first day of the applicable redemption period. If the volume limitation is reached in any given redemption period, we will make redemptions under the Stock Redemption Program on a pro rata basis. A stockholder whose entire redemption request is not honored will automatically be considered to have made a redemption request for the remaining shares in the subsequent redemption period, subject to their right to withdraw such a request.

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Repurchase Price: The repurchase price of the shares under the Stock Redemption Program will be based on the current board-approved price for shares of our common stock at the time of redemption. The Company currently reviews and announces a new share offering price twice a year, typically in the spring and fall, although the timing and pace of such share price changes may be altered in the future. At no time will the repurchase price exceed the current board-approved price. The repurchase price will be the same for all shares redeemed during a given redemption period and the repurchase price will be paid in cash.

Material Disclosures: All material information relating to our Stock Redemption Program will be fully and timely disclosed (i) to our stockholders and (ii) in our offering materials. Modifications, suspensions, or terminations of the Stock Redemption Program will be promptly disclosed in a Current Reports filed with the SEC, and stockholders will be notified in writing at least 30 days prior to the effective date of the modification, suspension, or termination. We will not solicit redemptions under the Stock Redemption Program other than through disclosure in our offering materials and Current Reports filed with the SEC disclosing the terms of the Stock Redemption Program, and through further communications as necessary to announce a modification to, or suspension or termination of, the program. Stockholders desiring to submit for redemption all or a portion of their shares of common stock will do so of their own volition and not at the behest of, invitation or encouragement of the Company. The role of the Company in effectuating redemptions under the Stock Redemption Program will be ministerial.

No Market: We are structured as a perpetual-life entity and have no current intention to list our shares of common stock on an exchange or other trading market. No established regular trading market for our shares of common stock currently exists. Our Stock Redemption Program will be amended or terminated if our shares of common stock are listed on a national securities exchange or included for quotation in a national securities market, or in the event a secondary market for shares of our common stock develops.

Role of the Board of Directors: A determination by the Board of Directors to terminate, amend, or suspend the Stock Redemption Program will require the affirmative vote of a majority of the members of the Board.

Additional Compliance: The stock redemption plan is intended to allow us to make repurchases of shares of our common stock in a manner that such redemptions do not constitute an issuer tender offer subject to the Exchange Act Rule 13e-4. Furthermore, the stock redemption plan is also intended to be exempt from Rule 102 of Regulation M to permit us to repurchase shares of our common stock while we are engaged in a distribution of shares of common stock. We intend to take action as requested by the SEC to be in conformity with the foregoing.

DIVIDEND REINVESTMENT PLAN (“DRIP”)

The full text of the DRIP is attached as an exhibit to this Offering Circular and is incorporated herein by reference. The following is a summary of the DRIP, qualified in its entirety by the contents of the DRIP itself:

Participation in Dividend Reinvestment Plan: Any stockholder may participate in the DRIP. For any stockholder that elects to participate (each, a “Participant”), all cash dividends (“Distributions”) on their shares will be reinvested by the Company in the form of newly issued shares of common stock of the Company. To participate, a stockholder must complete an enrollment form or other Company-approved authorization form. A stockholder may enroll at the time of subscription for shares under this Offering. Upon enrollment, 100% of a Participant’s shares are enrolled in the DRIP.

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Share Price: Shares purchased through the DRIP will be priced at the share price most recently announced in a public filing with the SEC (the “Current Offering Price”). The number of shares to be credited to each Participant’s account will be determined by dividing the dollar amount of the Distribution by the Current Offering Price. Shares will be purchased through the DRIP on the date that the Company makes a Distribution, subject to certain limitations including the availability of either an effective registration statement or exemption from registration. The Company will not pay sales commissions on shares of common stock purchased in the DRIP.

Limitations on Participation: A Participant shall not be able to acquire shares under the DRIP to the extent such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter documents. Further, issuance of shares under the DRIP is subject to the determination by the Company that there is either an effective registration under applicable federal and state laws regulating the offer and issuance of securities with respect to the shares issuable under the DRIP, or that there are available exemptions from such registration available to the Company.

Initially, the Company will issue shares to Participants as part of this Regulation A+ Offering. Accordingly, shares issued under the DRIP are subject to the offering limit set forth in this offering circular. The minimum investment required under the Regulation A+ Offering shall be waived for any purchases made through the DRIP. Further, under the terms of SEC Regulation A+, the number of shares that can be purchased by a Participant that is not an “accredited” investor (as defined in SEC Rule 501) is limited based on that Participant’s income and net worth. See “State Law Exemption and Purchase Restrictions” for additional details. Where participation in the DRIP may cause a non-accredited investor to exceed his/her/its purchase limits under Regulation A+, the Company may terminate that shareholder’s participation in the DRIP.

Voting: Shares issued through the DRIP shall be common stock and entitled to all voting rights available to common stock of the Company in connection with any matter requiring the vote of the Company’s stockholders.

Tax Consequences of Participation: The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRIP. Specifically, for tax purposes, Participants will be treated as if they have received the Distribution from the Company in cash and then applied such Distribution to the purchase of additional shares of common stock. Prospective participants should consult their tax advisors prior to enrolling in the DRIP.

Termination of Participation: A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice. For administrative reasons, a withdrawal from participation in the DRIP will be effective with respect to a Distribution only if written notice of termination is received by the Company at least five business days prior to the date of payment of such Distribution.

Amendment or Termination of DRIP by the Company: The Company may amend or terminate the DRIP for any reason upon 30 days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 1-U or in its annual or semi-annual reports, all publicly filed with the SEC or (b) in a separate written electronic correspondence to Participants.

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COMMITTEES OF THE BOARD OF DIRECTORS

THE INVESTMENT COMMITTEE

Membership: Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. The charter was most recently amended in December 2022. The investment committee currently consists of five members, appointed by our board of directors.

As of the date of this Offering, the investment committee has five members, as follows:

Name	Role(s) with Company	Farmer	Location	Additional Background
Christopher Zuehlsdorff, Chair	Director, CEO		Colorado	Investment Management
Andy Ambriole	Director, Lessee, Borrower, Managing Director, Farmland Investments	X	Indiana	Farming
Olivia Watkins	Director	X	Connecticut	Social Enterprise, Impact Investing
Arnold Lau	Director		Illinois	Securities, Derivatives Trading
Donna Holmes	Managing Director, Investor Relations		North Carolina	Law, Finance

At least 50% or greater of the investment committee membership are members of our board of directors, and the remaining members have experience with farming, investments, real estate transactions, law, and accounting. Our board also aims for broad geographical representation on the investment committee when identifying candidates to serve on the investment committee.

Scope of Activities: The investment committee relies on the board’s guidance, including certain investment guidelines, to conduct due diligence, prioritize, and approve investments. The investment committee approves all proposed Company farmland investments, including both purchasing farmland and issuing mortgage financing secured by farmland within certain parameters established by the board. If an investment opportunity falls outside the investment parameters established by the board, then the board has the sole authority to approve or reject such an investment opportunity. The board regularly reviews the scope and activities of the investment committee, most recently revising the committee’s purview in December 2022.

As of the date of this Offering, the following matters must be reviewed by the board of directors and cannot be approved solely by the investment committee:

i. any investment that will result in more than 7.5% (at cost) of our assets (defined as total portfolio assets held at book value) invested in non-diversified dairy (as categorized by the management team);

ii. any investment that will result in more than 15% of our total portfolio assets invested in first-generation farmers;

iii. any single investment over 3.0% of our total portfolio assets in a new farmer relationship;

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iv. any single investment over 5.0% of our total portfolio assets in an existing farmer relationship that is in good standing (as defined below) with the Company;

v. any investment that will result in our leverage ratio exceeding 40%;

vi. any investment where the farmland property value is less than 50% of the total value;

vii. any investment where our mortgages exceed 80% of the combined loan to value;

viii. any investment where we do not have the first mortgage position;

ix. any purchase options written into the investment terms, with exception of pre-approved forward sales of non-tillable acres (e.g., building sites);

x. any investment that would cause us to be invested in any one farmer/farm family in excess of 10% of our total portfolio assets; and

xi. any investment in a farmer/farm family that was, or currently is, delinquent in making payments under an existing contract with us, unless the investment itself would allow the farmer to catch up on payments and return to good standing (e.g. a re-financing). Good Standing is defined as any farmer/farm family that is current on payment obligations and not classified as Watch, At Risk, or Default.

The investment committee is authorized to pursue the sale of owned farmland in the portfolio, up to 3% of total portfolio assets in any single transaction, in the following cases:

I. Sale to existing tenant(s) and/or family members, after completing a stated number of crop years of farming the property;

II. The original farmer/farm family is no longer farming and the Company has been unable to find a suitable farmer to enter a new lease; or

III. The farmer is in Default and a sale of farmland enables a restructuring or refinance to occur that would reduce the Company’s exposure or allow the farmer to return to good standing with the Company.

OTHER COMMITTEES

In addition to the investment committee, the board has formed the Finance, Farmer Sustainability, and Governance & Board Development Committees. The chair and members of each committee are listed below.

Committee	Chair	Additional Members
Farmer Sustainability Committee	Andy Ambriole*	Dr. Anna Jones-Crabtree, David Miller*
Finance Committee	Joe Mantoan	Arnold W. Lau*, Olivia Watkins, Christopher Zuehlsdorff*
Governance & Board Development Committee (1)	D.D. Burlin	Dr. Anna Jones-Crabtree, Ingrid Dyott, Dr. Stephen P. Rivard, Joe Mantoan

 *Served as an officer or employee during the last completed fiscal year.

(1)	The Governance & Board Development Committee performs similar functions to a compensation committee, among other responsibilities. This committee is advisory to the Board of Directors, carefully reviewing and considering matters, including compensation, and making recommendations to the board for approval.

Charters for the Farmer Sustainability, Finance, and Governance & Board Development Committees were approved by the board in December 2022.

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DISCRETIONARY INVESTMENT AUTHORITY POLICY

Scope: To increase the efficiency and manner in which we pursue investment opportunities, our board of directors has adopted a discretionary investment policy which authorizes the management committee (Mr. Zuehlsdorff, Mr. Ambriole and Ms. Holmes) to approve and direct the funding of certain investment opportunities by majority vote of the management committee. This discretionary authority is subject to the following terms:

(i)	the lessee or borrower must be an existing lessee or borrower;
(ii)	no single investment opportunity may exceed $150,000;
(iii)	no mortgage loan to any investment recipient may exceed 80% of the total farmland collateral pledged;
(iv)	the executive team’s aggregate authority pursuant to this policy is $1,000,000.00 per calendar year; and
(v)	within 45 days of exercising its authority pursuant to this policy, the executive team shall issue a report to our board containing (a) the terms and conditions of the investment; (b) how the executive team voted to approve the investment; and (c) in the event of a dissent, the dissenting member shall explain why it did not vote in favor of the investment.

This policy is subject to review by our board on an annual basis, and the discretionary authority may be increased or decreased by our board at its discretion.

2023 Investment: In calendar year 2023, the Company made one investment in reliance on this policy.

BORROWING AND LEVERAGE

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances, or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise to acquire farms that would otherwise be unavailable to us.

We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes. Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt, to make tenant or other capital expenditures or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants, and future rental rates. Our Certificate of Incorporation and Bylaws do not limit the amount of debt that we may incur. However, our board has adopted a policy limiting the total amount of debt that we may incur to 40% of our gross asset value, but our amount of leverage may vary over time. Our board will consider a number of factors in evaluating the amount of debt that we may incur.

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Our board of directors may from time to time modify such debt policy considering then-current economic conditions, relative costs of debt and equity capital, cash flows and market values of our farms, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities, and other factors. Our decision to borrow in the future to finance our assets will be at the discretion of our board and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage we may use.

CONFLICTS OF INTEREST POLICY

We have adopted a conflict of interest policy that applies to all directors, officers, agents, and key employees of Iroquois Valley REIT. This policy is part of our Bylaws and can only be amended with an amendment to our Bylaws. Our policy is intended to address actual or perceived personal, proprietary interests of persons covered by the policy and their immediate family members. The policy’s intent is not to prohibit conflicts of interest from occurring, but to require that they be disclosed fully when discovered and prohibit specified activities by such parties in our affairs.

Disclosures are to be made as soon as reasonably possible and should include a description of the facts comprising the actual or perceived conflict. In the case of a conflict involving an officer, director, or board member, the disclosure shall be filed with the President or Secretary of Iroquois Valley REIT. All other disclosures shall go to the Secretary of Iroquois Valley REIT, or such person as the Secretary designates from time-to-time and shall be noted in the meeting minutes of our board. In addition to making the disclosure, any individual who believes that they or a member of their family has a conflict of interest should refrain from making any motion, voting on, or executing any contract on behalf of the Company, or taking any such similar action to which the conflict might pertain. Our board may establish further guidelines for resolution of a conflict of interest.

In addition to the foregoing, any director or officer having a conflict of interest shall not be counted in determining a quorum for a meeting. Copies of the policy are provided to each director, officer, and management person at least once per year, and each person is requested to provide a certificate confirming his/her receipt and understanding of the policy, agreement to comply, disclosure of any known conflicts, or otherwise confirming that they have no knowledge of any violation of the policy.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

We have authority to offer common stock or derivatives thereof in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Subject to applicable Delaware law, our board has the authority, without further stockholder approval, to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations, or restrictions with respect to the shares of the Company’s capital stock as the board may deem appropriate.

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify and maintain our qualification as a REIT, unless because of circumstances or changes in the Code, or the IRS Treasury Regulations, our board determines that it is no longer in our best interests to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an “investment company” under the Investment Company Act of 1940.

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DESCRIPTION OF COMMON STOCK

Iroquois Valley REIT was formed under the laws of the State of Delaware. The rights of our stockholders are governed by Delaware law as well as our Certificate of Incorporation and Bylaws. The following is a summary of certain provisions concerning shares of our common stock.

The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this offering circular is a part. You should refer to the Delaware General Corporation Law, our Certificate of Incorporation, and our Bylaws for a full description of all provisions concerning shares of our common stock.

Under our Certificate of Incorporation, we have authority to issue a total of 3,000,000 shares of capital stock, all classified as common stock with a par value of $0.01 per share. Generally, subject to the terms of Delaware law, our board of directors may amend, alter, change, or repeal any provision contained in our Certificate of Incorporation, with the affirmative vote of both (a) a majority of members of the directors then in office and (b) a majority of the combined voting power of all the stockholders then entitled to vote generally in the election of directors.

COMMON STOCK

Subject to the restrictions on ownership and transfer of stock set forth in our Bylaws, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our Certificate of Incorporation regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this Offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares of stock that we issue.

Our Bylaws also contain a provision permitting our board of directors, without any action by our stockholders, to create, authorize, or direct the issuance of one or more classes or series of shares or securities by setting or changing the fees, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any new class or series of shares of stock.

Subject to the provisions of Delaware law, our Certificate of Incorporation authorizes our board of directors to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations, or restrictions with respect to the shares of the Company’s capital stock as the board of directors may deem appropriate.

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MEETINGS AND SPECIAL VOTING REQUIREMENTS

An annual meeting of the stockholders is held each year, upon reasonable notice to our stockholders. Such notice shall be delivered not less than 10 nor more than 60 days before the date of the meeting or, in the case of a merger or consolidation, not less than 20 nor more than 60 days before the meeting.

Special meetings of stockholders may be called only upon the request of our board of directors or by shareholders owning, in aggregate, not less than 20% of all the outstanding common stock. Upon receipt of a request stating the purpose of any such special meeting, we shall provide a written notice to our stockholders stating the purpose of the meeting within the same timing as required for notice of the annual meeting.

The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote which are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Delaware General Corporation Law and our Bylaws, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Certificate of Incorporation, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our Bylaws, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of at least 66% of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to inspect a copy of our stockholder list at least 10 days before each meeting of shareholders for any purpose germane to the meeting. It shall be a list of the shareholders entitled to vote at such meeting, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. The remedies provided by our Certificate of Incorporation to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Subject to the provisions of Delaware law, stockholders may inspect and copy our stock ledger, a list of our stockholders, and our corporate books and records. Requests to inspect and/or copy our corporate records must be made in writing to: Iroquois Valley Farmland REIT, PBC: 1720 W Division Street, Chicago, IL 60622. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our Bylaws and Delaware law.

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RESTRICTIONS ON OWNERSHIP AND TRANSFER

Our Bylaws contain restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Bylaws or as it may determine. Our Bylaws provides for limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our Bylaws further prohibit any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Certificate of Incorporation, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

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Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 1% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating their name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for our stockholders.

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DISTRIBUTION POLICY

Our distribution policy is set by our board of directors and is subject to change based on various factors. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders is not taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this Offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this Offering that may be used to fund distributions other than those limits imposed by our organizational documents and Delaware law. See the “U.S. Federal Income Tax Considerations” section of this offering circular for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations depends on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering, and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital, or proceeds of this Offering results in us having less funds available to acquire properties, or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities dilutes your interest in us on a percentage basis and may impact the value of your investment, especially if we sell these securities at prices less than the price you paid for your shares.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER DOCUMENTS

The following description of the terms of certain provisions of Delaware General Corporation Law and our Charter Documents. For a complete description, we refer you to the Delaware General Corporation Law, our charter documents, namely our Certificate of Incorporation, and our Bylaws. We have filed our Certificate of Incorporation and Bylaws as exhibits to the offering statement of which this offering circular forms a part.

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DIRECTOR TERMS

Directors are elected by the shareholders at each annual meeting for terms ranging from 1-5 years. Typically, the board nominates a prospective director for 3-year term, and the nominees are elected by the shareholders for that term. Each director shall hold office for his or her respective term and until such director’s successor shall have been duly elected and qualified.

VACANCIES ON BOARD OF DIRECTORS; REMOVAL OF DIRECTORS

Vacancies in the board of directors created for any reason, including but not limited to by reason of any increase in the number of directors, may be filled only by the board of directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

Any director may be removed with or without cause by our stockholders upon the affirmative vote of at least 66% of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

AMENDMENT OF OUR BYLAWS

Our board of directors has the power to adopt, amend, alter, change, and repeal our Bylaws by a vote of the majority of our board of directors then in office, subject to the requirements of Delaware law. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law), any adoption, amendment, alteration, change, or repeal of these Bylaws by the shareholders of the Company shall require the affirmative vote of the holders of at least 66% of the combined voting power of all of the shares of all classes of common stock of the corporation then entitled to vote generally in the election of directors.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Subject to the provisions of Delaware law, the board of directors reserved the right to amend, alter, change, or repeal any provision contained in our Certificate of Incorporation. Any such amendment, alteration, change, or repeal shall require the affirmative vote of both (a) a majority of the members of our board of directors then in office and (b) a majority of the combined voting power of all of the shares of our common stock then entitled to vote generally in the election of directors.

SUMMARY OF IROQUOIS VALLEY LLC’S OPERATING AGREEMENT

We have summarized the material terms and provisions of the Fourth Amended and Restated Operating Agreement of Iroquois Valley Farms LLC, which we refer to as the “operating agreement.”

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MANAGEMENT OF THE OPERATING COMPANY

Iroquois Valley Farms LLC (“Iroquois Valley LLC”) was organized on June 5, 2007 and is the operating entity that acquires and holds assets on our behalf. We intend to continue to hold substantially all of our assets in our operating company. Moreover, in its capacity as operating company, Iroquois Valley LLC employs all our staff, and is the issuer of our Soil Restoration Notes, Rooted in Regeneration Notes, and other promissory notes. (See “Our Business and Properties—Section 3: Sources of Debt.”)

For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating company deemed to be our assets and income. We are and expect to continue to be in control of our operating company. As of the date of this offering circular, Iroquois Valley REIT owns 99% of our operating company’s equity membership interests and Iroquois Valley TRS (our wholly-owned subsidiary) owns the remaining 1%. Iroquois Valley REIT also serves as the sole manager of Iroquois Valley LLC.

As the manager and, directly and indirectly, the holder of 100% of the membership interests of Iroquois Valley LLC, we have the exclusive power to manage and conduct its business and affairs. Other than the manager, no member of our operating company may transact business for our operating company, or participate in management activities or decisions, except as provided in the operating agreement and as required by applicable law.

Our board of directors oversees and directs Iroquois Valley REIT, including ensuring that Iroquois Valley REIT exercises good faith and integrity when managing the affairs of our operating company, consistent with our overall strategy and purpose. In other words, our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating, and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies, and limitations, subject to oversight by our board of directors.

The members of Iroquois Valley LLC (namely, Iroquois Valley REIT and Iroquois Valley TRS) have expressly acknowledged and any future members of our operating company will expressly acknowledge that Iroquois Valley REIT, as the owner of our operating company, is acting on behalf of our operating company, ourselves, and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the members of our operating company or our stockholders in deciding whether to cause our operating company to take or decline to take any action. Although at this time we are, in effect, the 100% owners of the operating company, if there arises a conflict between the interests of our stockholders on the one hand and one or more of our operating company’s members on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating company’s members, provided, however, that for so long as we own a controlling interest in our operating company, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating company’s members may be resolved in favor of our stockholders. We are not liable under the operating agreement to our operating company or to any of its members for monetary damages for losses sustained, liabilities incurred or benefits not derived by such members in connection with such decisions, provided that we have acted in good faith.

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CAPITAL CONTRIBUTIONS

Generally, we intend to contribute the majority of net proceeds from this Offering, after payment of fees and expenses attributable to our offering and operations, to our operating company as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating company will be deemed to have simultaneously paid the fees, commissions and other costs associated with this Offering and our operations.

If our operating company requires additional funds at any time in excess of capital contributions made by us, our operating company may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional membership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). Loans or lines of credit obtained by the operating company may be secured, including by one or more of Iroquois Valley’s properties. We have taken advantage of a number of these options in the past—including, for example, obtaining mortgage loans and private unsecured loans, or obtaining drawing down lines of credit—and we will utilize such sources of additional financing in the future under the direction of management and our board of directors.

ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

As the controlling member of our operating company, we will have the ability to cause the operating company to issue additional membership interests, preferred partnership interests or convertible securities. Such issuance may be for the purpose of raising capital or other reasons as determined by the board of directors. Our operating company may admit additional members whose investments may be subject to a different advisory fee and repurchase limitations, if our board of directors concludes in good faith that such admittance is in our best interest.

Having the operating company in our structure also allows us to be organized as an UPREIT structure for tax-related purposes. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to our operating company in exchange for membership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating company may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in our operating company, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

TRANSFERABILITY OF INTERESTS

We may not transfer all or any portion of our interest in our operating company or withdraw as manager of our operating company except as provided, or in connection with a transaction contemplated, by the operating agreement. Except as otherwise provided herein or in the operating agreement, we may not engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of Iroquois Valley LLC, unless the consent of members of Iroquois Valley LLC holding more than 50% of the “percentage interests” (as defined below) of the members is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a member to our operating company by (ii) the sum of the capital contributions of all members to our operating company.

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Notwithstanding the foregoing, (i) we may transfer all or any portion of our interest in our operating company to (A) a wholly owned subsidiary of us or (B) the owner of all of our ownership interests, and following a transfer of all of our interest in our operating company, we may withdraw as manager of our operating company; and (ii) we may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our stockholders. The members may not transfer their interests in our operating, in whole or in part, without the written consent of our operating company’s manager.

EXCULPATION

The manager of the operating company will not be liable to our operating company or members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since a provision has been made in the operating agreement for exculpation of the manager. Therefore, purchasers of interests in our operating company and others have limited rights of action compared to what they would have absent the limitation in the operating agreement.

INDEMNIFICATION

The operating agreement provides for broad indemnification of the manager for liabilities incurred in the good faith performance of its duties on behalf of the operating company. Note however, that to the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

SUMMARY OF OUR INTEREST IN HEALING SOILS FOUNDATION

Iroquois Valley REIT is currently the sole member of Healing Soils Foundation (HSF), an Illinois nonprofit corporation and 501(c)(3) tax exempt organization. The charitable purpose of HSF is to heal people, heal our communities, and heal our planet.

As sole member, Iroquois Valley has the exclusive right to appoint the board of directors of HSF. HSF currently has three interim directors: Drew Blankenbaker, President, Donna Holmes, Secretary, and Christopher Zuehlsdorff. In addition, HSF hired its first employee, Sarah Franz on May 1, 2024. Sarah is not an employee of nor does she have any formal relationship with Iroquois Valley REIT or Iroquois Valley LLC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

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The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

The Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law on March 27th, 2020 in order to provide economic relief in response to the COVID-19 pandemic. A number of the measures contained in the CARES Act and follow on packages are delivered through or in connection with the tax system.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Similarly, the CARES Act was adopted with the intent of providing at least interim relief to U.S. businesses and we hope to take advantage of these measures where appropriate. However, the number and scale of the measures and relief provided by the CARES Act makes it difficult to analyze the total impact on REITs generally or our business in particular at this time. Moreover, for both of these acts, it is generally recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act and relief provided in the CARES Act.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act, the status of CARES Act, and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership, or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

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OUR TAXATION AS A REIT

Iroquois Valley REIT has been taxed as a REIT under the Code beginning with our taxable year ending December 31, 2017. Furthermore, we intend to operate in such a manner as to continue qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. No assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

TAXATION OF REITS IN GENERAL

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to stockholders as a dividend, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

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•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within 6 months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

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•	any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the 5-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by 5 or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

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Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Certificate of Incorporation contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Certificate of Incorporation restricting the ownership and transfer of our stock are described in “Description of Common Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those people failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

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Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, will also be generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

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Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, a 100% tax applies to certain non-arm’s length transactions between a REIT and its taxable REIT subsidiary. See “—Penalty Tax.”

GROSS INCOME TESTS

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the 1-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a 5-year term.

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Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.

For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

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Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

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Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease to our TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

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Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

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We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

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Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

ASSET TESTS

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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•	investments in stock or debt instruments attributable to the temporary investment of new capital during the 1-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a 5-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) where such REIT is a publicly offered REIT.

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Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

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However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21% for taxable years beginning after December 31, 2017) and (iv) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

ANNUAL DISTRIBUTION REQUIREMENTS APPLICABLE TO REITS

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

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Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last 3 months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our operating company, underlying partnerships and our TRS. This limitation does not apply to an “electing real property trade or business.” Based on its level of gross receipts, our operating company, Iroquois Valley Farms LLC is considered a small business and not subject to the interest expense limitations, and thus has not made the election. In turn, neither Iroquois Valley REIT nor our TRS have made the election. Should the level of gross receipts for these entities increase in the future, so that the entities are subject to the interest expense limitation, we will evaluate making the real property trade or business election.

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One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with a 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property. Finally, there are new limitations on the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act also contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships, including the International Affiliated Funds, in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

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LIKE-KIND EXCHANGES

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

PENALTY TAX

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

RECORDKEEPING REQUIREMENTS

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

FAILURE TO QUALIFY

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

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TAX ASPECTS OF OUR OPERATING COMPANY AND ANY SUBSIDIARY PARTNERSHIPS

General. Substantially all of our assets will be held through our operating company which is treated as a regarded partnership at this time with two owners (Iroquois Valley REIT and our TRS). In addition, our operating company may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our operating company, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in our operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our operating company or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our operating company, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our operating company or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under rules for U.S. federal income tax audits of partnerships with respect to tax returns for taxable years beginning after December 31, 2017, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our operating company or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

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Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating company’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our operating company in exchange for operating company membership interests in connection with future acquisitions. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the manager under the operating agreement. Any property acquired by our operating company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

TAXATION OF U.S. HOLDERS OF OUR COMMON STOCK

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

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If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to qualified dividends distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. holders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends-received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than 1 year, or as short-term capital gain if the shares have been held for 1 year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than 1 year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

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Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss, Excess Business Loss and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

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Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to certain limitations, our REIT taxable income and, accordingly, the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than 1 year, it will produce long-term capital gain) and the holder’s tax bracket.

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In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for 6 months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. Any repurchase of our common stock (for example, through participation in our Stock Redemption Program) will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

TAXATION OF NON-U.S. HOLDERS OF OUR COMMON STOCK

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

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Distributions. Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

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Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the 1-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

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Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. The following rules simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies, or RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the specified testing period.

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However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Stockholders. Subject to the exception discussed below, a qualified stockholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

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We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

FOREIGN ACCOUNT TAX COMPLIANCE ACT

Withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

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TAXATION OF TAX-EXEMPT HOLDERS OF OUR COMMON STOCK

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Certificate of Incorporation’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

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BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

STATE AND LOCAL TAXES

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

TAX SHELTER REPORTING

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of our shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including individual retirement accounts (“IRAs”) and other plans that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

GENERAL FIDUCIARY MATTERS

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

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In considering an investment in any our shares of common stock , a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

PROHIBITED TRANSACTION ISSUES

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

PLAN ASSETS ISSUES

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

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Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this Offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

PUBLICLY OFFERED SECURITIES

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

OPERATING COMPANY

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

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If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan may not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

REPRESENTATION

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that:

1.	either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser made its own discretionary decision to invest in our common stock and the purchase and/or holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws;

2.	we have not provided investment advice of any kind at any time to the purchaser and subsequent transferee or any of their affiliates;

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3.	the sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan; and

4.	Each ERISA Plan investor’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

a.	is independent of Iroquois Valley Farmland REIT, PBC, and all of its affiliates;
b.	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this offering circular;
c.	is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions; and
d.	is either: (A) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any ERISA Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (4) above. The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. Each purchaser or transferee that is, or is acting on behalf of, a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

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PLAN OF DISTRIBUTION

IN GENERAL

We are offering up to $68,656,380 in shares of our common stock pursuant to this offering circular. The minimum subscription amount (i.e., purchase) is 91 shares of common stock in this Offering. In other words, the minimum investment is $10,010 based on the current per share offering price. Above this minimum, additional shares may be purchased in any increment. In certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our board of directors.

All investors must meet the suitability standards discussed in this offering circular. If you are eligible to purchase shares of our common stock, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the fees attributable to the common shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the common shares you may be eligible to purchase, as well as your legal, tax, and other advisors about the risks and prospective consequences of investment.

The key contact for questions related to the offering and for subscription inquiries is:

Investor Relations Department

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

MANNER OF SUBSCRIBING

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website, www.iroquoisvalley.com, as well as on the SEC’s website at www.sec.gov.

To subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign, and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. The execution and delivery of the subscription agreement by a prospective investor constitutes a binding offer to purchase our common stock pursuant to the terms hereof, and an agreement to hold such offer open until it is either accepted or rejected by us. (See “How to Subscribe”)

An investor will become a stockholder of Iroquois Valley REIT, including for tax purposes, and the shares of our common stock will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder. The number of shares of our common stock issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription. For administrative purposes, we may elect to accept subscriptions only on a monthly or twice-monthly schedule.

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We will not issue stock certificates. Instead, our outstanding shares of common stock will be recorded and maintained on the Company’s stockholder register.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

Subject to applicable restrictions of and compliance with state and federal law, we may accept subscriptions and begin using offering proceeds at any time after the qualification of this Offering. We are already operating and seeking to make additional acquisitions; there is no minimum amount of total proceeds required for us to begin utilizing these funds.

Additionally, shares of our common stock may be offered by us in offshore transactions to non-U.S. persons (foreign purchasers) in accordance with SEC Regulation S. Insofar as non-U.S. persons acquire shares through this Offering, we anticipate increased accounting fees and costs related thereto. Foreign purchasers may not be permitted to re-sell common stock purchased in this Offering to U.S. person or for the account or benefit of a U.S. person for a period of 6 months from the date of purchase from us, except to qualified institutional buyers, as defined in SEC Rule 144A, or accredited investors that are institutions, as defined in SEC Rule 501(a).

NO UNDERWRITERS/BEST EFFORTS OFFERING

This Offering is being made directly by us, the issuing company, on a “best efforts” basis. Because this is a “best efforts” offering, we must only use our best efforts to sell the shares, which means, that no underwriter, broker-dealer or other person is obligated to purchase any shares. In addition, we reserve the right to terminate this Offering at any time and to extend our offering term to the extent permissible under applicable law.

Together, this best efforts strategy, and ability to terminate the offering at any time mean that although we intend to sell up to $68,656,380 in our common shares in this Offering, we may only be able to sell an amount much less than that maximum. If we raise substantially less than the maximum offering amount, it may raise material risks to our success (and your investment). For example, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

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USE OF BROKER-DEALERS AND/OR SIMILAR PLACEMENT AGENTS

No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this Offering. Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors.

We have recently engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. As we seek to scale our impact, we believe we can present a strong investment case to aligned foundations, family offices, and other institutional investors, and are working with Mr. Tobin to identify and pursue these opportunities. Mr. Tobin shall receive commissions of 0.25% of such sales introduced by him, payable in cash or equivalent value of our Company shares. No such sales have yet to occur. So although Mr. Tobin will not receive commissions for most investments in Iroquois Valley, in the future he may facilitate such an investment, and the commission to him will reduce proceeds from that sale to the Company. We also pay Mr. Tobin a monthly retainer fee for these services, which we treat as an expense of the Company.

We reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered hereby. The resulting fees and commissions that may be paid to Mr. Tobin or future placement agents will reduce our proceeds from this Offering by the amount of the total of such fees and commissions.

STATE LAW EXEMPTION AND OFFERINGS TO “QUALIFIED PURCHASERS”

Our shares of common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “blue sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include:

(i)	“accredited investors” under Rule 501(a) of Regulation D, and
(ii)

all other investors so long as their investment in shares of our common stock does not represent

a) more than 10% of the greater of their annual income or net worth (for natural persons), OR

b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We intend to offer and sell shares of our common stock in this Offering to qualified purchasers in every state of the United States.

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TRANSFERABILITY OF SHARES OF OUR COMMON STOCK

Shares of our common stock are generally freely transferable by our stockholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our charter related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any shares of our common stock in violation of our charter will be deemed invalid, null and void, and of no force or effect. Any person to whom shares of our common stock are attempted to be transferred in violation of our charter will not be entitled to vote on matters coming before the stockholders, receive distributions from the Company or have any other rights in or with respect to our common stock. We will not have the ability to reject a transfer of shares of our common stock where all applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

ADVERTISING, SALES, AND OTHER PROMOTIONAL MATERIALS

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this Offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. These materials may include: brochures, articles, publications, public advertisements, audio-visual materials, “pay per click” advertisements on social media, and search engine internet websites, electronic correspondence transmitting the offering circular, fact sheets describing the general nature of this Offering and our investment objectives, online investor presentations, website material, electronic media presentations, and seminars. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common stock, these materials will not give a complete understanding of this Offering, the Company, or our common stock and are not to be considered part of this offering circular.

This offering is made only by means of this offering circular. Prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in shares of our common stock.

OFFERING CIRCULAR SUPPLEMENTS AND POST-QUALIFICATION AMENDMENTS

In accordance with the Securities Act Industry Guide 5, we undertake to:

•	file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every 3 months, with the information contained in such amendment provided simultaneously to the existing limited partners or shareholders. Each sticker supplement should disclose all compensation and fees received by the Company and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on 1-U for all significant properties acquired during the distribution period.

•	file after the distribution period a current report on 1-U, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

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We are interpreting our requirement to file a supplement to apply only when there is a reasonable probability that we will invest in a significant property, as such term is interpreted by the SEC staff in Topic 6, which refers to the Division of Corporate Finance’s Financial Reporting Manual (a “Significant Property”). As a general matter, during the distribution period a Significant Property, for purposes of this first undertaking, exists when the property (i) represents 10% or more of the Company’s total assets, (ii) is one of a group of properties purchased from a single seller that in the aggregate represents 10% or more of the Company’s total assets, or (iii) is one of a group of related properties that in the aggregate represents 10% or more of the Company’s total assets. For purposes of prong (ii) of this test, the Company will treat a borrower on the loan as the seller, even if an affiliate of the Company originates or otherwise acquires the loan and resells it to the Company. In determining its total assets during the distribution period, the Company will calculate its total assets as of the acquisition date of a Significant Property and will include in its calculation the proceeds (net of commissions) in good faith expected to be raised in the offering over the next 12 months.

Further, the Company will satisfy the requirement to provide the post-qualification amendment to stockholders by posting the post-qualification amendment to the offering statement, which contains the offering circular, along with the offering circular on our website.

The second undertaking generally requires the Company, after the end of the distribution period, (1) to file with the SEC a current report on Form 1-U containing financial statements and other required information for certain acquisitions, and (2) to provide the information contained in the current report to stockholders at least once each quarter.

The Company is interpreting its requirement to file a current report on Form 1-U to apply only when it invests in a Significant Property after the distribution period. As a general matter, a Significant Property acquired after the distribution period, for purposes of this second undertaking, is one that represents 10% or more of the Company’s total assets.

HOW TO SUBSCRIBE

Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares. Our Stock Redemption Plan includes a minimum 5-year holding period, is subject to various additional conditions and restrictions, and may be modified, suspended, or terminated by board of directors.

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Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

1.	Read this entire offering circular and any appendices and supplements accompanying this offering circular.

2.	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as an Exhibit. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

3.	Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to Iroquois Valley Farmland REIT, PBC, 1720 W Division St, Chicago, IL 60622. Checks should be made payable, or wire transfers directed, to “Iroquois Valley Farmland REIT, PBC.” For prospective investors desiring to send payments electronically please reach out to coordinator@iroquoisvalleyfarms.com for payment account details.

The subscription process outlined above can be completed online by going to https://iwww.iroquoisvalley.com/. Prospective investors using the online system to make an investment are required to create a username and login. Once logged into the system, prospective investors will be able to use the investment portal to subscribe to this offering.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of, and to be bound by, the subscription agreement, and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal yearend (for nonnatural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance of a subscription. We reserve the right to reject any subscription in whole or in part for any reason.

For administrative purposes, we may elect to accept subscriptions only on a monthly or twice-monthly schedule. However, we generally intend to accept or reject a given subscription within 15 business days of receipt by us. If we accept your subscription, we will email you a confirmation.

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INDEPENDENT AUDITORS

The consolidated financial statements of Iroquois Valley Farmland REIT, PBC as of December 31, 2022, and 2023 for the years then ended and the related notes to the consolidated financial statements included in this offering circular, have been audited by Plante & Moran, PLLC an independent registered public accounting firm, as stated in their report appearing herein.

LEGAL MATTERS

As of the date of this offering circular, we are not a party to any legal proceedings nor, to our knowledge, is there is any material current, pending, or threatened litigation or administrative action against the Company of which we are aware, outside of the ordinary course of Company business.

None of the Company’s officers, directors, or other key personnel have any past, pending, or threatened litigation or administrative action which has had or may have a material effect upon the Company’s business, financial condition, or operations.

We are and will in the future be party from time to time to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. There can be no assurance that these matters, individually or in aggregate, will not have a material adverse effect on our financial condition or results of operations in any future period.

Certain legal matters regarding the shares of common stock offered hereby and with respect to Delaware law have been passed upon for us by Gundzik Gundzik Heeger LLP.

HOW TO OBTAIN ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering, as amended from time to time. This offering circular, which is part of the offering statement, does not contain all the information set forth in this offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of this offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we do and will file annual reports, semiannual reports and other information with the SEC.

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You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Iroquois Valley Farmland REIT, PBC

1720 W Division St

Chicago, IL 60622

Offering Contact Information

Investor Relations Department

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

Within 120 days after the end of each fiscal year we provide our shareholders of record an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.iroquoisvalley.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

DEALER OFFERING CIRCULAR DELIVERY OBLIGATION

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver an offering circular. This is in addition to the dealers’ obligation to deliver an offering circular when acting as underwriters and with respect to their unsold allotments or subscriptions.

182

CONSOLIDATED FINANCIAL STATEMENTS

F-1

Independent Auditor's Report

To the Board of Directors

Iroquois Valley Farmland REIT, PBC

Opinion

We have audited the consolidated financial statements of Iroquois Valley Farmland REIT, PBC and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2023 and 2022 and the related consolidated statements of income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that audits conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

F-2

To the Board of Directors

Iroquois Valley Farmland REIT, PBC

In performing audits in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audits.
•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•	Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control-related matters that we identified during the audits.

Other Information

Management is responsible for the other information included in the Company's Form 1-K. The other information comprises the business overview, management's discussion and analysis of financial condition and results of operations, listing of directors and officers, summary of management and certain securityholders, and summary of management's interests sections but does not include the consolidated financial statements and our auditor's report thereon. Our opinion on the financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audits of the consolidated financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the consolidated financial statements or whether the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

April 16, 2024

F-3

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED BALANCE SHEETS

December 31, 2023 and 2022

ASSETS	2023	2022
Investments in real estate, at cost:
Land	$62,717,786	$56,397,641
Land improvements, machinery and equipment	2,141,478	2,261,975
Buildings and building improvements	2,168,757	1,199,008
Total investment in real estate	67,028,021	59,858,624
Less accumulated depreciation	1,185,388	1,128,231
Net investment in real estate	65,842,633	58,730,393

Cash and cash equivalents	551,753	5,547,497
Accrued income	238,428	170,000
Accounts receivable, net of allowance for credit losses of $17,173 and $89,247 in 2023 and 2022, respectively	752,207	1,107,646
Prepaids and other assets	415,999	206,364
Interest receivable, net of allowance for credit losses of $2,880 and $963 in 2023 and 2022, respectively	615,001	207,431
Mortgage notes receivable, net of deferred origination fees and allowance for credit losses of $238,685 and $224,636 in 2023 and 2022, respectively	27,133,826	25,160,988
Operating lines of credit receivable, less allowance for credit losses of $5,194 and $9,758 in 2023 and 2022, respectively	1,635,100	1,880,575
Other loans receivable	359,785	129,045
Total other assets	31,702,099	34,409,546

Total assets	$97,544,732	93,139,939

LIABILITIES AND EQUITY

Accounts payable and accrued expenses	$950,069	$580,680
Line of credit	2,341,905	–
Note payable, paycheck protection program	–	10,666
Notes payable, unsecured	22,286,980	25,182,113
Total liabilities	25,578,954	25,773,459

EQUITY
Controlling interests	71,600,808	66,997,794
Noncontrolling interests	364,970	368,686
	71,965,778	67,366,480
Total liabilities and equity	$97,544,732	$93,139,939

The accompanying notes are an integral part of these consolidated statements.

F-4

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2023 and 2022

	2023	2022
Revenue
Rental income, net	$2,651,271	$2,054,127
Mortgage interest income	1,485,446	1,234,480
Operating lines of credit interest income	115,404	115,335
Grant revenue	169,998	123,478
Other	102,495	144,051
Total revenue	4,524,614	3,671,471

Operating expenses
Employee expenses	1,897,826	1,318,378
General and administrative	677,182	469,344
Credit losses	6,485	303,675
Professional fees	680,155	506,155
Real estate taxes	227,173	226,739
Insurance	49,618	34,470
Depreciation and amortization	230,749	195,192
Total operating expenses	3,769,188	3,053,953

Operating income	755,426	617,518

Interest expense	571,139	545,187

Net income before net gain on sales of real estate	184,287	72,331
Net gain on sales of real estate	270,763	11,043

NET INCOME	455,050	83,374

Net income attributable to noncontrolling interests	4,376	6,970
Net income attributable to controlling interests	$450,674	$76,404

The accompanying notes are an integral part of these consolidated statements.

F-5

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years ended December 31, 2023 and 2022

	Common Stock (1)
	Shares Issued and		Additional Paid-in	Retained	Total Controlling	Noncontrolling	Total
	Outstanding	Amount	Capital	Earnings	Interest	Interests	Equity

Stockholders' equity, January 1, 2022	870,565,560	$8,706	$40,639,429	$20,715,888	$61,364,023	$365,823	$61,729,846
Net income	–	–	–	76,404	76,404	6,970	83,374
Contributions from stockholders	95,143,030	951	7,988,995	–	7,989,946	–	7,989,946
Dividends paid to stockholders	–	–	–	(585,936)	(585,936)	–	(585,936)
Redemptions paid to stockholders	(22,823,190)	(228)	(2,082,388)	–	(2,082,616)	–	(2,082,616)
Distributions to noncontrolling interests	–	–	–	–	–	(4,107)	(4,107)
Syndication costs	–	–	–	(18,919)	(18,919)	–	(18,919)
Stockholders' equity, December 31, 2022	942,884,400	$9,429	$46,546,036	$20,187,437	$66,742,902	$368,686	$67,111,588
Adjustment for the effects of ASC 326 (Note B-10)	–	–	–	254,892	254,892	–	254,892
Stockholders' equity, December 31, 2022	942,884,400	$9,429	46,546,036	20,442,329	66,997,794	368,686	67,366,480
Net income	–	–	–	450,674	450,674	4,376	455,050
Contributions from stockholders	62,766,347	628	6,200,744	–	6,201,372	–	6,201,372
Dividends paid to stockholders	–	–	–	(390,317)	(390,317)	–	(390,317)
Redemptions paid to stockholders	(15,743,547)	(157)	(1,638,170)	–	(1,638,327)	–	(1,638,327)
Distributions to noncontrolling interests	–	–	–	–	–	(8,092)	(8,092)
Syndication costs	–	–	–	(20,388)	(20,388)	–	(20,388)
Stockholders' equity, December 31, 2023	989,908.200	$9,900	$51,108,610	$20,482,298	$71,600,808	$364,970	$71,965,778

(1) 3,000,000 shares authorized (*), $0.01 par value; 989,908.200 and 942,884.40 shares issued and outstanding as of December 31, 2023 and 2022, respectively.

(*) On October 16, 2023, the Company authorized an 8 for 1 stock split of the Company's $0.01 par value common stock. As a result of the split, 825,023.850 shares were issued, and additional paid-in capital was reduced by $8,250. All references in the accompanying financial statements to the number of common shares and per-share amounts for 2022 have been restated to reflect the stock split. Additionally, the Company increased the authorized shares of common stock from 1,000,000 to 3,000,000.

The accompanying notes are an integral part of these consolidated statements.

F-6

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net income	$455,050	$83,374
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Change in provision for credit losses	(65,589)	281,141
Depreciation and amortization	230,749	195,192
Net gain on sales of real estate	(270,763)	(11,043)
Deferred origination fees amortization	(21,038)	(21,593)
(Increase) decrease in assets
Accrued income	(68,428)	27,008
Accounts receivable	427,513	(599,886)
Prepaids and other assets	(109,635)	(56,895)
Interest accrued on mortgage and operating lines of credit receivables	(409,487)	(452)
Increase in liabilities
Accounts payable and accrued expenses	369,389	72,881
Net cash provided by (used in) operating activities	537,761	(30,273)

Cash flows from investing activities
Payments to participating lenders	–	(922,019)
Proceeds from sales of investments in real estate	3,004,483	579,156
Purchases of investments in real estate, at cost	(10,076,709)	(6,524,241)
Issuance of mortgage notes	(4,286,769)	(7,915,388)
Principal payments received on mortgage notes	2,299,882	1,902,978
Net proceeds (issuances) of operating lines of credit receivable	250,039	(457,940)
Origination fees received	25,955	51,285
Issuances of other loans receivable	(265,000)	–
Purchase of cost method investment	(100,000)	–
Principal payments received on other loans receivable	34,260	–
Net cash used in investing activities	(9,113,859)	(13,286,169)

(Continued)

The accompanying notes are an integral part of these consolidated statements.

F-7

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years ended December 31, 2023 and 2022

	2023	2022
Cash flows from financing activities
Proceeds from line of credit payable	$2,865,948	$–
Repayments on line of credit payable	(524,043)	–
Proceeds from notes payable, unsecured	1,915,000	5,812,000
Repayments of notes payable, unsecured	(3,905,133)	(1,060,130)
Payment of note payable, paycheck protection program	(10,666)	(73,655)
Payment of syndication costs	(20,388)	(18,919)
Contributions from stockholders	5,112,195	7,668,894
Distributions to noncontrolling interests	(8,092)	(4,107)
Redemptions paid to stockholders	(1,638,327)	(2,082,616)
Dividends paid to stockholders	(206,140)	(314,884)
Net cash provided by financing activities	3,580,354	9,926,583

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,995,744)	(3,389,859)

Cash and cash equivalents, beginning of year	5,547,497	8,937,356
Cash and cash equivalents, end of year	$551,753	$5,547,497

Supplemental disclosure of cash flow information
Cash paid for interest expense	$571,437	$639,773

Supplemental disclosure of noncash activities
Dividends paid to stockholders reinvested as contributions from stockholders	$184,177	$271,052

Notes payable, unsecured converted to contributions from stockholders	$905,000	$50,000

The accompanying notes are an integral part of these consolidated statements.

F-8

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE A - NATURE OF OPERATIONS

Iroquois Valley Farms LLC (the Operating Company) was formed in 2007 for the purpose of providing secure land access to organic farming families. Effective December 31, 2016, the Operating Company was reorganized by its members contributing 99% of their membership interests to Iroquois Valley Farmland REIT, PBC and 1% of their membership interest in the Company to Iroquois Valley Farmland TRS, Inc. (the TRS Subsidiary). Both the Operating Company and the TRS Subsidiary are wholly owned subsidiaries of Iroquois Valley Farmland REIT, PBC, collectively referred to as Iroquois Valley or the Company.

The Company positively impacts local, sustainable, and organic agriculture through leasing farmland, and funding mortgages and operating lines of credit with a focus on the next generation of organic farmers. The farmland purchased or financed by the Company is operated primarily by mid-size farm families that run their own regenerative and/or organic farm business. Investments made by the Company are funded through a secured line of credit, the issuance of unsecured notes payable or shares of common stock. The Company operates as a self- administered and self-managed real estate investment trust (REIT), under the Internal Revenue Code.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

1.	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Iroquois Valley Farmland REIT, PBC and its wholly-owned subsidiaries, the Operating Company and the TRS Subsidiary (collectively, the Company). Current accounting standards clarify the identification of a variable interest entity ("VIE") and determine under what circumstances a VIE should be consolidated with its primary beneficiary. The Company has determined that MT Hi-Line, LLC has met the criteria of a VIE under the accounting standard related to consolidation of VIEs and that consolidation is required. MT Hi-Line, LLC is dependent on the support of the Company and was established for the purpose of managing an investment in farmland. All significant intercompany accounts and transactions are eliminated in consolidation.

2.	Balance Sheet Presentation

The operations of the Company involve a variety of real estate transactions and it is not possible to precisely measure the operating cycle of the Company. The consolidated balance sheet of the Company has been prepared on an unclassified basis in accordance with real estate industry practices.

F-9

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.	Investments in Real Estate

Investments in real estate consists of the following properties, at net book value at December 31, 2023 and 2022:

	Location (County,	Date	Net Book Value at	Net Book Value at
Property Name	State)	Acquired	12/31/2023	12/31/2022
Iroquois Valley East and West Farms	Iroquois, IL	2007 and 2008	$1,157,959	$1,177,300
Denker Farm	Livingston, IL	March 22, 2011	1,452,879	1,465,245
Pleasant Ridge Farm	Livingston, IL	May 18, 2011	476,700	483,770
Old Oak Farm	Huntington, IN	August 20, 2012	921,980	923,488
Red Oak Farm	Boone, IN	November 15, 2012	831,802	831,802
Rock Creek Farm	Will, IL	October 9, 2012	1,213,174	1,245,579
Hedge Creek Farm	Will, IL	December 28, 2012	635,592	635,592
Mary Ellen's Farm	Iroquois, IL	January 30, 2013	1,072,281	1,075,022
Mooday and	Boone and
Jackman Farms	Montgomery, IN	February 15, 2013	1,031,963	1,031,963
Shiawassee Farm	Shiawassee, MI	May 8, 2013	–	1,042,531
One Bottom Farm	Iroquois, IL	November 21, 2013	354,846	354,846
Sparta Woods Farm	Noble, IN	December 20, 2013	1,032,345	1,032,345
Two Roads Farm	Shelby, IL	March 11, 2014	2,272,640	2,282,882
Healing Ground Farm	Rockcastle, KY	June 17, 2014	127,001	127,001
Mystic River Farm	Monroe, WV	September 10, 2014	591,102	593,532
Brindle Farm	Allen, IN	September 19, 2014	518,615	519,578
South Grove Farm	Dekalb, IL	February 12, 2015	720,639	722,615
Mackinaw Farm	Ford, IL	February 20, 2015	1,120,519	1,081,224
Saginaw Bay Farm	Tuscola, MI	April 14, 2015	–	1,708,971
Jubilee Farm	Elkhart, IN	October 28, 2015	538,557	541,099
Yoder Farm	Allen, IN	November 24, 2015	534,653	535,120
Tower Road Farm	Dekalb, IL	February 29, 2016	831,280	832,361
Bahasaba Farm	Hill, MT	April 12, 2016	225,201	225,201
Lake Wawasee Farm	Noble, IN	April 21, 2016	660,284	660,284
Tippecanoe Farm	Kosciusko, IN	August 8, 2016	877,289	880,117
Flat Rock	Seneca, OH	May 15, 2017	2,878,926	2,878,926
Creambrook	Augusta, VA	May 22, 2017	1,235,211	1,235,575
Cottonwood	Hill, MT	September 1, 2017	1,010,444	1,021,228
South Fork	Livingston, IL	October 16, 2017	2,260,068	2,204,790
Battle Creek	Dekalb, IL	November 10, 2017	1,500,192	1,505,834

F-10

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.	Investments in Real Estate (Continued)

	Location (County,	Date	Net Book Value at	Net Book Value at
Property Name	State)	Acquired	12/31/2023	12/31/2022
White River	Daviess, IN	May 24, 2018	$1,908,744	$1,908,744
Hidden Pasture	Schoharie, NY	July 24, 2018	272,321	282,264
Ten Mile	Lucas, OH	November 29, 2018	321,562	323,364
MT Hi-Line	Shelby, MT	January 17, 2019	1,559,697	1,559,697
Rock Creek North	Will, IL	November 11, 2019	1,302,173	1,304,886
Money Creek	McClean, IL	December 9, 2019	1,180,339	1,180,339
Eldert	Iroquois, IL	January 13, 2020	1,387,376	1,387,376
Parish	Kankakee, IL	April 29, 2020	1,876,500	1,876,500
Rock Creek East	Will, IL	May 4, 2020	663,805	665,559
Peterson	Iroquois, IL	June 8, 2020	429,000	429,000
Sugar Creek	Boone, IN	October 6, 2020	1,841,727	1,843,828
Rock Creek West	Will, IL	November 4, 2020	608,937	608,145
Rock Creek 30	Will, IL	November 10, 2020	247,024	247,566
Sugar Creek West	Boone, IN	January 6, 2021	3,375,050	3,375,050
Scheffers	Kankakee, IL	March 30, 2021	900,000	900,000
Tucker South	Calloway, KY	August 3, 2021	1,534,171	1,536,671
Pittwood	Iroquois, IL	November 3, 2021	966,883	947,216
Persch	Kankakee, IL	November 9, 2021	1,229,592	1,229,592
Close Farm	Huntington, IN	April 1, 2022	737,451	737,451
MI Temple Farm	St. Johns, MI	April 15, 2022	522,000	522,000
Mantoan	Kankakee, IL	May 13, 2022	554,490	554,490
The Harms Chase &
Harter Road Farm	DeKalb, IL	June 10, 2022	1,070,860	1,070,860
Hearns Farm	Iroquois, IL	July 13, 2022	571,974	571,974
Roann Farm	Wabash, IN	July 28, 2022	712,000	712,000
Wright Farm	Lee, IL	November 3, 2022	2,100,000	2,100,000
Doughty Farm	LaSalle, IL	January 31, 2023	683,298	–
Osterman Farm	Will, IL	February 9, 2023	309,421	–
Park Hill Farm	Rutland, VT	February 15, 2023	1,682,857	–
Koontz Lake	Starke, IN	March 2, 2023	2,343,797	–
Merkle Farm	Iroquois, IL	November 8, 2023	4,865,442	–
			$65,842,633	$58,730,393

F-11

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.	Investments in Real Estate (Continued)

Investments in real estate are carried at cost, less accumulated depreciation. On a continuous basis, management assesses whether there are any indicators, including property performance and general market conditions, that the value of the investments in real estate may be impaired. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the undiscounted cash flows estimated to be generated from those assets. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to the assets, as well as other fair value determinations.

To determine the estimated fair value, management utilizes independent third-party analyses for those properties owned for more than one year. At a minimum of once every three years the independent analysis is completed by a certified appraiser or licensed real estate professional. The methods employed in the valuation generally consider one or more of the following methods: the sales comparison approach (which uses the market for comparable properties), income capitalization approach (which considers income - generating potential of the property and anticipated rate of return), and the cost approach.

If indicators of impairment are present, management will estimate based on land appraised values if an impairment of the carrying cost has occurred. During 2023 and 2022, the Company evaluated the investments in real estate for indicators of impairment and noted none.

The Company's policy is to depreciate land improvements, machinery, equipment, buildings and building improvements over the estimated useful lives of the assets by use of the straight-line method, as indicated in the following table.

Land improvements, machinery and equipment	3 - 25 years
Buildings and building improvements	5 - 28 years

The cost of repairs and maintenance is charged to expense as incurred; significant improvements and betterments are capitalized. All investments in real estate are leased to tenants under operating leases.

4.	Cash Equivalents

The Company maintains the majority of its cash balances with a lending institution, which has serviced mortgages on certain investments. These cash equivalents are not restricted and can be withdrawn at any time without penalty.

F-12

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

5.	Accrued Income and Accounts Receivable

Accrued income consists of estimates of tenant farmer obligations due to the Company in accordance with the variable farm revenue and crop income as stated in the lease agreement. Estimates of variable farm revenues are based on a calculation of farm revenues exceeding a certain amount (as defined in the individual lease agreements) and the excess being partially due to the Company. Crop income is income related to a crop share arrangement with one of the Company's farmers. Accounts receivable are uncollateralized tenant obligations due under normal trade terms. Management individually reviews all accrued income and receivables and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

The carrying amount of accrued income and accounts receivable are reduced by valuation allowances, if necessary, for credit losses based on the losses that are expected to arise over the contractual term of the assets. The Company routinely evaluates the collectability of the assets. Charge-offs are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously charged off, not to exceed the aggregate of the amount previously charged off, are included in determining the necessary valuation allowance. Management estimated a credit loss reserve of $17,173 and $89,247 as of December 31, 2023 and 2022, respectively in relation to the accounts receivable.

6.	Syndication Costs

Syndication costs represent costs incurred in connection with the syndication of REIT stock, including in 2023 and 2022 expenses related to the non-accredited investor offering. These costs are reflected as a direct reduction of stockholders' equity. Syndication costs of $20,338 and $18,919 were incurred for the years ended December 31, 2023 and 2022, respectively.

7.	Revenue Recognition

Leases

The Company's leases are substantially for land, and as a result the Company expects to derive the residual value of the land at the end of the lease term. That residual value is expected to be substantially the same as the current book value.

F-13

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

7.	Revenue Recognition (Continued)

Leases (Continued)

Rental income is recognized when earned as provided under the lease agreements with tenants. All leases between the Company and its tenants are classified as operating leases. Lease reimbursements represent real estate taxes and property insurance, which are billed to tenants pursuant to the terms of the lease. Lease reimbursements are recognized as earned in the same period the expenses are incurred.

Mortgage and Operating Lines of Credit Interest Income

Mortgage and operating lines of credit interest income is generally recognized when due as provided under the agreements in place. Deferred origination fees are amortized to interest income ratably over the life of the related agreements.

Grant Revenue

The Company has elected to account for government grants in accordance with IAS 20. Under IAS 20, government grants are recognized as income when it is probable that the Company will comply with the conditions of the grant and that the grant will be received. The Company recognizes proceeds under grant programs in a systematic basis over the period in which the Company recognizes as expenses the related costs for which the grant is intended to compensate. The Company has further elected to record the grant income separately from the related expenses.

8.	Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code and applicable Treasury regulations relating to REIT qualification. The Company must meet certain requirements to be eligible, including distribution requirements and other asset and income tests. Management intends to adhere to these requirements and maintain the REIT status. As a REIT, the Company will generally not be liable for U.S. federal corporate income taxes, thus no provision is included in the accompanying consolidated financial statements. The Company has also elected taxable REIT subsidiary status for the TRS Subsidiary which allows for activities that do not qualify as rents from real property.

F-14

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

9.	Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management's current judgments. The provision for credit losses is considered a significant estimate (see Note C) for the Company's policies on risk rating of the mortgage, operating line of credit and lease portfolio.

10.	Adoption of ASC 326 - Allowance for Loan and Lease Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (Topic 326) (ASU 2016-13). ASU 2016-13 requires entities to update their credit loss model to the current expected credit losses (CECL) model. This CECL model requires entities to estimate the credit losses expected over the life of an exposure (or pool of exposures). These updates change how entities will measure potential credit losses for most financial assets and certain other instruments that are not measured at fair value. The CECL Standard replaces the incurred loss approach under existing guidance with a current expected credit loss model for instruments measured at amortized cost, which requires these assets to be presented net of an allowance for credit losses. The net carrying value of an asset under the CECL Standard is intended to represent the amount expected to be collected on such assets and requires entities to deduct allowances for potential losses on held- to-maturity debt securities.

The standard requires a modified retrospective approach through a cumulative-effect adjustment to stockholders' equity as of the beginning of the first reporting period in which the guidance in effective. The Company has adopted this guidance effective January 1, 2023. The adoption of the standard resulted in adjustments of $122,655 to interest receivable, $33,749 to mortgage notes receivable, $98,488 to operating lines of credit receivable, and $254,892 cumulatively to stockholders' equity as of January 1, 2023.

F-15

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES

The Company established a farmland financing policy to provide mortgages and operating lines of credit financings for organic and sustainable farmers to purchase farmland and to have operating capital. The Company's financing policy requires extensive background and credit checks; and that each farmland mortgage and line of credit be collateralized by farmland appraised at a minimum value of 1.33 times the value of the loan. The financing policy also limits the outstanding loans on farmland to 35% of the Company's total farmland assets (defined as investments in real estate, at cost plus mortgage notes receivable).

Mortgage notes and operating lines of credit receivables are reported at their outstanding principal balances net of any allowance for credit losses and unamortized origination fees. Origination fees received are deferred and recognized as adjustments to mortgage interest income over the lives of the related mortgage notes. The outstanding mortgage notes receivable generally require monthly interest only payments for the first five years with principal and interest payments thereafter. Select mortgage notes require principal and interest payments throughout the term of the notes. Prepayments are allowed. Operating lines of credit may accrue interest throughout the term.

Mortgage notes are collateralized by real estate and improvements thereon. Operating lines of credit are collateralized by a combination of current assets, fixed assets, and personal property. Interest income recognized related to mortgage notes receivable totaled $1,485,446 and $1,234,480 during the years ended December 31, 2023 and 2022, respectively. Interest income recognized related to operating lines of credit totaled $115,404 and $115,335 during the years ended December 31, 2023 and 2022, respectively.

An allowance for credit losses is established for amounts expected to be uncollectible over the contractual life of the loans. The Company collectively evaluates notes receivable to determine the allowance for credit losses based on three portfolio segments that have similar risk characteristics: mortgage notes, operating lines of credit, and other loans receivable. Loans that do not share similar risk characteristics with other loans are evaluated individually.

The Company uses an expected loss model that considers the Company's actual historical loss rates adjusted for current economic conditions and reasonable and supportable forecasts. The Company considers the impact of current conditions and economic forecasts relating to specific geographical areas and client-specific exposures when making adjustments for reasonable and supportable forecasts. Uncollectible amounts are written off against the allowance for credit losses in the period they are determined to be uncollectible. Recoveries of amounts previously written off are recognized when received. Notes are considered delinquent if the repayment terms are not met. The Company establishes an allowance for credit losses to reserve against potential losses from non- performing loans. The credit losses are calculated based on the remaining maturity method which incorporates historical loss rates, current conditions adjustments and forecast adjustments, as applicable. The following tables present the Company's details of the remaining maturity method and allowance for credit losses on mortgage notes receivable, operating lines of credit receivable, and interest receivable as of and for the years ended December 31, 2023 and 2022:

F-16

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Summary of Allowance for Credit Losses (ACL) as of December 31, 2023 and Allowance for Loan and

Lease Losses (ALLL) as of December 31, 2022

			Operating
	Interest	Mortgages	Lines of Credit
Year Ended 12/31/2023	Receivable	Receivable	Receivable	Total

ACL, beginning of year	$123,618	$160,507	$108,246	$392,371
Cumulative effect of ASC 326	(122,655)	(33,749)	(98,488)	(254,892)
Provision for expected credit losses	1,917	9,132	(4,564)	6,485
Charge-offs	–	–	–	–
Recoveries collected	–	–	–	–
ACL, end of year	$2,880	$135,890	$5,194	$143,964
Deferred origination fees	$–	$102,795	$–	$–

			Operating
	Interest	Mortgages	Lines of Credit
Year Ended 12/31/2022	Receivable	Receivable	Receivable	Total
ALLL, beginning of year	$65,925	$–	$26,625	$92,550
Provision for expected credit losses	57,693	160,507	81,621	299,821
Charge-offs	–	–	–	–
Recoveries collected	–	–	–	–
ALLL, end of year	$123,618	$160,507	$108,246	$392,371
Deferred origination fees	$–	$97,878	$–	$–

The Company utilizes an internal risk rating system to evaluate credit risk. Credit risk ratings are based on current financial information, comparison against industry averages, collateral coverage, historical payment experience, and current economic trends. The Company uses the following definitions for credit risk ratings: Performing - Loans not classified as Watch, At-Risk or Default. Watch - Loans with payments that are 90 days past due or greater and designated for elevated attention. Indicates above-average risk. At-Risk - Loans with an increased likelihood of default. These loans represent borrowers whose paying capacity makes full collection questionable. Default - Loans that are currently failing to meet contractual obligations or for which the Company has temporarily waived certain contractual requirements. There is a high expectation of credit losses or write-offs on these loans. The following table summarizes the credit risk profile of the Company's mortgage notes receivable and operating lines of credit receivable as of December 31, 2023 and 2022:

F-17

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Summary of Mortgage Notes Receivable as of December 31, 2023 and 2022

	Outstanding	Outstanding
Rating	Balance	Balance
Type	12/31/2023	12/31/2022
Performing	$16,217,169	$18,858,017
Watch	7,744,170	2,636,481
At-risk	3,411,172	1,879,661
Default	–	2,011,465
Total loans	$27,372,511	$25,385,624
Allowance for credit/loan loss	(135,890)	(126,758)
Net deferred origination fees	(102,795)	(97,878)
Net loans	$27,133,826	$25,160,988
Interest rate range	1.25 - 8.00%	1.25 - 8.00%
Maturity date range	2024 - 2052	2023 - 2052

Summary of Operating Lines of Credit as of December 31, 2023 and 2022

	Outstanding	Outstanding
Rating	Balance	Balance
Type	12/31/2023	12/31/2022
Performing	$1,239,121	$654,322
Watch	–	578,675
At-risk	401,173	–
Default	–	657,336
Total loans	$1,640,294	$1,890,333
Allowance for loan losses	(5,194)	(9,758)
Net deferred origination fees	–	–
Net loans	$1,635,100	$1,880,575
Maximum available balance	$2,234,125	$2,682,410
Interest rate range	5.00 - 8.25%	5.00 - 8.00%
Maturity date range	2024 - 2026	2023 - 2026

F-18

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

During 2021, the Company received $1,170,000 of proceeds in connection with the sale of participation agreements between the Company and unrelated third parties. At the time of the participation, the loan was valued at $1,350,000. The Company's share of the loan was reduced to $252,221 after receipt of proceeds from participating lenders. The Company was responsible for servicing the loan, and remitting amounts to the participating lenders in proportion to their ownership percentage. The Company also earned an annual management fee of 0.50% on the outstanding total mortgage principal of $1,170,000. The Company agreed to waive the management fee during the first year of the loan. The management fee totaled $3,498 during 2022. The note was repaid in full on December 29, 2022. The valuation of the loan was based on Level 2 of the fair value hierarchy.

NOTE D - REVOLVING LINES OF CREDIT

The Company had a $2,500,000 line of credit with a lender who serviced certain mortgages payable that was interest only through May 1, 2024 and was amended with a new note on May 15, 2023. This new note increased the line of credit to $10,000,000 and requires interest only payments annually beginning on May 1, 2024 and both principal and interest payments in 24 installments beginning on May 1, 2029 and annually thereafter. There were outstanding borrowings at December 31, 2023 of $2,341,905 and no borrowings at December 31, 2022 on this line of credit. Interest is payable annually at the bank's adjusted one-month SOFR (5.34% and 3.97% at December 31, 2023 and 2022, respectively) base rate plus an applicable margin (2.35%). The line is collateralized by real estate in the IL counties of Iroquois, Livingston, Dekalb, Kankakee, and Shelby. The Company is subject to certain restrictive covenants.

Aggregate interest expensed during the years ended December 31, 2023 was approximately $28,000 related to the lines of credit. There was no interest expensed during the year ended December 31, 2022. There was approximately $28,000 of accrued interest at December 31, 2023 and none at December 31, 2022.

The Company had a $1,000,000 line of credit with a lender which expired on November 10, 2023 and was not renewed. There were no borrowings during 2023 or 2022. The line was collateralized by the Tower Road Farm.

NOTE E - STOCK SPLIT AND AUTHORIZED SHARES

Effective October 16, 2023, the Company authorized a forward stock split, whereby each share of common stock issued and outstanding immediately prior to the effective time was automatically and without any action on the part of the respective holders thereof, split and converted into 8 shares of the same class of stock. As a result of the split, 825,023.850 shares were issued, and additional paid-in capital was reduced by $8,250. All references in the accompanying financial statements to the number of common shares and per-share amounts for 2022 have been restated to reflect the stock split. Additionally, the Company increased the authorized shares of common stock from 1,000,000 to 3,000,000.

F-19

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE F - NOTES PAYABLE, UNSECURED

The Company has borrowed through issuances of unsecured notes payable to finance the Company’s farmland investments. The debt consists of individual promissory notes issued across multiple series and term notes.

The Company has issued multiple offerings of promissory notes titled "Soil Restoration Notes". Beginning December 15, 2021, the Company launched an offering of Series IV Soil Restoration Notes at a maximum offering of $20,000,000. Beginning in 2023, the Company launched an offering of promissory notes titled "Rooted in Regeneration Notes" at a maximum offering of $25,000,000. The total notes advanced during 2023 and 2022 aggregated $1,915,000 and $6,112,000, respectively. During 2023 and 2022, $2,085,000 and $300,000, respectively, of the Soil Restoration Notes, were transferred to Rooted in Regeneration Notes which extended the maturity date of the notes. In accordance with the terms of the first three series of Restoration Notes, the Company also funds an organic transition pool to support the tenants and farmers during the organic transition period primarily by providing financial assistance to projects geared toward improving soil quality. The Series IV Soil Restoration Notes do not include contributions to the organic transition pool. See Note L for a description of a grant received which has reduced the costs associated with issuing the notes. Soil Restoration Notes and Rooted in Regeneration Notes totaling $18,954,000 and $20,789,000 were outstanding as of December 31, 2023 and 2022, respectively. Soil Restoration Notes are issued as individual promissory notes which bear interest between 2.00% and 3.00%, payable semiannually on January 15 and July 15. Principal is due in full at maturity, which ranges between 2024 and 2026. Soil Restoration Notes and Rooted in Regeneration Notes are uncollateralized. Rooted in Regeneration Notes are issued as individual promissory notes which bear interest between 0.50% and 3.50% based on various terms as defined in the agreements. Principal is due in full at maturity, which ranges between 2026 and 2033.

Other promissory notes and term notes, totaling $3,332,980 and $4,393,113 as of December 31, 2023 and 2022, respectively, have interest due semi-annually, ranging from 1.25% to 3.35% with principal due in full at maturity. The notes have various original maturity dates from 2024 through 2028. One series includes an automatic renewal for one year upon maturity date, unless the notes are terminated by either the Company or payee. The notes are uncollateralized.

Aggregate interest expensed during the years ended December 31, 2023 and 2022 was $543,481 and $533,016 respectively, related to the notes payable. Accrued interest at December 31, 2023 and 2022 totaled $221,439 and $237,930, respectively, related to the notes payable. Aggregate notes payable due to related parties, which consists entirely of stockholders, totaled 23%, or $5,109,500 and 25%, or $6,249,500 of the total notes payable at December 31, 2023 and 2022, respectively. Interest expensed on the related parties notes totaled approximately $146,000 and $133,000 during the years ended December 31, 2023 and 2022, respectively.

F-20

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE F - NOTES PAYABLE, UNSECURED (Continued)

Future original maturities of the aggregate notes payable as of December 31, 2023 are as follows:

2024	$1,356,667
2025	5,591,666
2026	8,091,646
2027	6,112,000
2028	830,000
Thereafter	305,001
$22,286,980

NOTE G - NOTE PAYABLE, PAYCHECK PROTECTION PROGRAM

On April 23, 2020, the Company entered into a $103,528 U.S. Small Business Administration ("SBA") Paycheck Protection Program note payable. The note payable incurred interest at a fixed rate of 1.00% and matured on April 23, 2022. The note was unsecured and was eligible for forgiveness subject to the provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). Principal and interest payments were made in equal installments after a 10 month deferral period, as defined in the CARES Act. The Company applied for forgiveness, but during 2021 the SBA denied the request. Principal payments of approximately $11,000 and $84,000 were due in 2023 and 2022, respectively. The balance is paid in full as of December 31, 2023.

NOTE H - RENTAL INCOME

The Company leases its real estate to farm operators generally under six year initial terms. The leases automatically renew for three year terms following the initial term and any subsequent renewals. The leases are structured as variable cash, fixed cash or crop-share operating lease agreements. Variable cash lease agreements include minimum base rent plus a variable component, if applicable, based on total farm revenues. All leases require the farm tenant to maintain federal crop insurance on insurable crops for the duration of the lease. Rental income consists of fixed lease payments of $1,964,909 and $1,729,766, variable and crop share income of $494,962 and $184,358, and lease reimbursements of $191,400 and $140,003 for the years ended December 31, 2023 and 2022, respectively. The Company manages risk associated with the residual value of its leased assets by leasing primarily land to lessees that management believes will maintain the residual value consistent with the current book value.

Future minimum base rentals on noncancelable operating leases for the years ending December 31 are as follows:

2024	$1,913,529
2025	1,516,056
2026	1,072,423
2027	667,920
2028	437,543
Thereafter	313,200
$5,920,671

F-21

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE I - STOCK OPTIONS AND DIRECTOR'S RESTRICTED STOCK

The Company does not have a formal stock option plan. The Company has in the past from time to time granted incentive options to purchase stock to certain officers of the Company. The agreements allow the option holders to purchase stock of the Company at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the stock at the date of grant. Options generally vest over three years. In 2023, no options were exercised and none were granted. In 2022, 2,296 options were exercised at a range from $63.50 - $69.00 per share and none were granted.

The fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during prior years. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years). There was no option-based compensation expense recognized in the statements of operations for the years ended December 31, 2023 or 2022.

The fair value of each option granted during previous years was estimated on the date of grant using the Black- Scholes option pricing model with the following assumptions:

Expected life	10 - 15 years
Risk-free interest rate	1.78% - 3.47%
Expected dividends	0.00%
Volatility	10% - 29%

Option activity for the year ended December 31, 2023 is as follows:

	Shares Subject to Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
January 1, 2023	4,800	$69.33	5 years
Granted	–	–	N/A
Exercised	–
Cancelled/forfeited	–
December 31, 2023	4,800	$69.33	4 years
Exercisable at December 31, 2023	4,800		4 years

F-22

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE I - STOCK OPTIONS AND DIRECTOR'S RESTRICTED STOCK (Continued)

There were no options vested during the year ended December 31, 2023.

Option activity for the year ended December 31, 2022 is as follows:

	Shares Subject to Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term

January 1, 2022	7,096	68.53	6 years
Granted	–	–	N/A
Exercised	(2,296)
Cancelled/forfeited	–
December 31, 2022	4,800	69.33	5 years
Exercisable at December 31, 2022	4,800		5 years

There were no options vested during the year ended December 31, 2022.

During 2022, the Company entered into a Non-Employee Director Compensation Policy which calls for issuance of $5,000 of Company stock to each qualifying director at each annual meeting, subject to certain vesting and other restrictions. Under the terms of this policy, the Company issued $25,000 worth of stock during 2023 and 2022. This amount has been recorded as compensation expense and is included in general and administrative expenses during the years ended December 31, 2023 and 2022.

NOTE J - CONCENTRATIONS OF RISK AND UNCERTAINTIES

1.	Uninsured Cash

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender, which is not a federally insured institution. The Company has $324,734 and $4,846,828 of uninsured cash at December 31, 2023 and 2022, respectively.

2.	Real Estate Concentration

The Company's investments in real estate, at cost, are significantly concentrated within holdings of agriculture within the United States. The general health of that industry could have a significant impact on the fair value of investments held by the Company.

F-23

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE K - OPERATING LEASE OBLIGATIONS

The Company leases office space under the terms of an operating lease, which expires in March 2024. Monthly payments due under the lease total approximately $900. Total rent expense was $13,760 and $19,350, respectively, for the years ended December 31, 2023 and 2022. Future minimum lease payments required under the lease for the year ended December 31, 2024 is approximately $2,700.

NOTE L - CONSERVATION INNOVATION GRANTS - GAIN CONTINGENCY

In 2019, the Company was awarded an additional grant for the CIG that was set to expire in 2023. During 2023, the grant was amended and extended through 2024. Under the terms of the revised grant, the Company receives reimbursement for certain expenses associated with the Rooted in Regeneration Notes offerings (see Note F), developing additional innovative note products, and other qualified expenses. The payments under the grants during the years ended December 31, 2023 and 2022 were approximately $170,000 and $123,000, respectively, and have been included as grant revenue in the accompanying statements of income. Given the contingent nature of the grants the Company has not recorded the full grant amounts as an asset related to future reimbursement payments. The Company has recorded a receivable from the grants totaling $114,256 and $75,390 at December 31, 2023 and 2022, respectively, which is included in prepaids and other assets in the accompanying financial statements.

NOTE M - EMPLOYMENT AGREEMENT

The Company entered into a deferred compensation agreement with the Company's co-founder and former CEO, which requires payments during 2022 through 2033 and service requirements during 2022 and 2023. The agreement calls for a $125,000 salary to be paid for the years 2022 through 2023. Beginning December 15, 2023, the Company shall pay $250,000 in total additional compensation prior to December 31, 2033. There is a liability recorded of approximately $240,000 as of December 31, 2023 which is included in accounts payable and accrued expenses on the accompanying balance sheet.

NOTE N - EMPLOYEE BENEFITS

The Company has a 401(k) plan covering all eligible employees and employees may elect to defer a portion of their salaries for contributions to the plan. The plan provides employer matching contributions which totaled $42,203 for the year ended December 31, 2023. There were no employer matching contributions during 2022.

NOTE O - RECLASSIFICATIONS

Certain reclassifications were made to the 2022 financial statements to conform to the 2023 presentation. These changes did not impact net income or stockholders' equity.

F-24

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE P - SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 16, 2024, the date that these financial statements were available to be issued. Management has determined that no events or transactions, other than described below, have occurred subsequent to the balance sheet date that require disclosure in the financial statements.

The Company has closed on the acquisition of four different farms totaling approximately $4.8 million and the sale of one farm for approximately $1.5 million.

The Company collected mortgage notes receivable totaling approximately $5.4 million, including one mortgage note classified as Watch totaling approximately $4.9 million as of December 31, 2023 that was refinanced with another financial institution.

Total issuance of REIT equity shares and Rooted in Regeneration Notes totaled approximately $2.2 million.

F-25

Item 8. Exhibits

2.1*	Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2(a) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
2.2*	Certificate of Amendment of Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2.3 to the Company’s Semi-Annual Report on Form 1-SA filed September 28, 2021)
2.3*	Certificate of Amendment of Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on SEC Form 1-U filed October 20, 2023).
2.4*	Bylaws of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2(b) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
2.5*	Amendment to the Bylaws of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2.4 to the Company’s 253g2 filed August 3, 2023)
3.1*	Stock Redemption Program dated April 24, 2024 (incorporated by reference to Exhibit 9.1 to the Company’s Form 1-U filed April 25, 2024)
3.2*	Dividend Reinvestment Plan (incorporated by reference to Exhibit 3.1 to the Company’s Semi-Annual Report filed September 28, 2020)
3.3*	Form of Series IV Soil Restoration Note (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 1-K filed April 29, 2022)
3.4*	Form of Rooted in Regeneration Note (incorporated by reference to Exhibit 9.2 to the Company’s Form 1-U filed April 25, 2024)
3.5**	Form of Promissory Note
4.1**	Subscription Agreement
6.1*	Stock Option Agreement – David Miller (incorporated by reference to Exhibit 6(ii) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.2*	Agreement for Certified B Corporations and Iroquois Valley's Public B-Lab Profile (incorporated by reference to Exhibit 6(xiv) to the Company’s Offering Statement on Form 1-A/A filed July 10, 2020)
6.3*	Promissory Note for Line of Credit – Compeer Financial (incorporated by reference to Exhibit 6.3 to the Company’s Annual Report on Form 1-K filed April 26, 2024)
6.4*	Promissory Note for Line of Credit – First Midwest Bank (incorporated by reference to Exhibit 6(viii) to the Company’s Annual Report on Form 1-K filed April 30, 2021)
6.5**	Non-Employee Director Compensation Policy dated December 13, 2023
6.6*	2023 Equity Incentive Plan (incorporated by reference to Exhibit 3.4 to the Company’s Supplement on Form 253g2 filed October 18, 2023)
11.1**	Consent of Plante & Moran, PLLC
11.2**	Consent of Gundzik Gundzik Heeger LLP (included in Exhibit 12.1)
12.1**	Opinion Regarding Legality and Consent of Gundzik Gundzik Heeger LLP

*Filed previously

**Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on May 28, 2024.

IROQUOIS VALLEY FARMLAND REIT, PBC

By: /s/ Chris Zuehlsdorff

Name: Chris Zuehlsdorff, CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Chris Zuehlsdorff	Chief Executive Officer and Director	May 28, 2024
Chris Zuehlsdorff	(principal executive officer and principal accounting officer)

/s/ Joseph Mantoan	Principal Financial Officer	May 28, 2024
Joseph Mantoan

/s/ Dr. Anna Jones-Crabtree	Director and Chairperson	May 28, 2024
Dr. Anna Jones-Crabtree

/s/ Andrew Ambriole	Director	May 28, 2024
Andrew Ambriole

/s/ Dorothy D. Burlin	Director	May 28, 2024
Dorothy D. Burlin

/s/ Ingrid Dyott	Director	May 28, 2024
Ingrid Dyott

/s/ Arnold Lau	Director	May 28, 2024
Arnold Lau

/s/ Olivia Watkins	Director	May 28, 2024
Olivia Watkins

/s/ Dr. Stephen P. Rivard	Director and Co-Founder	May 28, 2024
Dr. Stephen P. Rivard

III-2